As Filed with the Securities and Exchange Commission on March 16, 2010

                                                Registration  No.  333-119655

                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C. 20549

                                   FORM S-1

                        POST EFFECTIVE AMENDMENT NO. 5

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           TRIVIEW GLOBAL FUND, LLC
            (Exact name of registrant as specified in its charter)

                 6221                   Delaware          20-1689686
         (Primary SIC Number)   (State of organization)    (IRS EIN)

                             505 Brookfield Drive
                             Dover, Delaware 19901
                          Telephone:  (800) 331-1532
  (address and telephone number of registrant's principal executive offices)

                              Mr. Michael Pacult
                     c/o TriView Capital Management, Inc.
                               5914 N. 300 West
                            Fremont, Indiana 46737
             Telephone:  (260) 833-1306; Facsimile (260) 833-4411
     (Name, address and telephone number of agent for service of process)

                                  Copies to:
                           William S. Scott, Esquire
                           The Scott Law Firm, P. A.
                          36 NW 6th Avenue, Suite 409
                                Miami, FL 33128
              Telephone (305) 796-3176; Facsimile (305) 961-9949
                             wscott@wscottlaw.com

If any of the securities being offered on the Form are to be offered on a continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission acting pursuant to said section 8(a), may determine.

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Part I - Disclosure Document

                           TriView Global Fund, LLC

                Amended and Fully Restated Prospectus to Offer
   $2,000,000 (2,000 Units) Minimum / $50,000,000 (50,000 Units) Maximum in
                         Units of Membership Interest
                         To Be Sold at $1,000 per Unit

The Offering

The Fund is a registered commodity pool that trades in the speculative trade of U.S. and international futures, options on futures and forward contracts in a diversified portfolio that includes currencies, interest rates, energy, metals and commodities in both U.S. and global markets. An independent trading advisor is employed with the primary objective of the Fund appreciating in value over time. An investment in the Fund may provide valuable diversification to a traditional portfolio of stocks and bonds.

Two managing members, TriView Capital Management, Inc. and Mr. Michael Pacult, have the authority to manage the Fund. We refer to them collectively as "the managing member." The managing member is authorized by the LLC Operating Agreement to use its sole judgment to employ, establish the terms of employment, and terminate commodity trading advisors and futures commission merchants.

This is a best efforts offering. The underwriters are not required to sell any specific number or dollar amount of securities but will use their best efforts to sell the securities offered. The initial offering price has been set by the managing member at $1,000 per membership interest. After the sale of the minimum, the price will be the month-end net asset value of the Fund divided by the number of outstanding membership interests. Net asset value is calculated and membership interests are issued on a monthly basis.

All subscriptions received will be placed in a depository account maintained by the managing member at Star Financial Bank, Angola, IN until the minimum, $2,000,000 is sold. Neither the managing member nor its affiliates may purchase membership interests to meet the minimum. The offering will terminate one year from the date of this prospectus, March __, 2011, if the minimum is not sold, or upon two years from the date of this prospectus if the minimum is sold. However, the managing member reserves the right to extend the termination date of the offering an additional three years beyond two years, pursuant to the LLC Operating Agreement upon filing the appropriate post effective amendment to the Fund registration statement with the Securities and Exchange Commission. If the minimum is not sold, the managing member will return your original investment within five days after the offering is terminated, together with any interest accrued and without deduction for any fees, costs or other charges. The managing member has sole and absolute discretion to terminate the offering for any reason, including if the minimum is reached. However, that is unlikely because the managing member would not recover the expenses advanced and it would suffer the loss of the opportunity to manage the Fund.

You must purchase at least $25,000 in membership interests, though the managing member may reduce this to no less than $5,000. You have the right to rescind your subscription for five business days after it is submitted. There will be a redemption fee commencing from the date of purchase of Units of 3% during the first four months, 2% during the second four months, 1% during the third four months and no redemption fee for requests made in the thirteenth month or thereafter. There will be no selling commission, however, the selling agents will receive a continuing service fee for the membership interests sold by them of 1/4% monthly based on the net asset value of the investment for so long as it remains in the Fund. However, the total continuing service fee paid to the selling agents will not exceed 10% of the gross subscription amount. See Summary, Subscription Procedure.

The Risks - These securities are highly speculative. Before you decide whether to invest, read this entire prospectus carefully and consider risks below and the complete description of "Risks you face" beginning on page 7.

*	The Fund business is the speculative trading in futures, commodity options and unregulated currency contracts selected by registered commodity trading advisors.

*	This investment involves a high degree of risk.  You should purchase these securities only if you can afford a complete loss of your investment.

*	The Fund is new and has no operating history.

*	Trading profits and interest income must be generated to offset substantial expenses. To receive your investment back after the first twelve months, the Fund must generate a return of at most 15.02% should we sell the minimum and 12.62% should we sell the maximum.

*	Transfer of your membership interests will be restricted and subject to managing member approval. No public market for the membership interests exists and none is expected to develop.

*	Although you will not receive distributions, you must pay annual Federal and State income taxes on your share of any profits earned, if any.

*	We must pay the following fees: 1% annual management fee on assets allocated to trading and 20% incentive fee on new net profits to the trader; 10% annual fixed brokerage commissions to the corporate managing member; and, annual accounting and legal fees of $15,000.

*	This Fund will not make distributions.  To receive a return on your investment, you must use our redemption procedure, which is subject to restrictions.

*	The managing member and affiliates have conflicts of interest with regard to the management of this Fund including, but not limited to, the individual managing member is the sole principal of the corporate managing member and a 50% owner of the principal selling agent.

*	Commodity trading is highly leveraged.  A small change in the market price of a contract can produce adverse consequences to the value of the Fund.

Investors are required to make representations and warranties relating to their suitability in connection with this investment. Each investor is encouraged to discuss the investment with his/her individual financial, legal and tax adviser.

These securities have not been approved or disapproved by the Securities and Exchange Commission, or any State securities commission or agency, nor have any of them confirmed or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense. The Fund is not a registered mutual fund under the Investment Company Act of 1940.

This prospectus is in two parts: a disclosure document and a statement of additional information. These parts are bound together, and both contain important information.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED ON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

                          FUTURES INVESTMENT COMPANY
   5914 N. 300 West, P. O. Box 760 * Fremont, Indiana 46737 * (260) 833-1306
                     Best Efforts Principal Selling Agent

                                March ___, 2010

                     Commodity Futures Trading Commission

                           Risk Disclosure Statement

YOU SHOULD CAREFULLY CONSIDER WHETHER YOUR FINANCIAL CONDITION PERMITS YOU TO PARTICIPATE IN A COMMODITY POOL. IN SO DOING, YOU SHOULD BE AWARE THAT FUTURES AND OPTIONS TRADING CAN QUICKLY LEAD TO LARGE LOSSES AS WELL AS GAINS. SUCH TRADING LOSSES CAN SHARPLY REDUCE THE NET ASSET VALUE OF THE POOL AND CONSEQUENTLY THE VALUE OF YOUR INTEREST IN THE POOL. IN ADDITION, RESTRICTIONS ON REDEMPTIONS MAY AFFECT YOUR ABILITY TO WITHDRAW YOUR PARTICIPATION IN THE POOL.

FURTHER, COMMODITY POOLS MAY BE SUBJECT TO SUBSTANTIAL CHARGES FOR MANAGEMENT, AND ADVISORY AND BROKERAGE FEES. IT MAY BE NECESSARY FOR THOSE POOLS THAT ARE SUBJECT TO THESE CHARGES TO MAKE SUBSTANTIAL TRADING PROFITS TO AVOID DEPLETION OR EXHAUSTION OF THEIR ASSETS. THIS DISCLOSURE DOCUMENT CONTAINS A COMPLETE DESCRIPTION OF EACH EXPENSE TO BE CHARGED THIS POOL AT PAGE 19 AND A STATEMENT OF THE PERCENTAGE RETURN NECESSARY TO BREAK EVEN, THAT IS, TO RECOVER THE AMOUNT OF YOUR INITIAL INVESTMENT, AT PAGE 15.

THIS BRIEF STATEMENT CANNOT DISCLOSE ALL THE RISKS AND OTHER FACTORS NECESSARY TO EVALUATE YOUR PARTICIPATION IN THIS COMMODITY POOL. THEREFORE, BEFORE YOU DECIDE TO PARTICIPATE IN THIS COMMODITY POOL, YOU SHOULD CAREFULLY STUDY THIS DISCLOSURE DOCUMENT, INCLUDING A DESCRIPTION OF THE PRINCIPAL RISK FACTORS OF THIS INVESTMENT, AT PAGE 7.

YOU SHOULD ALSO BE AWARE THAT THIS COMMODITY POOL MAY TRADE FOREIGN FUTURES OR OPTIONS CONTRACTS. TRANSACTIONS ON MARKETS LOCATED OUTSIDE THE UNITED STATES, INCLUDING MARKETS FORMALLY LINKED TO A UNITED STATES MARKET, MAY BE SUBJECT TO REGULATIONS THAT OFFER DIFFERENT OR DIMINISHED PROTECTION TO THE POOL AND ITS PARTICIPANTS. FURTHER, UNITED STATES REGULATORY AUTHORITIES MAY BE UNABLE TO COMPEL THE ENFORCEMENT OF THE RULES OF REGULATORY AUTHORITIES OR MARKETS IN NON-UNITED STATES JURISDICTIONS WHERE TRANSACTIONS FOR THE POOL MAY BE EFFECTED.

                     ------------------------------------

This prospectus does not include all of the information or exhibits in the Fund's registration statement. You can read and copy the entire registration statement at the public reference facilities maintained by the Securities and Exchange Commission in Washington, D.C.

The Fund files monthly, quarterly and annual reports with the SEC. You can read and copy these reports at the sec public reference facilities in Washington, D.C. Please call the SEC at (800) SEC-0300 for further information.

  The Fund's filings are posted at the SEC website at http://www.sec.gov.

                               Table of Contents

Commodity Futures Trading Commission                                       i

Risk Disclosure Statement                                                  i

Table of Contents                                                          ii

Suitability Standards                                                      v

Summary of the Offering                                                    1

The Fund                                                                   1

Description of Securities Offered for Sale                                 1

Plan For Sale of Membership interests                                      1

Subscription Procedure                                                     1

Will You Benefit From An Investment In The Fund?                           2

Business Objectives                                                        2

Summary Risk Factors                                                       2

Charges to the Fund                                                        3

Use of Proceeds                                                            4

Selection of Commodity Trading Advisors and Allocation of Equity           4

Federal Income Tax Aspects                                                 4

Redemptions                                                                4

Security ownership of certain beneficial owners                            5

Diagram of Fund Structure & Commissions TriView Global Fund, LLC           6

The Risks You Face                                                         7

The corporate managing member of this Fund has no experience.              7

We must pay substantial fees, charges and expenses regardless of profitability which must be recovered before you can receive a return on your investment.
                                                                           7

Net unit value may be less than the initial offering price per unit.       7

The managing member has fixed the initial offering price per unit at $1,000. Trading losses after the commencement of business could cause the per unit
value to less than this amount.                                            7

You may not transfer your membership interests and must rely on our redemption
procedures to receive your investment back.                     7

Your right of redemption is limited.                                       7

The Fund depends upon the individual managing member, and his absence could
cause the Fund to cease operations.                                        8

Managing member and commodity trading advisor will serve other businesses and
may not have adequate time to devote to the Fund.                          8

There are conflicts of interest in the Fund structure that may limit our
profits.                                                                   8

You will be taxed on profits though you will not receive distributions.    8

You will have to pay taxes on profits in a current year which may be lost in
future years.                                                              8

If the managing member selects new trading advisors, they may not be as profitable as those replaced and the new advisors will not be responsible for
recouping any previous losses.                                             8

The managing member may change the commodity trading advisor and its
allocation of equity to or among advisors without prior notice to you.     8

You will not participate in management and may not contest the business
decisions of the managing member.                                          8

Commodity futures trading is speculative and highly risky.                 9

As a result of leverage, small changes in the price of the Fund's positions
may result in major losses.                                                9

The managing member does not control the trading advisor or its methods and
may not be able to prevent large losses.                                   9

Illiquid markets could make it impossible for the Fund's advisors to realize
profits or limit losses.                                                   9

Changes in trading equity may adversely affect Fund performance.           9

Denomination of Fund Assets in Foreign Currencies                          10

Failure of commodity broker or banks could result in loss of assets.       10

When trading in foreign exchanges, if the creditworthiness of the other parties or the foreign currency is not maintained, we may lose the entire
value of our positions in those markets.                                   10

Option trading is highly risky and requires less equity to secure a trade,
thus providing greater potential for loss.                                 10

Position limits may limit profitability and changes thereof can produce
dramatic price swings.                                                     10

We may not be able to compete with others with greater resources which could
cause loss of Fund investment.                                             10

Resignation of the individual managing member may cause taxation as a
corporation.                                                               11

The offering of units has not been subject to independent review.          11

You will not have the protections provided by the Investment Company Act of
1940.                                                                      11

Investment in this Fund may subject you to the inconvenience of an IRS audit.
	                                                                    1

Managing member may settle IRS claim without your approval, whether or not it
is in your best interest.                                                  11

You may be subject to back taxes and penalties.                            11

The managing member may cause riskier trading by raising the incentive fee to
27% without prior notice to you.                                           11

Conflicts Of Interest                                                      11

The managing member, the commodity trading advisor, the introducing broker, the futures commission merchant, the selling agents and their principals may preferentially trade for themselves and others, possibly to the derogation of
Fund investors.                                                            12

Possible retention of voting control by the managing member may limit your
ability to control issues.                                                 12

Fund fees may be higher than they would be if they were negotiated.        12

Individual managing member and spouse may receive continuing compensation for
membership interests they sell.                                            12

Commodity trading advisor may engage in high risk trading to generate fees. 2

The individual managing member has sole control over the time he will allocate
to the management of the Fund.                                             12

No Resolution of Conflicts Procedures                                      13

Interests of Named Experts and Counsel                                     13

Management's Discussion and Analysis                                       13

The Fund                                                                   13

The Managing Members                                                       13

Experience                                                                 13

Authority                                                                  13

Analysis of Critical Accounting Policies                                   14

Fund Books and Records                                                     14

The Commodity Trading Advisor                                              14

Executive Compensation                                                     14

The Advisory Contracts                                                     14

Business Objective and Expenses                                            14

Explanatory Notes:                                                         15

Securities Offered                                                         16

Management's Discussion                                                    16

Description of Intended Operations                                         16

Risk Control                                                               16

Trading Risks                                                              17

Fiduciary Responsibility and Remedies                                      17

Indemnification                                                            17

Provisions of LLC Operating Agreement                                      17

Provisions of Law                                                          18

Provisions of Federal and State Securities Laws                            18

Provisions of the Securities Act of 1933 and NASAA Guidelines              18

Provisions of the Clearing Agreement                                       18

Other Indemnification Provisions                                           18

Relationship with the Futures Commission Merchant, the Introducing Broker And
The Managing member                                                        18

Brokerage Commissions are Competitive                                      18

Relationship with the Commodity Trading Advisor                            19

The Commodity Trading Advisor Will Trade for Other Accounts                19

Non-Disclosure of the Commodity Trading Advisor's Methods                  19

Charges to the Fund                                                        19

Compensation of the Introducing Broker
Error! Bookmark not defined.

Compensation of the Managing Member                                        19

Compensation of the Commodity Trading Advisor                              19

Restrictions on Management Fees                                            20

Compensation of Futures Commission Merchant                                20

Compensation of Selling Agents                                             20

Miscellaneous Fees to Futures Commission Merchant                          21

Rights of Managing Member                                                  21

Other Expenses                                                             21

Charges to the Fund                                                        21

Potential Advantages                                                       23

Equity Management                                                          23

Investment Diversification                                                 23

Limited Liability                                                          23

Administrative Convenience                                                 23

Access to the Commodity Trading Advisor                                    23

Use of Proceeds                                                            23

Determination of the Offering Price                                        24

The Managing Member                                                        24

Identification                                                             24

The Individual Managing Member                                             25

No Ownership in Commodity Trading Advisor and Futures Commission Merchant   5

Ownership in the Fund                                                      25

Trading by the Managing Member                                             25

No Prior Performance of this Fund and Regulatory Notice                    26

Trading Management                                                         26

No Affiliation with Commodity Trading Advisor                              26

Rights of the Managing Member With Respect To Commodity Trading Advisor
Selection and Allocation of Equity                                         26

Performance of Other Funds Managed by the Managing member                  26

Performance Record Of Bromwell Financial Fund, Limited Partnership         27

Performance Record Of Providence Select Fund, Limited Partnership          27

Performance Record Of Atlas Futures Fund, Limited Fund                     28

The Commodity Trading Advisor                                              29

GT Capital CTA                                                             29

Business Background                                                        30

Legal Disclosure                                                           30

Trading Program                                                            30

Performance History                                                        32

GT Capital CTA - GT Dynamic Trading Program                                32

The Futures Commission Merchant                                            32

The Introducing Broker                                                     35

Federal Income Tax Aspects                                                 36

Scope of Tax Presentation                                                  36

No Legal Opinion as To Certain Material Tax Aspects                        36

Fund Tax Status                                                            37

No IRS Ruling                                                              37

Tax Opinion                                                                37

Passive Loss and Unrelated Business Income Taxes Rules                     38

Basis Loss Limitation                                                      38

At-Risk Limitation                                                         38

Income and Losses from Passive Activities                                  38

Allocation of Profits and Losses                                           38

Taxation of Futures and Forward Transactions                               39

Section 988 Foreign Currency Transactions                                  39

Capital Gain and Loss Provisions                                           39

Business for Profit                                                        39

Self-Employment Income and Tax                                             40

Alternative Minimum Tax                                                    40

Interest Related To Tax Exempt Obligations                                 40

Not a Tax Shelter                                                          40

Taxation of Foreign Members                                                40

Fund Entity-Audit Provisions-Penalties                                     40

Employee Benefit, Retirement Plans and IRA's                               41

The LLC Operating Agreement                                                41

Formation of the Fund                                                      41

Units of Membership interests                                              41

Management of Fund Affairs                                                 41

General Prohibitions                                                       42

Additional Offerings                                                       42

Fund Accounting, Reports, and Distributions                                42

Federal Tax Allocations                                                    42

Transfer of membership interests Only With Consent of the Managing member   2

Termination of the Fund                                                    43

Meetings                                                                   43

Redemptions                                                                43

Plan for Sale of Membership Interests                                      43

No Sales to Discretionary Accounts                                         43

The Selling Agent                                                          44

Depository Account & Offering Price                                        44

Subscription Procedure                                                     44

Subscription Amounts                                                       45

Revocation and Acceptance of Subscription                                  45

Investor Suitability                                                       45

Investor Warranties                                                        45

Legal Matters                                                              46

Litigation and Claims                                                      46

Legal Opinion                                                              46

Experts                                                                    46

Additional Information                                                     46

Financial Statements

A.	TriView Global Fund, LLC
 	Audited Financial Statements for the year ended December 31, 2009

B.	TriView Capital Management, Inc.
 	Audited Financial Statements for the year ended December 31, 2009

         [The balance of this page has been intentionally left blank.]

                             Suitability Standards

You should only invest a limited amount of the risk portion of your total portfolio and should not invest more than you can afford to lose.

To invest the minimum $25,000 in this Fund, you must have either:

*	a net worth of at least $250,000, exclusive of home, furnishings and automobiles, or

*	an annual gross income of at least $70,000 and a net worth, similarly calculated of at least $70,000.

Residents of the following States must meet the specific requirements set forth below. Net worth, is in all cases, to be calculated exclusive of home, furnishings and automobiles. You may not invest more than 10% of your net worth, exclusive of home, furnishings and automobiles, in the Fund. No entity, including ERISA plans, should invest more than 10% of its liquid net worth (readily marketable securities) in the Fund.

1.	California-Net worth of at least $250,000 or a net worth of at least
$70,000 and annual taxable income of at least $70,000.

2.	Nebraska-Net worth of at least $250,000 or a net worth of at least
$70,000 and annual taxable income of at least $70,000.

3.	South Carolina-Net worth of at least $250,000 or a net income in the preceding year some portion of which was subject to maximum federal and State income tax.

4.	Texas-Net worth of at least $250,000 or a net worth of at least $70,000 and annual taxable income of at least $70,000.

In the case of sales to fiduciary accounts, the net worth and income standards may be met by the beneficiary, the fiduciary account, or, if the donor or grantor is the fiduciary, by the donor or grantor who supplies the funds to purchase the membership interests.

The foregoing suitability standards are regulatory minimums only. Merely because you meet such requirements does not necessarily mean that a high risk, speculative and illiquid investment such as one in the Fund is, in fact, suitable for you.

Summary of the Offering

This summary is to assist your understanding of the offer. To be certain you have a full understanding of the risks of this investment, you must carefully review the entire document, including the appendixes.

The Fund

The TriView Global Fund, LLC allows you to participate in alternative or non-traditional investments, namely the U.S. and international futures, forward and swap markets. Specifically, the Fund trades in a portfolio that includes financial futures and forwards, which are instruments designed to hedge or speculate on changes in interest rates, currency exchange rates or stock index values. It can also participate in agricultural commodities, commodities in general, like metals and energy products, options on futures, and the futures markets domestically and globally. The managing member uses its discretion to employ advisors that look to manage risk and volatility. The principal of the managing member has provided advisory services for individual managed accounts for 27 years similar to the services he is providing for the Fund, and he has developed and refined his approach to evaluating professional advisors over that period.

TriView Global Fund, LLC is a Delaware limited liability company organized on October 1, 2004 and maintains its main business office at 505 Brookfield Drive, Dover, Delaware 19901, (800) 331-1532. Its books and records are kept at the offices of the corporate managing member, 5914 N. 300 West, Fremont, IN 46737. The Fund is operated pursuant to a LLC Operating Agreement, which is included as Appendix A, and is managed and controlled by TriView Capital Management, Inc., a Delaware corporation, and Michael Pacult, the sole owner and principal of TriView Capital, both of which are collectively referred to as the managing member. The main business office and phone of the individual and corporate managing members are 5914 N. 300 West, Fremont, IN 46737, (260) 833-1306.

The managing member employs independent professional trading managers called commodity trading advisors to select trades for the Fund.

Description of Securities Offered for Sale

We are offering a minimum of $2,000,000 and a maximum of $50,000,000 in units of membership interest at a value per unit that is initially established by the managing member at $1,000. The Fund's registration statement was declared effective by the Securities and Exchange Commission on November 3, 2005. As of the date of this prospectus, no sales of the 50,000,000 of registered securities were made. After we commence business, units will be offered at the month end net asset value per membership interest, which reflects trading profits, losses and expenses.

Plan For Sale of Membership interests

All sales will be made through broker dealers that will use their best efforts, which means they will try, but not guarantee, to sell the membership interests.

All subscriptions accepted by the managing member will be placed in a depository account maintained at Star Financial Bank, Angola, IN until the minimum, $2,000,000 is sold. Neither the managing member nor its affiliates may purchase membership interests to meet the minimum. If the minimum is sold, the depository account will be distributed into accounts in the name of the Fund. Interest accrued on your subscription amount will be used to buy additional membership interests for you. If the minimum is not sold after one year from the date of this prospectus, the managing member has directed the bank to within five days return your original investment, with any interest accrued and without any deduction for any expenses.

This offering will continue until the maximum of $50,000,000 is sold. The managing member may terminate this offering at any time.

Subscription Procedure

To purchase membership interests, you must (i) complete and execute a subscription agreement (Appendix D), and deliver your executed subscription documents and check for your investment, which should be made payable to "Special Account for the exclusive benefit of the customers of TriView Global Fund, LLC,"(ii) make representations and warranties in the Subscription Agreement related to your suitability to purchase the membership interests,
(iii) grant a Power of Attorney to the managing member to take all actions necessary to admit you as a member to the Fund, and (iv) pay for at least $25,000 in membership interests, though the managing member may reduce this amount to not less than $5,000.

You must also have the minimum net worth and income provided in the State of your residence, if it is listed, at the front of this prospectus or, one of the following: (i) a minimum net worth, exclusive of your home, home furnishings and automobiles, of $250,000, or (ii) a minimum annual gross income of $70,000 and a minimum net worth of $70,000, both exclusive of your home, home furnishings and automobiles.

These suitability standards are, in each case, regulatory minimums only, and merely because you meet such standards do not mean that an investment in the membership interests is suitable for you. You may not invest more than 10% of your net worth, exclusive of home, furnishings and automobiles, in the Fund.

Will You Benefit From An Investment In The Fund?

You may benefit from an investment in the Fund if you want to diversify your portfolio from traditional stock, bond and real estate investments and if you have money available that you can afford to lose without adverse consequences to your ability to support your family and your lifestyle. The purchase of Fund membership interests presents the opportunity to invest in futures markets which are typically not represented in most investors' portfolios and which, through long or short positions, offer the opportunity to profit from rising or falling markets.

However, if you cannot afford the risk of losing your entire investment in this Fund, you should not purchase these membership interests.

The Fund has the potential to help diversify traditional securities portfolios. A diverse portfolio consisting of assets that perform in an unrelated manner, or non-correlated assets, has the potential to increase overall return and reduce the volatility (a primary measure of risk) of a portfolio. As a risk transfer activity, futures, forward and swap trading has no inherent correlation with any other investment. However, non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and there is no guarantee that the Fund will outperform other sectors of an investor's portfolio or not produce losses. The Fund's profitability also depends on the success of the trading techniques. If the Fund is unprofitable, then it will not increase the return on an investor's portfolio or achieve its diversification objectives.

Investors in the Fund get the advantage of limited liability in highly leveraged trading.

Business Objectives

We are organized to be a commodity pool to engage in the speculative trading of futures and forward contracts, which are instruments designed to permit producers to hedge or investors to speculate in various interest rates, commodities, currencies, stock indices and other financial instruments. We also trade options on futures and forward contracts, which give the purchaser the right to acquire or sell a given contract at a specified time at a specified price, and other financial instruments.

We cannot guarantee that we will meet our objectives or avoid substantial losses.

Summary Risk Factors

Investment in the membership interests is speculative, illiquid, and highly risky. You should purchase membership interests only if you can afford to lose your entire investment. For a complete description of the risks of an investment in the Fund, see the Risk Factors section beginning on page 7.

Our business is the speculative trading in futures and forward contracts, and options on those contracts, selected by registered commodity trading advisors. This trading is highly leveraged and takes place in very volatile markets.
You could lose all or a substantial amount of your investment in the Fund.

The Fund has no operating history. Therefore, you have no performance history of this Fund to serve as the basis for evaluating an investment in the Fund. However, the track record of the commodity trading advisor discloses the trading program to be used for this Fund, which gives an indication of future results; however, past results are no guarantee of future results. The managing member, without prior notice to you, may terminate or add trading advisors, or change the amount of equity allocated to any or all advisors.

This Fund pays substantial management fees and commission costs. There is no guarantee that you will receive a return on your investment. To return an initial investment at $1,000 per unit of membership interest after the first year of operation, we must earn a profit of 15.02%, or $150.19 per initial $1,000 membership interest should we sell the minimum and 12.62% should we sell the maximum.

Transfer of your membership interests will be restricted and there are limitations on your right of redemption to surrender your membership interests in return for their value. No public market for the membership interests exists and none is expected to develop.

This Fund will not make distributions. To receive a return on your investment, you must use our redemption procedure. The redemption price will be the net asset value of the membership interests you hold at the end of the month in which you provide the managing member with no fewer than ten days prior written notice of your request to redeem.

Although you will not receive distributions, you must pay Federal and State income taxes on your share of the profits, if any, earned by this Fund for the year in which they are earned.

The managing member and affiliates have conflicts of interest with regard to the management of this Fund. Specifically (i) the managing member's fees and principal selling agent's continuing service fees have not been negotiated at arm's length and, therefore, may be higher than those paid by other commodity pools that compete with this Fund, (ii) the individual managing member is the sole principal of the corporate managing member and is a 50% owner of the affiliated principal selling agent and introducing broker, and (iii) the managing member, the commodity trading advisor and their principals may preferentially trade for their own accounts or for others, which may be at the derogation of pool participant interests.

Commodity trading is highly leveraged. A small change in the market price of a contract can produce adverse consequences to the value of the Fund.

The managing member may at any time and at its sole discretion select and allocate all or a portion of the Fund's assets to commodity trading advisors other than GT Capital CTA, and investors in the Fund must rely on the ability of the managing member to select such other advisors. The managing member has no obligation initially to allocate the offering proceeds to any of the trading advisors identified in this prospectus or to any particular program of any such advisor.

The incentive nature of the compensation to be paid to the corporate managing member and the commodity trading advisors may encourage riskier or more speculative positions than would otherwise be assumed.

The Fund will not provide any benefit of diversification of your overall portfolio unless it is profitable, and that may not occur.

Charges to the Fund

The Fund's charges are substantial and must be offset by trading gains and interest income in order to avoid depletion of the Fund's assets.

Entity/
Nature of Service/
Amount of Compensation
-------------------------------------
The corporate managing member
(TriView Capital Management, Inc. and Mr. Michael Pacult)

Manages the Fund; pays selling brokers; negotiates trading costs; assumes credit risk of the Fund to the futures commission merchant

The Fund pays TriView Capital fixed brokerage commissions of 10% annually, paid monthly, of Fund net assets to clear domestic trades, plus actual commissions charged for trades made on foreign exchanges and forward markets, if any. See page 19 for calculation details. From this 10%, it pays (1) the introducing broker 6% to cover the costs of trades made on domestic markets, plus actual charges for trades made on foreign markets, if any and (2) the selling brokers a 3% annual continuing service fee, up to a maximum of 10% of the initial investment. It will retain the balance, including any amount previously paid as a continuing service fee once the 10% cap is reached. [$2,500+]
-------------------------------------
The commodity trading advisor
(GT Capital CTA)

Selects and enters trades for the Fund

1% annual management fee, paid monthly, of the equity assigned to it to trade. [$250+]

20% quarterly incentive fee on new net profits it generates.

-------------------------------------
The futures commission merchant
(MF Global Inc.)

Accepts trades from the advisor, clears the trades; hold the Fund's trading equity

The introducing broker pays the futures commission merchant the per round turn commissions, approximately $5.00 to $9.75 for domestic markets, or higher for trades made on foreign exchanges and forward markets, if any.

-------------------------------------
The introducing broker
(Futures Investment Company)

Introduces the trades from the advisor to the futures commission merchant

The managing member pays the introducing broker 6% annually to pay the futures commission merchant for the per round turn brokerage commissions for domestic trades, plus actual commissions charged for trades made on foreign exchanges and forward markets, if any.

-------------------------------------
The selling agents
(Futures Investment Company, a Financial Industry Regulatory Authority registered broker/dealer, principal selling agent and additional selling agents it appoints)

Solicits and services investment in the Fund

After the Fund has commenced trading, the managing member pays the selling agents out of its fixed brokerage commission a maximum 10% continuing service fee of the initial investment, paid at 3% of the initial investment amount paid upon admission to the Fund and, beginning the thirteenth month of investment, 1/12 of 3% monthly based on the net asset value of the investment for so long as the investment remains in the Fund.

-------------------------------------

Lawyers, Accountants and Others

(The Scott Law Firm, P. A. Patke & Associates, Ltd., CPA and other accountants)

Initial and continuing legal, audit and accounting work

An estimated $200,000 in offering and organizational expenses will be reimbursed by the Fund to the managing member upon the commencement of
business and will be amortized by the Fund over 60 months.  [$20+]   Annual
operating costs of approximately 0.75% of the Fund's net asset value .
[$187.50+]

-------------------------------------
+ Each $25,000 investment pays this amount per year for this particular charge. When the charge is not based on a percentage, but rather a fixed amount, we have computed that expense upon an assumed net asset value of $50,000,000. "Net assets" or "net asset value" means the total assets, including all cash and cash equivalents (valued at cost plus accrued interest and earned discount), less total liabilities, of the Fund (each determined on the basis of generally accepted accounting principles, consistently applied under the accrual method of accounting or as required by applicable laws, regulations and rules including those of any authorized self regulatory organization).

Use of Proceeds

Upon the commencement of business, the Fund will reimburse the managing member for all offering and organizational expenses incurred up to that time, which are estimated to be $200,000. Such expenses will be amortized by the Fund over 60 months on a straight line basis, or paid off sooner at the managing
member's discretion.    After the commencement of business, additional
offering expenses will be paid by the Fund as incurred. Any member in the Fund during this sixty month period will be exposed to this per month charge on a pro rata basis. The managing member will initially apply all of the Fund assets toward trading commodities and cash reserves, including investments in U.S. Treasuries, cash management funds that invest in only U.S. Treasuries, and foreign treasuries held with the respective issuing department of treasury, all held in the name of the Fund.

Selection of Commodity Trading Advisors and Allocation of Equity

The managing member has selected GT Capital CTA to serve as commodity trading advisor of the Fund. The trading advisor is responsible for making trades, and neither the managing member nor you will have notice or the opportunity to approve the trades made. All programs traded by the trading advisor are disclosed in this prospectus; however, the trading advisor may develop new programs with different criteria to trade Fund equity. The advisor is expected to make short sales, with unlimited risk of loss, on behalf of the Fund. The managing member, without prior notice to you, may terminate or add trading advisors, or change the amount of equity allocated to any or all advisors.

Federal Income Tax Aspects

In the opinion of The Scott Law Firm, P.A., counsel to the managing member, the Fund is classified as a Fund and will not be considered a publicly-traded Fund taxable as a corporation for Federal income tax purposes. As such, whether or not the Fund has distributed any cash to the members, each member must report his or her allocable share of items of income, gain, loss and deduction of the Fund and is individually liable for income tax on such share. The Fund invests in futures and other commodity contracts, gain or loss on which will, depending on the contracts traded, constitute a mixture of ordinary income or loss, and/or capital gain or loss. Trading losses of the Fund, which will generally constitute capital losses, may only be available to offset a limited amount of interest income allocated to the members. Although the Fund treats the brokerage fees and performance fees paid as ordinary expenses, such expenses may be subject to restrictions on deductibility for Federal income tax purposes or be treated as non-deductible, syndication costs by the Internal Revenue Service.

Redemptions

You may request the managing member to accept the surrender of your membership interests for cash through our redemption procedures. The managing member will try to comply with all redemption requests, but may not be able to do so because of insufficient liquid assets or reserve for contingent claims. The Fund will only honor redemption requests to the extent there is available cash, and the managing member has discretion to liquidate fund holdings to honor redemption requests. Subject to the forgoing limitations, there will be no limit on the percentage of membership interests you may redeem provided, in the case of partial redemptions, you must maintain the minimum balance of $5,000. Redemptions will be offered on both a first-come, first-serve and pro rata basis with payment of the redemption request in the sole discretion of the managing member. There will be a redemption fee commencing from the date of purchase of Units of 3% during the first four months, 2% during the second four months, 1% during the third four months and none for redemption requests made in the thirteenth month or
thereafter.    See, The LLC Operating Agreement, Redemptions.

Security ownership of certain beneficial owners

1) Title of class*		(2) Name and address of beneficial owner	(3) Amount and nature of beneficial ownership	(4) Percent of class**

Units of Membership Interest	TriView Capital Management, Inc., corporate 	1 Unit of Membership 				50%
				managing member, 5914 N. 300 West, Fremont, 	Interest initially valued at $1,000
				IN  46737

Units of Membership Interest	Michael P. Pacult, individually, 5914 N. 300 	1 Unit of Membership Interest initially valued 	50%
				West, Fremont, IN  46737			at $1,000

* There is only one class of securities offered by this prospectus, which is the units of membership interest.

** As of the date of this prospectus, the corporate and individual managing members each own one unit of membership interest, which constitute all outstanding units. Upon the sale of the minimum amount of units required to commence business, the investors will be admitted to the Fund and will own substantially all Fund units.

Diagram of Fund Structure & Commissions

TriView Global Fund, LLC

Please see the previous table under Charges to the Fund for a description of the parties and expenses.

* Once the minimum of $2,000,000 is sold, investors will acquire at least 99% ownership of the Fund, regardless of how much in membership interests are sold beyond the minimum.

** Mr. Pacult, one of the managing members, is a principal and 50% owner of Futures Investment Company, the principal selling agent and introducing broker.

*** Mr. Pacult is sole stockholder, director, principal and officer of TriView Capital Management, Inc., the corporate managing member of the Fund and, as a result, he is the sole decision maker for the Fund.
TriView Capital, as corporate managing member, and Mr. Pacult, individually, are currently the sole members of the Fund and each maintain a one unit ($1,000) interest in the Fund.

The Risks You Face

Investment in the membership interests is speculative, illiquid, and highly risky. You should purchase membership interests only if you can afford to lose your entire investment. All of the following risks, except payment of fixed expenses, are present without regard to the amount of membership interests sold.

The corporate managing member of this Fund has no experience.

The corporate managing member, has not previously operated a commodity pool or engaged in any other business. THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY. However, the individual managing member has been a commodity pool operator for five years and has 30 years experience explaining managed futures and selecting trading advisors for investors.

We must pay substantial fees, charges and expenses regardless of profitability which must be recovered before you can receive a return on your investment.

We must pay our fees, charges and expenses before you will realize a profit. They are (i) brokerage commissions of 10% annually, paid monthly, of Fund net assets for domestic trades plus actual commissions charged by the futures commission merchant for trades made on foreign exchanges and forward markets, if any, (ii) an annual management fee, paid monthly, to the commodity trading advisor of 1% of equity assigned to trade, (iv) yearly accounting, audit and legal expenses of $15,000, (v) variable operating expenses such as telephone, postage, and office supplies, and (vi) extra-ordinary expenses such as claims and defense of claims from brokers, members, and other parties.

The incentive fee of 20% to the commodity trading advisor is accrued monthly but paid on a quarterly basis. The Fund may increase the incentive fee paid to the trading advisor to 27% provided there is no management fee.
Conversely, the Fund may charge a management fee to either the commodity trading advisor or managing member to a total of 6% if the total incentive fees are decreased to 15%. The Fund may be subject to substantial incentive fees in the initial quarters of the annual operation of the Fund that will not be refunded, even if we experience subsequent losses that produce a net loss for that year. See Charges to the Fund.

Net unit value may be less than the initial offering price per unit.

The managing member has fixed the initial offering price per unit at $1,000. Trading losses after the commencement of business could cause the per unit value to less than this amount.

You may not transfer your membership interests and must rely on our redemption procedures to receive your investment back.

You can assign or transfer your membership interests with the consent of the
managing member, which will be granted only in limited circumstances.   See
The LLC Operating Agreement, Transfer Of Units Only With Consent Of The Managing member and the LLC Operating Agreement (Appendix A).

Therefore, you must rely on our redemption procedures to receive your initial investment adjusted to reflect profits, payment of expenses, and losses. See The LLC Operating Agreement, Redemptions.

Your right of redemption is limited.

Our redemption procedures provide (i) the redemption amount will be the net asset value of the membership interests as calculated at the end of the month in which the redemption request is received, (ii) you must submit your redemption request in a form acceptable to the managing member no fewer than ten days prior to the withdrawal date (iii) it must be approved by the managing member, and (iv) it may not be granted if we do not have enough liquid assets.

Subject to the foregoing limitations, the managing member intends to grant all redemption requests received no fewer than ten days prior to the last business day of the month and will use its best efforts to pay those requests within twenty days after the last business day of the month in which the redemption request was received. Intervening circumstances may prevent the redemption of membership interests before they are significantly devalued. In such circumstances, the managing member will use its best efforts to cause Fund assets, including open trading positions, if any, to be converted into cash to meet redemption requests and fulfill them as soon as is practicable. However, if this cannot be done in a timely fashion due to illiquid markets, for instance, those non-cash assets could be further devalued and reduce the Fund's net asset value per unit, thus potentially having a negative effect on the eventual redemption amount.

See The LLC Operating Agreement, Appendix A, Redemptions.

Though past performance is no guarantee of future results, all redemption requests made to pools that the individual managing member has managed since he began managing commodity pools in August, 2003 were fulfilled on time.

Further, substantial redemption requests could adversely affect us by the liquidation of positions too rapidly or on unfavorable terms which prevent us from satisfaction of all redemption requests, or the reduction of our available trading equity at a time when we have an opportunity to earn substantial profit.

The Fund depends upon the individual managing member, and his absence could cause the Fund to cease operations.

You will be relying entirely on the ability of the managing member to select and monitor the commodity trading advisor selected for the Fund. The individual managing member is also the sole director and officer of the corporate managing member. If he becomes unable to perform his duties, the Fund could be required to cease operations and trading until a replacement for him is found.

Managing member and commodity trading advisor will serve other businesses and may not have adequate time to devote to the Fund.

The individual managing member currently manages two other public commodity pools and one privately held pool and both managing members have reserved the right and expect to manage additional pools in the future. Such other pools may also use this pool's managing member to negotiate better terms for clearing and other services. The commodity trading advisor currently manages other commodity accounts and may manage new accounts, including personal accounts and other commodity pools. Although the commodity trading advisor intends to use similar trading methods for all accounts it manages pursuant to a given program, it may vary those methods. Accordingly, there is no guarantee that our trading results will be similar to or better than the trading advisor's other accounts. Our business could be adversely affected by the failure of either the individual managing member, who is also the sole director of the corporate managing member, or the trading advisor to devote sufficient time to the Fund affairs. See Risk Factors, Trading Management, and The Commodity Trading Advisors.

There are conflicts of interest in the Fund structure that may limit our profits.

Before investing in this Fund, you must consider the actual and potential conflicts of interest that exist in our structure and operation. Specifically, the individual managing member is also a principal of Futures Investment Company, the principal selling agent. Therefore, the individual managing member will probably not replace Futures Investment Company as the principal selling agent because it may retain a portion of the 3% annual continuing service fee paid by the corporate managing member on sales made by associated persons Futures Investment Company employs.

In addition, because the principal selling agent is affiliated with the managing member, no independent due diligence of this offering will be conducted in regard to interests it sells. The individual managing member, through its 50% ownership in the introducing broker, retains a portion of the fixed brokerage commissions and, therefore, is unlikely to resign. See Risk Factors, Conflicts of Interest, and the LLC Operating Agreement (Appendix A).

You will be taxed on profits though you will not receive distributions.

We do not intend to make cash distributions from profits.   Regardless of
whether distributions are made, if we realize profits for a fiscal year, you must report that income on your tax returns.

You will have to pay taxes on profits in a current year which may be lost in future years.

We might sustain losses that offset our profits after the end of the year. We do not intend to make distributions, so you must receive a redemption pursuant to our redemption procedures to receive a return of your investment. And, losses after any year-end could require you to pay taxes on any prior year's income from principal. See Federal Income Tax Aspects and The LLC Operating Agreement (Appendix A).

If the managing member selects new trading advisors, they may not be as profitable as those replaced and the new advisors will not be responsible for recouping any previous losses.

We rely upon a commodity trading advisor to generate profits pursuant to an Advisory Contract and Power of Attorney (Appendix F). A trading advisor may terminate its relationship with the Fund at any time. If this happens, or if the trading advisor becomes unable to serve us for any other reason, the managing member would have to find one or more alternate trading advisors. We cannot guarantee that any alternate trading advisors will trade as profitably as the original trading advisor, or that they will be retained on terms that are as favorable. Also, any new trading advisors will not be obligated to recoup losses, if any, incurred by the prior trading advisor before they are paid incentive fees on new net profits they generates.

The managing member may change the commodity trading advisor and its allocation of equity to or among advisors without prior notice to you.

Without prior notice to you, the managing member may change the commodity trading advisor and the amount of equity to trade at any time, for any reason.

You will not participate in management and may not contest the business decisions of the managing member.

You may not manage or conduct our business in any way. If you did, you would be deemed a managing member, which is not allowed by the LLC Operating Agreement (Appendix A). Accordingly, you are bound by the business decisions of the managing member.

Commodity futures trading is speculative and highly risky.

Commodity futures, forward, and option contracts have a high risk of loss and are highly volatile. Specifically (i) price movements are influenced by such unpredictable variables as: changes in supply and demand; weather; agricultural trade, fiscal, monetary and exchange control programs and policies of governments; national and international political and economic events; and, changes in interest rates, governments, exchanges, and other market authorities that intervene to influence prices, (ii) even if the analysis of the fundamental conditions by a commodity trading advisor is correct, prices still may not react as predicted, (iii) analysis by the use of a computer program to measure price, historical price averages, momentum and other technical factors deemed important by the commodity trading advisor may also fail to predict price direction, (iv) it is possible for most of our open positions to be unprofitable at the same time (v) price changes may reach a limit upon which trading rules require a suspension of trading for a specified period of time. It is possible for these limits to be reached in the same direction for successive days. This may prevent us from exiting a position, and when the market reopens, we could suffer a substantial loss on the position, (vi) losses are not limited to the margin allocated to hold the position and may exceed the total equity in our account, for which, the managing member is responsible, and (vii) short positions, which have unlimited risk of loss, will be taken on our behalf by the trading advisor.

As a result of leverage, small changes in the price of the Fund's positions may result in major losses.

A small amount of money relative to the value of the contract traded, called margin, must be deposited to place and hold a trade. The margin amount is typically between 5% and 15% of the value of the contract traded. However, from time to time, the percentage of assets committed as margin may be substantially more, or less, than such range. This permits a large percentage gain or loss relative to the margin deposit. For example, if at the time of purchase, 10% of the futures contract price is deposited as margin, a 10% decrease in the position's value will cause a loss of all the equity allocated to the trade, which could equal the entire value of the account. The losses could be substantially more than the margin deposited and the total value of the account. The trading advisor is solely responsible for its trades and will not be limited in the amount of leverage it may employ. Also, the Fund reserves the right to allow the trading advisor to trade notionally, which means that the leverage employed would be greater than normal, which would correspondingly put Fund assets at greater risk.

The managing member does not control the trading advisor or its methods and may not be able to prevent large losses.

The commodity trading advisor enters trades on our behalf directly with the futures commission merchant. The managing member does not know the trades before they are made, nor does it know the trading advisor's methods, the number of contracts bought or sold, or the margin required. The trading advisor will not notify the managing member of any modifications, additions or deletions to its trading methods and money management principles. We may suddenly suffer large losses before the managing member knows remedial action must be taken.

Illiquid markets could make it impossible for the Fund's advisors to realize profits or limit losses.

It is not always possible to execute a buy or sell order. Such lack of liquidity can be caused by a lack of interest in the contract caused by market conditions which produce no persons willing to buy or sell, or the suspension of trading which may occur because the price limit for a contract has been reached.

Most United States commodity exchanges limit price movement in a single direction by rules referred to as price limits. Once these limits have been reached, no trades may be executed at prices beyond the limits for a specified amount of time, usually until the next trading day. However, given sufficient price movement the following day, price limits may be imposed again. Accordingly, price limits may be in effect for protracted time periods. No trading may be made in the direction of the price movement while the limit is in place. The frequency of the imposition of price limits or the length of time they will be in effect cannot be predicted. This causes a lack of liquidity and exposure to substantial losses. These losses could exceed the total equity in our account, for which the managing member is responsible.

Changes in trading equity may adversely affect Fund performance.

Commodity trading advisors often are unable to adjust to changes in the amount of money they manage. This is because (i) the larger amount of equity under management requires larger trades to be made, which may be more difficult to execute (ii) there are legal limits called position limits upon the number of positions that may be taken on a particular commodity, and (iii) it may be more difficult to scale in positions, which is when a trading advisor takes positions at different prices at different times and then allocates those positions on a ratable basis when a change in its allocated equity occurs.
See Appendix I for the full definitions of position limits and scale in positions.

The commodity trading advisor may not limit the total equity it accepts and may suffer losses that cause a withdrawal of the equity it manages. A commodity trading advisor's rate of return tends to decrease as the amount of equity under management increases.

Denomination of Fund Assets in Foreign Currencies

The managing member may change the currency denomination in which the Fund assets are held at the futures commission merchant or elsewhere (e.g., U.S. Dollars, Euros, British Pound, Yen, etc.). Although the assets will be physically held in a United States account, or an account with a foreign department of treasury, they will be subject to currency rate fluctuations, which may work to the benefit or detriment of fund assets.

Fund may engage in day trading.

The Fund may engage in day trading of futures contracts. Because margin required by the futures commission merchant may be lower for day trades, the trading advisor may use more leverage, which correspondingly may place Fund assets at greater risk.

Failure of commodity broker or banks could result in loss of assets.

If the futures commission merchant or other entities with which our money is on deposit becomes bankrupt, we might only recover some, if any, of the equity in our account. As of the date of this prospectus, the deposits in our bank accounts will be insured for only $250,000 and payment on insured deposits may be delayed. The Managing Member will use its best efforts to put Fund equity not used for margin in accounts not maintained by or accessible by the futures commission merchant. This includes U.S. Treasuries held at the U.S. Treasury, investments in cash management funds that invest in only U.S. Treasuries, and foreign treasuries held with the respective issuing department of treasury, all held in the name of the Fund.

When trading in foreign exchanges, if the creditworthiness of the other parties or the foreign currency is not maintained, we may lose the entire value of our positions in those markets.

Trading commodities involves entering a contract, or option to contract, for the delivery of goods or money at a future date. The value of the contract or option depends directly upon the creditworthiness of the parties and the value
of the item traded.   The managing member has the authority to grant the right
to the commodity trading advisor to trade commodities on United States commodity exchanges, foreign commodity exchanges, the inter-bank currency markets, the physical commodity cash markets and any other markets the managing member, in its sole judgment, deems appropriate. The commodity exchange contracts and options traded on United States exchanges are guaranteed by the members' credit. Contracts and options upon foreign commodity exchanges and the inter-bank currency markets are usually not regulated by specific laws and are backed only by the parties to the contracts. It is possible for a price movement or a devaluation of a particular foreign currency to be large enough to destroy the creditworthiness or value of the contracts and options issued by a particular party or government, or all of the contracts and options of an entire market. In either of those situations, we could lose the entire value of a position with little recourse to regain any of its value.

Option trading is highly risky and requires less equity to secure a trade, thus providing greater potential for loss.

The trading advisor selected to trade for the Fund reserves the right to trade options, both puts and calls. After a position is taken, a liquid market may not exist for any particular commodity option or at any particular time. In an illiquid market, we may not be able to buy or sell to offset, or liquidate, the positions we have taken.

Option trading allows us to trade with less equity on deposit. Accordingly, the risk of loss of the entire account is great in the case of selling option premium because selling options exposes the Fund to unlimited risk of loss; however the risk of loss to you is limited to the amount of your investment.

Position limits may limit profitability and changes thereof can produce dramatic price swings.

The Commodity Futures Trading Commission and the United States commodity exchanges have established limits referred to as Speculative Position Limits or Position Limits. These are different from the price limits described before. They are limits on the maximum net long or net short futures or options positions which any person or group of persons may own, hold, or control in futures contracts. The positions taken among all commodity accounts owned, controlled or managed by a trading advisor and its principals are combined for position limit purposes. Thus, a trading advisor may not be able to hold sufficient positions for us to maximize the return on a particular trade because it may be taking similar positions for others. A material change in the position limits of one or more futures markets could cause a large liquidation of or large addition to positions in such markets, which could cause dramatic price swings.

We may not be able to compete with others with greater resources which could cause loss of Fund investment.

Commodity futures trading is highly competitive. We compete with others who may have greater experience more extensive information about developments affecting the futures markets, more sophisticated means of analyzing and interpreting the futures markets, and greater financial resources.

Those with greater experience and financial resources have a better chance at trading profitably. For instance, we will not maintain a warehouse to take delivery of commodities and will not have a large capital base to allow us to hold positions through bad times.

Resignation of the individual managing member may cause taxation as a corporation.

Any managing member wishing to voluntarily withdraw from the Fund must give 120 days prior written notice to the members. When the sole managing member of an entity taxed as a partnership is a corporation, the tax rules require conditions to be met to allow the Fund to be taxed as a partnership and not as a corporation. To be taxed as a partnership requires that two or more of the following tests be met: decentralized management, unlimited liability, limited transferability of shares, and limited continuation of existence.

Our tax status has not been confirmed by an IRS ruling. No such ruling has been or will be requested on our behalf. If we are taxed as a corporation for Federal income tax purposes in any taxable year(s), our income or loss would not be passed through to you, we would be taxed at corporate rates, all or a portion of any distributions made to you would be taxed to you as dividend income, and the amount of such distributions would not be deductible by us in computing our taxable income. See Federal Income Tax Aspects.

The offering of units has not been subject to independent review.

Purchasing membership interests does not create an Individual Retirement Account, commonly called an IRA, and the creation and administration of an IRA are solely your responsibility. The assets of a retirement account should be carefully diversified and you should only allocate high risk capital to this Fund. If you invest a significant portion of your retirement plan or IRA assets in this Fund, you could be exposing that portion to significant loss. The managing member will not advise you in any manner on an investment in this Fund, including matters of diversification, prudence and liquidity. Accordingly, you must rely upon the experience of qualified investment counsel you select.

You will not have the protections provided by the Investment Company Act of 1940.

Stock investment companies and investment advisors must be registered under the Investment Company Act of 1940, as amended. Because the business of the Fund, the managing member and the commodity trading advisor involves only the trade of commodities, none of them is required, nor does any of them intend, to be registered under the Investment Company Act of 1940 or any similar State law. Therefore, you are not protected by any such legislation.

Investment in this Fund may subject you to the inconvenience of an IRS audit.

If our return is audited, the IRS may make adjustments to our reported items. If an audit results in an adjustment, you may be required to file amended returns, may be subject to a separate IRS audit, and may be required to pay back taxes, plus penalty and interest.

Managing member may settle IRS claim without your approval, whether or not it is in your best interest.

The corporate managing member is named tax matters partner. This grants it the power to settle any IRS claim on your behalf if you hold 1% or less interest in this Fund and do not timely object to the tax matters partner's authority, after notice. Such settlement may not necessarily be in your best interest. See Federal Income Tax Aspects.

You may be subject to back taxes and penalties.

The Fund tax counsel has delivered an opinion to the managing member that this Fund, as presently operated by the managing member, will be taxed as a partnership and not as a corporation. This opinion does not include the tax treatment of expenses to prepare the prospectus and selling expenses because they have to be allocated between expenses attendant to formation and ordinary business expenses by the managing member. In addition, commodity trading advisor fees are combined with employee business expenses and other expenses of producing income. If the IRS were to challenge this treatment, there could be negative tax repercussions for members. The managing member believes that our intended operations will qualify as a trade or business.

The managing member may cause riskier trading by raising the incentive fee to 27% without prior notice to you.

The managing member has reserved the right to raise, without prior notice to you, the total incentive fee between the trading advisor and the managing member to a maximum of 27% provided the total management fees charged by the commodity trading advisor and managing member are 0%. If this occurs, the trading advisor may engage in riskier trades, with the encouragement of the managing member, because their fees would be tied exclusively to the performance of the trading program.

Conflicts Of Interest

There are present and potential future conflicts of interest in our structure and operation you should consider before you purchase membership interests. The managing member will use this notice of conflicts as a defense against any claim or other proceeding made against the managing member, the commodity trading advisor, the futures commission merchant, the principal selling agent or any principal or affiliate, agent or employee of any of them.

The managing member, the commodity trading advisor, the introducing broker, the futures commission merchant, the selling agents and their principals may preferentially trade for themselves and others, possibly to the derogation of Fund investors.

Because the managing member, the commodity trading advisor, the introducing broker, the futures commission merchant, the selling agents and their principals and affiliates may trade for themselves and others, conflicts of interest may exist or be created in the future. For example, if any of them trade for their own account, you will not have access to their trading records. They could take their positions prior to the entry of positions they know will be placed for the Fund, which would be to the derogation of Fund investors. However, they have stated they will not do so.

Possible retention of voting control by the managing member may limit your ability to control issues.

The managing member, its principal and its affiliates may purchase an unlimited amount of membership interests. These persons include the individual managing member, who is also a principal of Futures Investment Company, the principal selling agent. It is possible that they could purchase enough membership interests to retain voting control. They could then vote, individually or as a block, to create a conflict with your best interests. Such voting control may limit the members' ability to achieve a majority vote on such issues as amendment of the LLC Operating Agreement, change in our basic investment policy, dissolution of this Fund, or the sale or distribution of our assets. However, neither managing member may vote, directly or indirectly, on the issue of their removal.

Fund fees may be higher than they would be if they were negotiated.

The fixed brokerage commission to the managing member has not been negotiated at arm's length, although it is less than the presumptive fair and reasonable limits provided by the guidelines of the North American Securities Administrators Association. The managing member accepts the credit risk of the Fund to the futures commission merchant and maintains the day to day contact with the selling agents and the commodity trading advisors. It also reviews the daily positions and margin requirements of the Fund and pays the continuing service fees to the selling agents for communicating with investors and maintaining investment in the Fund.

The individual managing member is also the principal of the corporate managing member and a principal and 50% owner of Futures Investment Company, the principal selling agent and introducing broker. He has a conflict of interest because he is compensated through the managing member, the introducing broker and potentially through the principal selling agent. Specifically, the managing member retains 1% of the 10% in fixed brokerage commissions paid to it by the Fund, the introducing broker retains approximately 3% of the 6% paid to it by the managing member, and the principal selling agent may retain a portion of the 3% continuing service fee paid to it by the managing member. Once the selling agents have received the maximum 10% total continuing service fee, the managing member will retain this amount.

Individual managing member and spouse may receive continuing compensation for membership interests they sell.

The individual managing member and his spouse are both 50% owners and registered representatives of Futures Investment Company. As such, they may receive a portion of the continuing service fee for their work to retain investment in the Fund through service of the membership interest they sell, if any.

Commodity trading advisor may engage in high risk trading to generate fees.

As a general rule, the greater the risk assumed, the greater the potential for profit. Because the commodity trading advisor receives an incentive fee calculated on our new net profits, it might select trades that are too risky for us.

The individual managing member has sole control over the time he will allocate to the management of the Fund.

The individual managing member is responsible for managing this Fund and three other publicly traded Funds, and for performing other investor relations services as a principal and associated person of Futures Investment Company.

The individual managing member has also reserved the right to trade for his own account and to form and manage other commodity pools and ventures in the future. He is solely responsible for the allocation of his time to the management of this Fund as well as the other projects he currently manages and will manage in the future. He manages his time, in part, by the delegation of many of the tasks, such as trade selection and preparation of financial reports and offering documentation, to independent commodity trading advisors, accountants, and attorneys. He believes he presently has and will, in the future, have sufficient time to devote to the affairs of the Fund.

No Resolution of Conflicts Procedures

The managing member has not and will not establish formal procedures to resolve potential conflicts of interest. These future potential conflicts may adversely affect both you and us. However, the individual managing member, who is also principal of the corporate managing member, will use his 30 years of reputable industry experience to resolve any future conflicts on an ad hoc basis should they arise.

The previous risk factors and conflicts of interest are complete as of the date of this prospectus, however, additional risks and conflicts may occur which are not presently foreseen by the managing member. You may not construe this prospectus as legal or tax advice. Before making an investment in this Fund, you should read this entire prospectus, including the LLC Operating Agreement (Appendix A) and the subscription agreement. You should also consult with your personal legal, tax, and other professional advisors. See Investor Suitability.

Interests of Named Experts and Counsel

The managing member has employed The Scott Law Firm, P.A., a Florida professional corporation, to prepare this prospectus, provide tax advice and opine upon the legality of issuing the membership interests. Neither the law firm, its principal, any accountant, nor any other expert hired by the Fund to give advice on the preparation of this offering document has been hired on a contingent fee basis. Nor do any of them have any present or future expectation of interest in the managing member, the selling agent, the commodity trading advisor, the introducing broker or the futures commission merchant.

Management's Discussion and Analysis

The Fund

TriView Global Fund, LLC is a Delaware limited liability company organized on October 1, 2004, and maintains its main business office at 505 Brookfield Drive, Dover, DE 19901, (800) 331-1532. It is qualified to be a commodity pool to engage in the speculative trading of futures, commodity options and forward contracts on currencies, interest rates, energy and agriculture products, metals, and stock indices.

Our business objective is to let our invested capital appreciate while controlling losses; however, there can be no assurance that we will meet this objective.

The Fund is managed by its managing members and does not have officers or employees, which is why there is no report of executive compensation in this prospectus.

We operate pursuant to the terms of the LLC Operating Agreement attached as Appendix A, which grants full management control to the managing member including, the right to employ independent trading managers called commodity trading advisors.

Except for the LLC Operating Agreement, the Fund may not enter any contract with the managing member or commodity trading advisors that is greater than one year in duration. However, all such contracts may provide for automatic annual renewal and be terminable at anytime without penalty upon sixty days, or less, written notice by the either party to the contract.

The Managing Members

The corporate managing member is TriView Capital Management, Inc., a Delaware corporation incorporated on September 30, 2004. Its registration as a commodity pool operator and commodity trading advisor with the Commodity Futures Trading Commission, and its membership with the National Futures Association were effective July 5, 2005. It maintains its main business office at 5914 N. 300 West, P.O. Box 760, Fremont, IN 46737, (260) 833-1306.

The individual managing member is Michael Pacult, who was registered as a commodity pool operator on July 28, 2003 and maintains his main business office at 5914 N. 300 West, P.O. Box 760, Fremont, IN 46737, (260) 833-1306.

The individual and corporate managing members and the Fund will comply with all applicable registration and other requirements under the Commodity Exchange Act, as amended.

Experience

The corporate managing member has not previously operated a commodity pool or engaged in any other business. The individual managing member's background and experience can be found on page 25. The past performance of the other pools the individual managing member manages can be found at pages 27 through 29.

Authority

The individual managing member is the sole shareholder, director, principal and officer of the corporate managing member. Although the signature of either the individual or corporate managing member may bind the Fund, the corporate managing member is the sole decision maker for this Fund.

The managing member is authorized to take all actions necessary to manage the
affairs of the Fund.   See Article II of the LLC Operating Agreement, attached
as Appendix A.

Analysis of Critical Accounting Policies

The Fund's critical accounting policies are set forth in the financial statements in this prospectus prepared in accordance with U.S. generally accepted accounting principles, which require the use of certain accounting policies that affect the amounts reported in these financial statements, including the following: The contracts the Fund trades are accounted for on a trade-date basis and marked to market on a daily basis. The difference between their cost and market value is recorded as "change in unrealized profit/loss" for open (unrealized) contracts, and recorded as "realized profit/loss" when open positions are closed out; the sum of these amounts constitutes the Fund's trading revenues. Earned interest income revenue, as well as management fee, incentive fee, and brokerage fee expenses of the Fund are recorded on an accrual basis. The managing member believes that all relevant accounting assumptions and policies have been considered.

Fund Books and Records

Our books and records will be maintained for six years at the office of the corporate managing member, 5914 N. 300 West, Fremont, IN 46737. You may access our books and records related to the Fund and your account by visiting the corporate managing member's office at a mutually convenient time and you may have copies made at a reasonable charge per page. The corporate managing member serves as tax partner for the Fund. The CPA firm of Patke & Associates, Ltd., 300 Village Green Drive Ste 210, Lincolnshire, IL 60069 conducts our annual audit and the annual audit of the corporate managing member, and prepares our tax returns and sends the IRS Form K-1s to the members.

The Commodity Trading Advisor

To conduct trading on our behalf, the managing member has initially selected an independent commodity trading advisor, GT Capital CTA. Without prior notice to you, the managing member has sole discretion to employ additional trading advisors, terminate any trading advisor, and change the amount of equity any advisor may trade. However, the managing member will give you notice of any change in trading advisors within seven days of such change. Such notice will include a description of your right to redemption.

No change in trading advisors will constitute a material change to the LLC Operating Agreement or the structure of our operation. All trading advisors employed to trade for the Fund will be registered with the Commodity Futures Trading Commission and will have at least one principal with at least three years of experience trading futures.

Executive Compensation

The corporate managing member, as an independent contractor, is paid fixed brokerage commissions of 10% annually., from which it retains 1%. It will retain all of the 3% continuing service fee after the selling agents have received a maximum of 10% of the initial investment amount on the units they have sold so long as the units remain invested in the fund. As a 50% owner of Futures Investment Company, Mr. Pacult, the individual managing member, may receive a portion of the 3% annual continuing service fee paid to Futures Investment Company for sales made by associated persons it employs. Also, Futures Investment Company as the Fund's introducing broker will retain a portion of the 6% fixed brokerage commissions paid to it by the managing member.

The Advisory Contracts

The authority granted to the trading advisor is expressed in the advisory contract and power of attorney granted by the Fund to the trading advisor, and the futures commission merchant. See Appendixes F.

This agreement provides the trading advisor with a revocable power of attorney, which gives it sole authority to determine the markets to be traded, the location of those markets, the size of the position to be taken in each market, and the timing of entry and exit in a market.

The advisory contract and power of attorney may be terminated, at any time, upon notice by either the Fund or the trading advisor to the other and to the futures commission merchant.

Business Objective and Expenses

Our objective is to achieve the potentially high rates of return that are possible through the speculative trading of futures, commodity options and forward contracts. We do not expect to engage in any other business.

The managing member organized this Fund to be a commodity pool, as that term is defined in the Commodity Exchange Act. It employs independent commodity trading advisors to trade for us.

The managing member intends to allocate substantially all of our net assets to the selected trading advisor to conduct this trading. The trading advisor typically allocates between 20% and 50% of the trading equity assigned to it as a deposit, or margin, to secure the trading positions it selects. However, from time to time, the percentage of assets committed as margin may be substantially more, or less, than such range. The right to increase the amount of equity utilized for margin is at the discretion of the commodity trading advisor and under certain market conditions, this range could be substantially higher.

Although we do not expect to make distributions, you will nevertheless be required to pay yearly Federal, State and local taxes upon income, if any, earned by this Fund.

There can be no assurance that we will achieve our business objectives, be able to pay the substantial commissions, fees and other costs to do business, or avoid substantial trading losses. See Charges to the Fund.

Below is a chart explaining the expenses we expect to incur during the first twelve months of operation. All interest income is paid to the Fund. The chart below assumes the value of each unit of membership interest will remain constant at $1,000 per membership interest during the first twelve months.

Expenses Per Unit of Membership interest
For The Next 12-Month Period Of Operations

						Based Upon Minimum		Based Upon Maximum
						Units Sold			Units Sold

Units (1)					2,000 Units ($2,000,000)	50,000 Units ($50,000,000)

Selling Price per Unit (2)			$1,000.00			$1,000.00

Operating Expenses (3)				7.50				7.50

Offering & Organizational Expenses (4)		20.00				0.80

Brokerage Commissions (5)			100.00				100.00

Trading Advisor's Management Fee (6)		10.00				10.00

Trading Advisor's Incentive Fee (7)		14.04				9.24

Interest Income (8)				1.35				1.35

Trading Income Required to Redeem one Unit
at Initial Value after twelve months (9)	$150.19				$126.19

Income as a % of Selling Price Per Unit with
0% redemption fee after twelve months (10)	15.02%				12.62%

Redemption during first 4 months:  Income
as a % of Selling Price Per Unit with 3%
redemption fee (11)				8.01%				7.21%

Redemption during second 3 months:  Income
as a % of Selling Price Per Unit with 2%
redemption fee (12)				12.01%				10.41%

Redemption during third 4 months:  Income
as a % of Selling Price Per Unit with 1%
redemption fee (13)				16.02%				13.62%

* If the net asset value of the Fund substantially increases, the break even percentage will be substantially reduced.

Explanatory Notes:

(1) Your investment will be held in a depository account and not used for trading until a minimum of 2,000 units of membership interests for a total equity to the Fund of $2,000,000 are sold. The Fund has currently registered on Form S-1, filed with the U.S. Securities and Exchange Commission, a maximum of $50,000,000 of membership interests to be sold. The managing member may register additional membership interests, from time to time.

(2) You will purchase membership interests at the Fund's initial unit value established by the managing member of $1,000.

(3) The Fund will incur yearly operating expenses commencing after the commencement of business of approximately $15,000.

(4) Upon the commencement of business, the Fund will reimburse the managing member for all offering and organizational expenses incurred up to that time, which are estimated to be $200,000. Such expenses will be amortized by the Fund over 60 months.

(5) The Fund pays the managing member fixed brokerage commissions of 10% annually, paid monthly, of Fund net assets, from which the managing member pays the introducing broker and selling agents. The managing member may withdraw earned commissions during the month.

(6) The commodity trading advisor is paid an annual management fee of 1%, paid monthly, of the trading equity allocated to it, calculated as of the close of business of the last trading day during the previous month

(7) The trading advisor receives a 20% quarterly incentive fee on new net profits.

(8) For purposes of this calculation, we have assumed that 90% of the Fund equity will earn interest through the investment in short term T-Bills on deposit for use as margin to secure trades with the futures commission merchant at the current cash market interest assumption rate of 0.15% annually. All interest income will be paid to the Fund.

(9) This computation assumes there will be no claims or other extra-ordinary expenses.

The break-even numbers in the above table are our best estimates only.

Securities Offered

The Fund will offer and sell membership interests in this Fund at the initial price of $1,000. After the sale of the minimum and commencement of business, the membership interests will be sold at the month end net asset value per membership interest of the Fund. See Determination Of The Offering Price.

You, the Investor, will have pro rata rights to profit and losses which will vary with your investment amount and the right to vote on Fund matters such as the replacement of the managing member. See The LLC Operating Agreement attached as Appendix A. You will not be responsible for our debts in excess of your investment amount, unless (i) we become insolvent and you receive distributions which represent a return on your investment, in which, under certain circumstances, you would have to return to us to pay our debts, (ii) you acquire any interest in the corporate managing member, or (iii) you manage this Fund.

See Plan For Sale of Membership interests and Subscription Requirements.

Your subscription agreement and check (i) must be approved by the managing member before you will become a member and will be either rejected within five business days of receipt or accepted at the sale of the minimum or on the close of business on the last day of the month in which your subscription was received, (ii) becomes irrevocable and may not be withdrawn after five business days after submission; unless, a longer statutory withdrawal period applies to you, and (iii) will be deposited and held in a segregated depository account until you are admitted into the Fund.

There cannot be any assurance that the minimum membership interests will be sold. The managing member is authorized, in its sole discretion, to terminate this or any future offering of membership interests.

Management's Discussion

This is the initial offering of our membership interests. We may conduct future offerings after the close of this offering, raise money only through offerings, such as this one, and do not intend to borrow any money. We must pay expenses to qualify and sell our membership interests, such as fees for the preparation of this prospectus, sales literature, and web site promotion, as well as other expenses. We allocate substantially all our net assets to trading and other investments, except those assets used to pay operating expenses and reserves for redemptions and contingencies. All our business is conducted through the managing member.

Description of Intended Operations

The managing member has selected MF Global Inc. as the unaffiliated futures commission merchant and Futures Investment Company to serve as an introducing broker. When the Fund commences business, the managing member will deposit subscription proceeds to the Funds' accounts, including the account at the futures commission merchant to hold as security for the trades selected by the commodity trading advisor. The Managing Member will use its best efforts to put Fund equity not used for margin in accounts not maintained by or accessible by the futures commission merchant. This includes U.S. Treasuries held at the U.S. Treasury, investments in cash management funds that invest in only U.S. Treasuries, and foreign treasuries held with the respective issuing department of treasury, all held in the name of the Fund. The futures commission merchant has been directed to send the managing member, before the open of business each day, a computer or fax report that describes the positions held, the margin allocated, and the profit or loss on the positions from the date the positions were taken

Risk Control

The managing member reviews the daily transmissions provided by the futures commission merchant and makes appropriate adjustments to the allocation of trading equity. Based upon the amount of available trading equity, the trading advisor has sole discretion to make specific trades, determine the number of positions taken, and decide the timing of entry and departure from each trade made.

The managing member uses its best efforts to monitor the daily value of the Fund, which it provisionally calculates from the daily information provided by the futures commission merchant, and will make such information available to members upon request. However, the accountant calculates the Fund's net asset value per investor unit after the close of business on the last day of each month. If the net asset value per unit falls to less than 50% of the greater of the original $1,000 selling price less commissions and other charges, or such higher value earned through trading, then the managing member will immediately suspend all trading, provide you with immediate notice of the reduction in net unit value, and give you the opportunity, for 15 days after the date of such notice, to redeem your membership interests according to the provisions of the LLC Operating Agreement. No trading shall commence until after the lapse of such fifteen-day period. See Appendix A attached.

Trading Risks

Most United States commodity exchanges limit daily fluctuations in commodity futures contracts prices by regulations referred to as daily price fluctuation limits or daily limits. Once the price of a futures contract has reached the daily limit for that day, positions in that contract can neither be taken nor liquidated. Commodity futures prices have occasionally moved the daily limit for several consecutive days with little or no trading.

Such an occurrence could prevent us from promptly liquidating unfavorable positions and subject us to substantial losses. These losses could exceed the margin initially required to make the trade. In addition, even if commodity futures prices have not moved the daily limit, we may not be able to execute futures trades at favorable prices. This may be caused by light trading in such contracts or by a sudden and substantial price move in a futures or forward contract. These limitations on liquidity are inherent in our proposed commodity futures trading operations. Otherwise, our assets are expected to be highly liquid.

Except for payment of offering and other expenses, the managing member is unaware of any anticipated known demands, commitments or required capital expenditures, material trends, favorable or unfavorable, which will affect our capital resources, or trends or uncertainties that will have a material effect on operations.

Each United States commodity exchange, with the approval of the Commodity Futures Trading Commission and the futures commission merchant, establishes minimum margin requirements for each traded contract. The futures commission merchant will require the margin assigned to each account to be on deposit before a trade will be accepted. The futures commission merchant may increase the margin requirements above these minimums for any or all contracts for its customers. Because we generally use a small percentage of assets for margin, we do not believe that any increase in margin requirements will materially affect our proposed operations. However, it is possible for an increase in margin applicable to the trades the advisor selects for us to force us to liquidate positions because we cannot meet the additional margin requirements.

Management cannot predict whether the value of our membership interests will increase or decrease. Inflation is not projected to be a significant factor in our operations, except to the extent inflation influences futures prices.

Fiduciary Responsibility and Remedies

You have legal rights under Delaware law and applicable Federal and State securities laws. In all dealings affecting this Fund, the managing member has a fiduciary responsibility to you and all other members to exercise good faith and fairness. No contract shall permit the managing member to contract away its fiduciary obligation under common law. The LLC Operating Agreement conforms with the LLC Act for the State of Delaware in regard to the definition of the fiduciary duties of the managing member.

If the managing member acts in good faith and exercises its best judgment, it will not be liable merely because we lost money or otherwise did not meet our business objectives. There are substantial and inherent conflicts of interest in the Fund's structure which are disclosed in the prospectus. The managing member intends to raise the disclosures made in this prospectus and the representations you make in the subscription agreement as a defense in any proceeding brought which seeks relief based on the existence of such conflicts of interest. See Conflicts of Interest.

In the event that you form the belief that the managing member has violated its fiduciary duty, you may seek relief individually or on behalf of the Fund under applicable laws, including the laws of Delaware and the Federal commodity laws, to recover damages from or require an accounting by the managing member. You also have the right, subject to applicable contractual, procedural and jurisdictional requirements, to bring Fund class actions in Federal court to enforce your rights and the rights of the other members under the Federal and State securities laws and the rules and regulations under those laws. Losses suffered by you as a result of a breach of the securities laws related to sale of your investment to you may be recovered from the managing member should the breach of those laws been caused by the managing member. The responsibility of a managing member to you and other members is a changing area of the law. If you have questions concerning the responsibilities of the managing member, you should consult your legal counsel. The performance of the managing member for the operation of the Fund and its fiduciary duty are governed by the LLC Operating Agreement attached as Appendix A.

Indemnification

Provisions of LLC Operating Agreement

The LLC Operating Agreement protects the managing member from being responsible or accountable for any act or omission, for which you, other members or the Fund itself may claim it is liable, provided that the managing member determined such act or omission was within the scope of its authority and in the best interest of this Fund, and such action or failure to act does not constitute misconduct or a breach of the Federal or State securities laws related to the sale of membership interests.

Specifically, if the managing member has acted within the scope of its authority and is being assessed a demand, claim or lawsuit by a member or other entity, the Fund will defend, indemnify and hold the managing member harmless from and against any loss, liability, damage, cost or expense, including attorneys' and accountants' fees and expenses incurred in defense of any demands, claims or lawsuits which were actually and reasonably incurred and arising from any act, omission, activity or conduct undertaken by or on behalf of the Fund.

Provisions of Law

According to applicable law, indemnification of the managing member is payable only if the managing member determined, in good faith, that the act, omission or conduct that gave rise to the claim for indemnification was in the best interest of the Fund and the act, omission or activity that was the basis for such loss, liability, damage, cost or expense was not the result of negligence or misconduct by the managing member, and such indemnification or agreement to hold harmless is recoverable only out of the assets of the Fund and not from the members, individually.

Provisions of Federal and State Securities Laws

This offering is made pursuant to Federal and State securities laws. If any indemnification of the managing member arises out of an alleged violation of such laws, it is subject to the following legal conditions.

Those conditions require that no indemnification may be made in respect of any losses, liabilities or expenses arising from or out of an alleged violation of Federal or State securities laws unless there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the managing member or other particular indemnitee, or such claim has been dismissed with prejudice on the merits by a court of competent jurisdiction as to the managing member or other particular indemnitee, or a court of competent jurisdiction approves a settlement of the claims against the managing member or other agent of the Fund and finds that indemnification of the settlement and related costs should be made, provided, before seeking such approval, the managing member or other indemnitee must apprise the court of the position held by regulatory agencies against such indemnification. These agencies are the Securities and Exchange Commission and the securities administrator of the State or States in which the plaintiffs claim they were offered or sold membership interests.

Provisions of the Securities Act of 1933 and NASAA Guidelines

The Securities and Exchange Commission and the various State administrators believe that indemnification for liabilities arising under the Securities Act of 1933 are unenforceable because such indemnification is against public policy as expressed in the Securities Act of 1933 and the North American Securities Administrators Association, Inc. commodity pool guidelines.

Provisions of the Clearing Agreement

We clear trades through an unaffiliated futures commission merchant, MF Global Inc. According to the clearing agreement that governs trades entered, we must indemnify MF Global for any reasonable outside and in-house attorney's fees incurred by it arising from any failure to perform our duties under the clearing agreement.

Other Indemnification Provisions

The managing member has indemnified the selling agent, Futures Investment Company, and expects to indemnify any other selling agents it selects that there are no misstatements or omissions of material facts in this prospectus.

Relationship with the Futures Commission Merchant, the Introducing Broker And The Managing member

The corporate managing member supervises the relationship with the futures commission merchant and introducing broker, including the negotiation of the round turn commission rates incurred through trading via the commodity trading advisor, and review of the daily reports.

The managing member has engaged MF Global Inc. to act as the futures commission merchant to open and close the trades selected by the trading
advisor for the Fund account.    It has engaged Futures Investment Company to
introduce the trades to the futures commission merchant.

Brokerage Commissions are Competitive

The fixed brokerage commissions that we pay to clear our trades plus actual costs for foreign markets, if any, are less than the presumptive fair and reasonable limit provided by the guidelines of the North American Securities Administrators Association. The managing member has the right to select any substitute or additional selling agents, introducing brokers or futures commission merchants at any time, for any reason. However, the managing member, is unlikely to dismiss the current principal selling agent and introducing broker because of its affiliation with the individual managing member.

Either managing member or any other commodity pool operated by them may obtain commission rates to clear trades that are more favorable to their accounts than the brokerage commissions the managing member charges us.

Relationship with the Commodity Trading Advisor

The Commodity Trading Advisor Will Trade for Other Accounts

The commodity trading advisor trades for its own accounts and for others on a discretionary basis. It may use trading methods, policies and strategies for others that differ from those used for us. Consequently, such accounts may have different trading results from ours.

Because the trading advisor trades for itself and others, it is possible for it to take positions ahead of or opposite to the positions taken for us. This would present a potential conflict of interest. See Appendix I for Taking Positions Ahead of the Fund.

Pursuant to Commodity Futures Trading Commission Regulation 421.03, the trading advisor will use the average price system for those futures and options contracts where its use is authorized, when trades taken on behalf of both the Fund and the trading advisor's other accounts are identical, and when the prices of such trades are different. See Appendix I for the definition of Average Price System.

The commodity trading advisor has also informed the managing member that when the average price system is not available, trades will be filled in order based on the numerical account numbers, with the lowest price allocated to the lowest account number and in numerical matching sequence, thereafter.

Non-Disclosure of the Commodity Trading Advisor's Methods

We have provided a general description of the commodity trading advisor's methods and strategies under The Commodity Trading Advisor, Description of Trading Program. However, the specific details of its trading methods are proprietary and complex in nature and will not be disclosed to us or you. No notice will be given to you of any changes the trading advisor may make in its trading methods. See Risk Factors, No Notice of Trades or Trading Method.

Charges to the Fund

As an investor in this Fund, you will pay your pro rata share of the cost of our formation and operation. These charges are described in narrative form and in the chart that follows this narrative. In this prospectus, we have disclosed all compensation, fees, profits and other benefits, including reimbursement of out-of-pocket expenses, which the managing member and its affiliates will earn in connection with this offering. Some of these charges were not negotiated at arm's length, but rather were determined by the managing member.

Compensation of the Managing Member

The Fund pays TriView Capital annual domestic brokerage commissions of 10%, plus actual charges for trades made on foreign markets, if any. The first year of an investment, the 10% is composed of a 3% charge on the initial investment amount paid upon admission to the Fund plus 1/12 of 7% monthly of the month end net asset value. After the first year, the amount is charged at 1/12 of 10% monthly of month end net asset value. The managing member retains 1% and pays the selling brokers a 3% annual continuing service fee up to a maximum of 10% of the initial investment, and pays the affiliated introducing broker 6% for trades made by the trading advisor on domestic markets, plus actual charges for trades made on foreign markets, if any. After a selling agent receives the maximum 10% total continuing service fee, the managing member will retain this amount going forward. The managing member has reserved the right to charge a management fee of up to 6% per year, at its sole discretion, provided the incentive fee is appropriately reduced. See Charges to the Fund, Restrictions on Management Fees.

Compensation of the Introducing Broker

The Fund pays the introducing broker fixed brokerage commissions of 6% of Fund net assets annually, paid monthly, to cover the cost of trades made on domestic markets plus actual charges made for trades in foreign markets. From this it must pay the futures commission merchant the cost of the trades made by the trading advisor. The introducing broker retains the difference between the fixed brokerage commissions paid to it and the clearing costs and fees paid to the futures commission merchant.

Compensation of the Commodity Trading Advisor

The commodity trading advisor will be allocated equity to trade from funds that will be deposited in accounts with the futures commission merchant, investments in U.S. Treasuries held at the U.S. Treasury, investments in cash management funds that invest only in U.S. Treasuries, and foreign treasuries held with the respective issuing department of treasury, all held only in the name of the Fund. Each month, the Fund will pay a management fee to the trading advisor equal to 1/12% of these assets, calculated upon the close of business on the last trading day of the previous month. The managing member has reserved the right to change this fee at its sole discretion. See Charges to the Fund, Restrictions on Management Fees.

The Fund pays both commodity trading advisor an incentive fees equal to 20% of the new net profit it generates. If the Fund has multiple trading advisors, new net profit will be calculated independently for each, and it would be possible for one advisor to earn an incentive fee while the Fund as a whole lost money because of the poor trading performance of another advisor.

New net profit:

*	is calculated to determine how much a trading advisor has increased our net assets through trading alone

*	is based upon the net value of the equity assigned to the trading advisor to trade

*	is calculated after the payment of FCM brokerage fees to the futures commission merchant and the management fee to the trading advisor

*	is calculated monthly but paid quarterly

*	only occurs when any losses in previous quarters have been offset by new profits regardless of whether:

*	the managing member has changed the trading advisor's compensation, or

*	the Fund and trading advisor have entered a new contract

*	is adjusted to eliminate the effects of:

*	any new subscriptions for membership interests

*	redemptions by members

*	any interest income paid to the Fund, and

*	any other income earned on our assets that are not related to trading activity, regardless of whether such assets are held separately or in a margin account.

For example, if losses in previous quarters totaled $500,000, and in the subsequent quarter the Fund (i) earned $2,000,000 through trading profits,
(ii) earned $300,000 in total interest, (iii) added $1,000,000 in capital contributions from members, and (iv) paid $500,000 in redemptions; then, only the $2,000,000 in trading profits would be used to calculate new net profits and would be offset by the previous loss of $500,000. In this case, new net profit would be $1,500,000. Any incentive fee paid to the trading advisor will not count against the new net profit calculation in the following period.

The following hypothetical table illustrates the quarterly incentive fee that would be earned by the trading advisor based on the new net income, as calculated above.

Qtr	Net Income	CTA (20%)

1	$1,000		$200
2	(200)		0
3	1,000		160
4	500		100

Restrictions on Management Fees

It is possible that some of the States in which we wish to sell membership interests will require that we apply the North American Securities Administrators Association Guidelines for commodity pools. These guidelines provide that (i) the total management fees, including those of the managing member and the commodity trading advisors, may not exceed 6% of our net assets, and (ii) incentive fees based upon profits earned may not exceed 15% of new net profits.

As permitted by the guidelines, without prior notice to you, the managing member has reserved the right to raise the current total incentive fee to a maximum of 27%, provided the total management fees are correspondingly lowered to 0%. The managing member does not expect to make such a change often, and will only make the change effective as of the first business day of a subsequent month. The managing member will notify you of any change in fees within seven business days. This prospectus discloses the maximum management and incentive fees payable by the Fund; however, the managing member intends to charge actual fees in such a manner that are permitted by the guidelines by either lowering the management fee or the incentive fee. If the management fees and incentive fees were charged in a manner not in accordance with these guidelines, we could not offer or sell this Fund's interests to residents of States that apply these guidelines to this offering.

Compensation of Futures Commission Merchant

From the brokerage commissions paid to it by the managing member, the introducing broker pays the futures commission merchant all clearing costs, including the pit brokerage fees, National Futures Association fees, and exchange fees. The introducing broker is responsible for all payments to the futures commission merchant and retains the difference between the brokerage commissions paid to it by the managing member and the payments it makes to the futures commission merchant.

Compensation of Selling Agents

After the Fund has commenced trading, the managing member will pay the selling agents out of its 10% brokerage commissions a maximum 10% continuing service fee of the initial investment, at the rate of 3% annually, with the first year's 3% paid upon admission to the Fund and calculated on the initial investment amount and, thereafter, beginning in the thirteenth month, paid at 1/12 of 3% monthly calculated on the net asset value of the investment for so long as the investment remains in the Fund.

The recipients of the continuing service fee are responsible for maintaining investment in this Fund. This must be done to spread the potential risk of losses over a large number of investors to protect our ability to continue in business, and to allow the long-term trading strategies of the commodity trading advisor to be profitable so additional investments can be solicited.

The continuing service fees are paid to the persons responsible for selling the membership interests to (i) maintain continuous contact with the members to whom they sold interests in the Fund, (ii) review the monthly statement to be aware of the Fund results to discuss with the investors, (iii) explain changes in trading advisors and results from operations, (iv) answer questions regarding the Fund, and (v) work to retain investment in the Fund.

Miscellaneous Fees to Futures Commission Merchant

We will reimburse the futures commission merchant for all delivery, insurance, storage or other charges incidental to trading and paid to third parties. The managing member has instructed the trading advisor to avoid these charges and, therefore, no significant charges of this nature are anticipated.

Rights of Managing Member

Without prior notification to you, the managing member has reserved the right to (i) increase or lower the managing member's management fee, (ii) increase or lower the incentive fee or trading advisor's management fee, (iii) increase or lower the round turn commission charges, including charging different commissions for different traders, if any (iv) add, change or remove a futures commission merchant, (v) add, change or remove a commodity trading advisor,
(vi) add, change or remove an introducing broker, (vii) have the Fund pay a round turn brokerage commission as opposed to a fixed brokerage commission, at any time, with or without a change in circumstances; provided, however, such brokerage commissions are presumed reasonable if they do not exceed 80% of the published retail rate of the futures commission merchant plus pit brokerage fees, or 14% annually, including pit brokerage fees, of the average net assets related to trading activity.

Other Expenses

We must pay legal and accounting fees, as well as other expenses and claims. For each year of normal operations, based on the minimum, the Fund must pay yearly operating costs of approximately $15,000, which includes $10,000 for accounting and audit and $5,000 for legal services. We must also pay customary and routine administrative expenses, and other direct expenses.

Upon the commencement of business, the Fund will reimburse the managing member for all offering and organizational expenses incurred up to that time, which are estimated to be $200,000. Such expenses will be amortized by the Fund over 60 months on a straight line basis, or paid off sooner at the managing member's discretion. Any member in the Fund during this sixty month period, or less, will be exposed to this per month charge on a pro rata basis. The managing member will initially apply all of the Fund assets toward trading commodities and cash reserves, including investments in U.S. Treasuries, in cash management funds that invest in only U.S. Treasuries, and foreign treasuries held with the respective issuing department of treasury, all held in the name of the Fund.

After the commencement of business, additional offering expenses will be paid by the Fund or reimbursed to the managing member as incurred. Such expenses include the cost to prepare and file periodic amendments and restatements of the registration statement, prospectus, and all financial statements contained therein. Also reimbursable are web site promotion used in connection with the solicitation and sale of membership interests, together with audit fees, delivery charges, statement preparation and mailing costs, telephone toll charges, and postage.

Charges to the Fund

The following table includes all charges to the Fund.

Entity/

Form of Compensation/

Amount of Compensation
------------------------------------
Managing member
(TriView Capital Management, Inc. and Michael Pacult)

Brokerage Commissions

The Fund pays TriView Capital fixed brokerage commissions of 10% annually to clear domestic trades, plus actual commissions charged for trades made on foreign exchanges and forward markets, if any. See page 19 for calculation details. From this 10%, it pays the introducing broker 6% to cover the costs of trades made on domestic markets, plus actual charges for trades made on foreign markets, if any and pays the selling brokers a 3% annual continuing service fee, up to a maximum of 10% of the initial investment. It will retain the 1% balance, including any amount previously paid as a continuing service
fee once the 10% cap is reached.     [$2,500+]

------------------------------------
Selling Agents
(Futures Investment Company, a Financial Industry Regulatory Authority registered broker/dealer, principal selling agent and additional selling agents it appoints)

Continuing Service Fee

After the Fund has commenced trading, the managing member pays the selling agents out of its 10% fixed brokerage commission a maximum 10% continuing service fee of the initial investment, paid at 3% of the initial investment amount upon admission to the Fund and, beginning the thirteenth month of investment, 1/12 of 3% monthly based on the net asset value of the investment for so long as the investment remains in the Fund.

------------------------------------
Futures Commission Merchant
(MF Global Inc.)

Round-turn commissions

The introducing broker pays the futures commission merchant its round turn brokerage commissions, approximately $5.00 to $9.75 for domestic markets, or higher for trades made on foreign exchanges and forward markets, if any.

Reimbursement of delivery, insurance, storage and any other charges incidental
to trading and paid to third parties	Reimbursement by the Fund of actual
payments to third parties in connection with Fund trading

------------------------------------
Introducing Broker

(Futures Investment Company)

Brokerage commissions

The managing member pays the introducing broker 6% annually to pay the futures commission merchant for the per round turn brokerage commissions for domestic trades, plus actual commissions charged for trades made on foreign exchanges and forward markets, if any.

------------------------------------
Commodity Trading Advisor
(GT Capital CTA)

Fixed Management Fee

1% annual management fee, paid monthly, of the trading equity assigned to it to trade. [$250+]

Incentive Fee

20% quarterly incentive fee on new net profits it generates.

------------------------------------

Lawyers, Accountants and Others
(The Scott Law Firm, P. A., Patke & Associates, Ltd., CPA and other accountants)

Legal, accounting, audit and other actual expenses necessary to the operation of the Fund, and all claims and other extraordinary expenses of the Fund.

Claims and other costs cannot be estimated and will be paid or reserved as
incurred.	An estimated $200,000 in offering and organizational expenses will be reimbursed by the Fund to the managing member upon the commencement of business and will be amortized by the Fund over 60 months, or paid off sooner
at the managing member's discretion.  [$20+]    Annual operating costs of
approximately 0.75% of the Fund's net asset value .  [$187.50+]

------------------------------------
+ Each $25,000 investment pays this amount per year for this particular charge. When the charge is not based on a percentage, but rather a fixed amount, we have computed that expense upon an assumed net asset value of $50,000,000.

Potential Advantages

Commodity trading is speculative and involves a high degree of risk. See Risk Factors. However, your investment in this Fund will offer the following potential advantages:

Equity Management

We offer the opportunity for you to place equity with registered commodity trading advisors who have demonstrated an ability to trade profitably in the judgment of the managing member, and have that equity allocated to the trading advisors in a manner that is intended by the managing member to optimize future profit potential.

The individual managing member has over thirty years of experience in selecting commodity trading advisors to manage individual investor accounts and describing to investors how managed futures accounts work.

We expect this experience to benefit us in the quality of trading advisors selected and in the explanation to prospective investors of our operation and the attendant risks of investment.

Investment Diversification

If you are not prepared to spend substantial time trading various commodity contracts or options, you may participate in these markets through a $25,000 investment in the Fund, thereby obtaining diversification from other investments you may have in stocks, bonds and real estate.

Limited Liability

In the opinion of our legal counsel, The Scott Law Firm, P.A., you will not be subject to margin calls and cannot lose more than your original investment amount plus, in the event of bankruptcy, distributed profits made within 90 days, provided the Fund's structure is maintained by the managing member, and no member participates in any phase of our management other than to vote as a member pursuant to the terms of the LLC Operating Agreement. See the LLC Operating Agreement (Appendix A).

Administrative Convenience

We are structured to provide you with services that alleviate the administrative details involved in trading commodities contracts directly, including providing monthly and annual financial reports showing, among other things, the value of each unit of membership interest, trading profits or losses, and expenses. We also prepare a Form K-1 to assist in your tax reporting relating to your investment in this Fund.

Access to the Commodity Trading Advisor

An investment in the Fund provides access to the commodity trading advisor selected by the managing member and the portfolio diversification provided by that trading advisor for a smaller minimum investment amount, $25,000, than would be required to open an account directly with the trading advisor.

Use of Proceeds

Upon the commencement of business, the Fund will reimburse the managing member for all offering and organizational expenses incurred up to that time, which are estimated to be $200,000. Such expenses will be amortized by the Fund over 60 months on a straight line basis, or paid off sooner at the managing member's discretion. Any member in the Fund during this sixty month period, or less, will be exposed to this per month charge on a pro rata basis. After the commencement of business, additional offering expenses will be paid by the Fund as incurred.

The managing member will initially apply all of the Fund assets toward trading futures and toward cash reserves. The management fees and brokerage commissions identified under Charges to the Fund are paid monthly by the Fund. Incentive fees are paid by the Fund at the end of each quarter.

The managing member has sole authority to determine the percentage of our assets that will be held on deposit with the futures commission merchant, used for other investments, and held in bank accounts to pay current obligations and as reserves.

The Fund expects to maintain approximately 50% of its assets in a Treasury Direct Account maintained with the United States Department of the Treasury. It also retains the right to invest in foreign treasuries held with the respective issuing department of treasury and to invest in cash management funds that invest in U.S. Treasuries and have high liquidity. Specifically, the Fund may invest in the Capital Preservation Fund managed by American
Century Investments, 4500 Main Street, Kansas City, MO 64111.   Funds
maintained with the US Department of Treasury, any foreign treasury department and any cash management funds are in the name of the Fund and not commingled with those of any other entity. The Fund expects to maintain approximately 47% to 50% of our net assets in segregation with the futures commission merchant for trading by the trading advisor. Approximately 0% to 3% of the previous month's net assets may be retained in our bank accounts to pay expenses and redemptions.

We use only cash and cash equivalents, such as United States Treasury Bills, to satisfy margin requirements. All entities that will hold or trade our assets will be based in the United States and will be subject to United States regulations.

Approximately 20% to 50% of our assets normally will be committed as margin for commodity futures contracts. However, from time to time, the percentage of assets committed as margin may be substantially more, or less, than such range. All interest income is used for the Fund's benefit. To estimate interest income earned upon our deposits, the managing member has assumed that we will receive 0.15% interest on our deposits.

The futures commission merchant, government agency or commodity exchange could increase margins applicable to us to hold trading positions at any time. And, margin is merely a security deposit and has no bearing on the profit or loss potential for any positions taken.

Determination of the Offering Price

The managing member initially established the amount of units to be offered at fifty million dollars ($50,000,000) with the amount that must be sold to raise the minimum and commence business at two million thousand dollars ($2,000,000), and set the value of each unit of membership interest for sale at one thousand dollars ($l,000). These amounts were established at the discretion of the managing member based upon its knowledge of industry standards. Upon the raise of the minimum and the commencement of trading, we will offer membership interests at their net unit value, or the price per unit equal to our net assets, after payment and accrual for all expenses and reserves, divided by the number of outstanding units of membership interests. This amount is calculated after the close of business on the last business day of the month in which the managing member accepts a duly executed subscription agreement and payment from a future member. Such future member will be admitted as a member on the open of business on the first day of business of the following month.

The Managing Member

Identification

Two managing members, TriView Capital Management, Inc. and Mr. Michael Pacult, manage us. See Management's Discussion and Analysis of Financial Condition, The Managing Members.

The purpose of a corporate managing member is to provide continuous Fund operations in the unlikely event that the individual managing member is unable to perform. The corporate managing member receives the management fee to preserve the fee structure of the Fund independent of an individual. If the individual managing member were unable to also serve as the president of the corporate managing member, its corporate duties as managing member would continue to operate pursuant to its by-laws. The presence of an individual managing member satisfies the net worth requirement of a managing member under the North American Securities Administrators Association guidelines applicable to a sponsor of a commodity pool.

Financial statements for the corporate managing member for the period ended December 31, 2008 are included in this prospectus. As of November 30, 2009, the individual managing member's net worth is 3.5 million dollars and consists primarily of real estate that is not readily marketable. However, it is sufficient to maintain compliance with the North American Securities Administrators Association guidelines for commodity pools. This will allow the membership interests to be sold in States that apply those guidelines.
For so long as the Fund is registered to sell its securities or is seeking to become registered to sell its securities in state which requires the managing member to maintain a minimum net worth, and for so long as there remains a member from such state that has not redeemed all its membership interests, a managing member will meet the sponsor net worth requirements of the North American Securities Administrators Association guidelines for commodity pools. Also, see Experts.

You will not acquire or otherwise have any interest in the corporate managing member, or any entity other than TriView Global, by purchasing the membership interests offered by this prospectus.

The Individual Managing Member

Mr. Pacult, age 65, is the individual managing member and the sole shareholder, director, principal, and officer of the corporate managing member.

Mr. Pacult grew up in Detroit, MI and went to high school at Howe Military School in Howe, IN. In 1969 he received a B.A. Degree from the University of California, Berkeley, where he majored in English and Zoology. Prior to moving to Chicago in 1980 to become involved in the futures industry, he was a part owner and Senior Vice President of a California real estate development company.

In 1983, Mr. Pacult and his spouse, as 50% owners, established Futures Investment Company, an Illinois corporation, to sell futures investments managed by independent commodity trading advisors to retail clients. From inception to present, he has been a principal, director and president of Futures Investment Company. It serves as the introducing broker and principal selling agent of membership interests, and has been a registered introducing broker since February 3, 1987.

In addition to the membership interests offered pursuant to this prospectus, Futures Investment Company offers for sale, on a best efforts basis, securities of other issuers and engages in other broker-dealer activities.

Mr. Pacult's affiliations with other commodity pools and commodity pool operators are under Performance of Other Funds Managed by the Managing Member
on page 26.   His duties with respect to those entities are to make all of the decisions and supervise all of the actions they take.

Mr. Pacult's business background for the past five years is as follows:

Employed		Registered	Registered As
From	To		As Principal	Associated Person	Employer Name & Address			Position Held and Type of Business

1983	Present		02/3/87		2/3/87			Futures Investment Company, 5914 N. 	President, Director and 50% Owner of Broker-
								300 West, Fremont, IN 46737		Dealer/Introducing Broker

9/03	Present		09/10/03	1/07/04			Ashley Capital Management, Inc., 	President, Director and Owner of Commodity
								5914 N. 300 West, Fremont, IN 46737	Pool Operator*

8/03	Present		08/21/03	8/21/03			Belmont Capital Management, Inc., 	President, Director and Owner of Commodity
								5914 N. 300 West, Fremont, IN 46737	Pool Operator

04/03	Present		05/14/03	5/14/03			White Oak Financial Services, Inc., 	President, Director and Owner of Commodity
								5914 N. 300 West, Fremont, IN 46737	Pool Operator*

10/04	Present		06/10/05	7/5/05			TriView Capital Management, Inc., 	President, Director and Owner of Commodity
								5914 N. 300 West, Fremont, IN 46737	Pool Operator*

05/05	Present		05/16/05	6/1/05			Evergreen Capital Management, Inc., 	President, Director and Owner of Commodity
								5914 N. 300 West, Fremont, IN 46737	Pool Operator

05/99	Present		N/A		N/A			Tree King, Inc., 5914 N. 300 West, 	President of Landscaping Business
								Fremont, IN 46737

* Ashley, TriView and White Oak are also registered commodity trading advisors; however, they have not conducted any business in this capacity.

No Ownership in Commodity Trading Advisor and Futures Commission Merchant

Neither the individual managing member, nor any of his affiliates, has any ownership in the commodity trading advisor or the futures commission merchant.

Ownership in the Fund

As of November 30, 2009, the individual and corporate managing member each maintains a $1,000 interest in the Fund. Neither has any other investment in the Fund. Neither the trading advisor nor any of its principals has any interest in the Fund.

Trading by the Managing Member

Either managing member may, from time to time, trade commodity interests for its own account. The results and other records of any such trading activities will not be made available to you. Neither managing member will knowingly take positions ahead of identical positions taken by the Fund.

No Prior Performance of this Fund and Regulatory Notice

THIS POOL HAS NOT COMMENCED TRADING AND DOES NOT HAVE ANY PERFORMANCE HISTORY. However, the individual managing member has extensive experience in the futures industry and presently serves as the sole director and officer of the corporate managing member and as the individual managing member of three other publicly traded commodity pools.

The regulations of the Commodity Futures Trading Commission and the National Futures Association prohibit any representation by a person registered with the Commodity Futures Trading Commission or by any member of the National Futures Association, respectively, that such registration or membership in any respect indicates that the Commodity Futures Trading Commission or the National Futures Association, as the case may be, has approved or endorsed such person or such person's trading programs or objectives. The registrations and memberships described in this prospectus must not be considered as constituting any such approval or endorsement. Likewise, no commodity or securities exchange, nor the Securities and Exchange Commission, nor any other regulatory agency has given or will give any such approval or endorsement.

Trading Management

No Affiliation with Commodity Trading Advisor

The trading advisor is not affiliated with either managing member. In its capacity as commodity pool operator, the managing member may consult with the trading advisor with regard to money management and trading strategy issues, but the managing member will not serve as a trading advisor or select any other trading advisors to trade that are affiliated with either managing member. See The Commodity Trading Advisor for a summary of the trading advisor's performance information.

Rights of the Managing Member With Respect To Commodity Trading Advisor Selection and Allocation of Equity

The managing member believes that a trading advisor should be retained on a medium to long-term basis and should be allowed to implement fully its trading strategy. However, the managing member may, in its sole discretion and without notice to you, terminate any current or future trading advisor, select additional trading advisors, or change the allocation of equity to any trading advisor.

The managing member periodically reviews our performance to determine if a current trading advisor should be changed or if others should be added. In doing so, the managing member may use computer generated correlation analysis or other types of automated review procedures to evaluate trading advisors.

If a trading advisor is replaced, the new trading advisor will receive incentive fees independent of the previous trading advisor's performance.

As the managing member may receive an incentive fee and may engage more than one trading advisor, the following may possibly occur (i) we may pay an incentive fee to one trading advisor which is trading profitably while the other trading advisor produces losses which cause us to be unprofitable overall, (ii) the managing member may receive an incentive fee because the Fund is profitable overall, though one or more trading advisors are trading at a loss, or (iii) as the trading advisors trade independently, they may compete for similar positions or take positions opposite each other, which may limit our profitability.

Performance of Other Funds Managed by the Managing member

Within the last ten years, the individual managing member of the Fund, Michael Pacult, has managed four other commodity pools, one of which, Strategic Opportunities Fund, LLC, is privately offered and commenced business in July, 2005. Mr. Pacult is the sole principal of the corporate managing member of
Strategic, Evergreen Capital Management, Inc.   The other three pools are
publicly offered: Atlas Futures Fund, LP, Bromwell Financial Fund, LP and Providence Select Fund, LP. All three have commenced trading, however, Bromwell is not currently in operation. The Fund's corporate managing member has not managed any other commodity pools. As of August, 2003, Mr. Pacult became an individual general partner and sole principal of the corporate general partner of both Atlas and Bromwell, but is no longer an individual general partner of Bromwell. Mr. Pacult has been the individual general partner and principal of the corporate general partner of Providence since inception. As of February, 2010, the total amount of money raised for Atlas, Providence and Bromwell was $20,784,183 and the total number of investors in the pools was 205. In November, 2003, the two trading advisors for Bromwell were replaced because they were unprofitable. As of January 12, 2005, the new trading advisor, Fall River Capital, LLC had not been profitable and the general partner of Bromwell suspended the offering and trading, and caused substantially all of the partners to redeem their accounts in Bromwell. Bromwell is currently undergoing reorganization with new terms and a new commodity trading advisor. Providence has not been profitable and was closed as of January 31, 2010. Atlas, however, has been profitable since inception and its offering is ongoing.

Performance Record Of Bromwell Financial Fund, Limited Partnership

The individual managing member of the Fund serves as the principal of a corporate general partner, Belmont Capital Management, Inc., which manages another commodity pool called Bromwell Financial Fund, Limited Partnership. Bromwell was declared effective by the Securities and Exchange Commission on March 16, 2000 and commenced business on July 11, 2000.

Bromwell pays various expenses in relation its operation including (i) a monthly management fee of 1/4%, or 3% annually, to its trading advisor and 1/3%, or 4% annually to its general partner, (ii) a quarterly incentive fee to the trading advisor of 20% on new net profits it generates, (iii) a monthly brokerage commission of 7/12%, or 7% annually, to the affiliated introducing broker.

The following capsule shows the past performance of Bromwell Financial Fund, LP for the past five years, which includes only the final month of operation ended January 12, 2005.

You will receive no interest in Bromwell Financial Fund or any other entity except TriView Global by your purchase of membership interests in TriView Global Fund, LLC offered by this prospectus.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Bromwell Financial Fund, Limited Partnership
Percentage Rate of Return
(Computed on a compounded monthly basis)*

2005 (Jan 1 - Jan 12)
(14.54)

Name of Pool:	Bromwell Financial Fund, LP
How Offered:	Publicly offered pursuant to Form S-1 Registration Statement
Name of Commodity Trading Advisor:	Fall River Capital, LLC
Principal Protected:	No
Date of Inception of trading:	July, 2000
Aggregate Gross Capital Subscriptions:	$2,525,062
Net Asset Value of the pool:	$23,280.23 on total units outstanding: 36.44
Net Asset Value Per Unit:	$638.78
Largest Monthly Draw-Down**:	4-01/16.49%
Worst Peak-to-Valley Draw-Down***:	9-02 to 1-05/43.15%

*  Rate of Return
is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** Draw-down is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Performance Record Of Providence Select Fund, Limited Partnership

The individual managing member of the Fund served as the principal of a corporate general partner, White Oak Financial Services, Inc., which managed another commodity pool called Providence Select Fund, Limited Partnership. Providence was declared effective by the Securities and Exchange Commission on September 12, 2005 and commenced business on March 2, 2007.

Providence paid various expenses in relation its operation including (i) a monthly brokerage commission of 7/12%, or 7% annually, to the corporate general partner, (ii) a quarterly incentive fee to the trading advisor of 25% on new net profits it generates, and (iii) a monthly continuing service fee of 1/3% to the selling agents.

The following capsule shows the past performance of Providence for the period from inception of trading on March 2, 2007 through termination of business as of January 31, 2010. From inception to June 3, 2008, NuWave Investment Corp. was the sole trading advisor to the Fund. Since then, Clarke Capital Management traded its Alpha program on behalf of the Fund.

You will receive no interest in Providence or any other entity except TriView Global by your purchase of membership interests in TriView Global Fund, LLC offered by this prospectus.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Providence Select Fund, Limited Partnership
Percentage Rate of Return
(Computed on a compounded monthly basis)*

2010			2007
(Jan)	2009	2008	(Mar-Dec)

-14.76	(34.73)	(9.71)	(9.70)

Name of Pool:	Providence Select Fund, LP
How Offered:	Closed as of January 31, 2010
Name of Commodity Trading Advisor:	Clarke Capital Management, Inc.
Principal Protected:	No
Date of Inception of trading:	March 2, 2007
Aggregate Gross Capital Subscriptions:	$4,053,883
Largest Monthly Draw-Down**:	8-07 / 15.62%
Worst Peak-to-Valley Draw-Down***:	7-07 to 1-10 / 55.86%

*  Rate of Return
is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Performance Record Of Atlas Futures Fund, Limited Fund

The individual managing member of the Fund serves as an individual general partner and as the principal of a corporate general partner, Ashley Capital Management, Inc., both of which manage another commodity pool called Atlas Futures Fund, Limited Partnership. Atlas Futures Fund, LP was declared effective by the Securities and Exchange Commission on September 3, 1999. It commenced trading on October 15, 1999. Clarke Capital Management, Inc. is currently the sole trading advisor for Atlas Futures Fund, Limited Partnership.

Atlas Futures Fund pays various expenses in relation its operation including a quarterly incentive fee of 25% to Clarke on its new net profits; and, a monthly brokerage commission of 11/12%, or 11% annually, to its corporate general partner and introducing broker.

The following capsule shows the past performance of Atlas Futures Fund, LP for years 2005 through February, 2010.

You will receive no interest in Atlas Futures Fund or any other entity except TriView Global by your purchase of membership interests in TriView Global Fund, LLC offered by this prospectus.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Atlas Futures Fund, Limited Partnership
Percentage Rate of Return
(Computed on a compounded monthly basis)*

2010
(Jan-Feb)	2009	2008	2007	2006	2005

(7.54)		(24.46)	29.46	19.65	3.94	22.91

Name of Pool:	Atlas Futures Fund, LP
How Offered:	Publicly offered pursuant to Form S-1 Registration Statement
Name of Commodity Trading Advisor:	Clarke Capital Management, Inc.
Principal Protected:	No
Date of Inception of trading:	October, 1999
Aggregate Gross Capital Subscriptions:	$14,205,185
Net Asset Value of the pool:	$12,918,615 on total units outstanding: 3,421.98
Net Asset Value Per Unit:	$3,775.19
Largest Monthly Draw-Down**:	10-02/12.94%
Worst Peak-to-Valley Draw-Down***:	7-08 to 2-10/33.12%

* Rate of Return is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

Performance Record of Strategic Opportunities Fund, LLC

The individual managing member of the Fund serves as the principal of the corporate managing member, White Oak Financial Services, Inc., which manages another privately offered commodity pool called Strategic Opportunities Fund, LLC. It commenced trading in November, 2005, with Clarke Capital Management, Inc. as the sole trading advisor through January, 2010. Subsequently, the trading advisor for the Fund, GT Capital CTA, has been engaged as trading advisor for Strategic as well.

The following capsule shows the past performance of Strategic for the years 2005 through February, 2010.

You will receive no interest in Strategic Opportunities Fund or any other entity except TriView Global by your purchase of membership interests in TriView Global Fund, LLC offered by this prospectus.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

Strategic Opportunities Fund, LLC
Percentage Rate of Return
(Computed on a compounded monthly basis)*

2010
(Jan-Feb)****	2009	2008	2007	2006	2005

-3.43		-23.87	24.92	20.85	-8.69	-2.54

Name of Pool:	Strategic Opportunities Fund, LLC
How Offered:	Privately offered pursuant to Rule 506 of Regulation D
Name of Commodity Trading Advisor****:	Clarke Capital Management, Inc.
Principal Protected:	No
Date of Inception of trading:	October, 1999
Aggregate Gross Capital Subscriptions:	$9,000,394
Net Asset Value of the pool:	$3,931,320 on total units outstanding: 3,991.88
Net Asset Value Per Unit:	$984.83
Largest Monthly Draw-Down**:	10-02/12.94%
Worst Peak-to-Valley Draw-Down***:	7-08 to 1-10/29.70%

*  Rate of Return
is computed by dividing net performance by beginning net asset value for the period. For those months when additions or withdrawals exceed ten percent of beginning net assets, the Time-Weighting of Additions and Withdrawals method is used to compute rates of return.

** "Draw-down" is defined by applicable CFTC regulations to mean losses experienced by an account over the specified period.

*** Worst Peak-to-Valley Draw-Down means the greatest cumulative percentage decline in month-end net asset value due to losses sustained by a pool, account or trading program during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

**** Clarke Capital Management was trading advisor through January 31, 2010; however, it has been removed subsequently as trading advisor.

The Commodity Trading Advisor

GT Capital CTA

GT Capital CTA is a corporation organized on March 23, 2007 under the laws of the State of California and initially formed as a business consulting and administrative services firm under the name GT Consulting, Inc. GT Capital CTA is the name under which GT Consulting, Inc. is transacting business. GT Capital has been registered with the Commodity Futures Trading Commission as a commodity trading advisor since May 12, 2009, and has been a member of the National Futures Association since that date. The main business address of the advisor is 196 North Carmelina, Los Angeles, California 90049; telephone
(310) 472-0206; facsimile (310) 388-0104. The sole Principal of GT Capital is Guerman Teitelbaoum. The performance for GT Capital may be found beginning on page 32.

Business Background

Guerman Teitelbaoum is the sole principal and President of GT Capital CTA. He is responsible for all aspects of the firm's operation, including market research, trading, operation and management. He holds a degree in Industrial Economics & Electronics from the Russian Aerospace University. From July 1998 through September 1999, Mr. Teitelbaoum was the chief executive officer of the International Entrepreneurial Institute, a business consulting and management firm, where he was involved in the development of industrial and aviation projects, storage facilities and marketing. In October 1999, he became the Chief Financial Officer, Secretary and Director of PowerSource Corporation, a company active in the deregulation of electricity in California and providing consumers more options in choosing electricity providers. After leaving PowerSource Corporation in April 2001, Mr. Teitelbaoum joined Dighton Group, an investment management company, in May 2001 where he remains employed as a risk manager, trading system developer and back office manager. On August 14, 2008, he became registered as an associated person and was approved as Principal of Dighton Capital USA, a registered commodity trading advisor and commodity pool operator. On July 6, 2009, he withdrew his associated person registration and Principal listing with Dighton Capital USA, and was approved as a Principal of Dighton Capital CTA Limited, a registered commodity trading advisor, on July 8, 2009.

Mr. Teitelbaoum became registered as an associated person of GT Capital on May 12, 2009. He was approved as a Principal of GT Capital on May 8, 2009.

Legal Disclosure

Other than as described below, neither GT Capital nor Mr. Teitelbaoum has been involved in any material administrative, civil or criminal action, within the five years preceding the date of this disclosure document, or at any time in the past.

On August 24, 2009, a lawsuit was filed against Mr. Teitelbaoum and two other parties. The complaint alleges that Mr. Teitelbaoum and the other defendants failed to properly compensate the plaintiff for marketing services. Mr. Teitelbaoum vehemently denies all allegations of wrongdoing and plans to vigorously defend the lawsuit.

Please note that this dispute does not involve any allegations of wrongdoing relating to trading or customers.

Trading Program

Introduction

The trading advisor seeks capital appreciation of Clients' accounts through speculative trading in commodity futures and options on commodity futures. There is no representation being made that the trading programs offered by the trading advisor will be successful in achieving this goal. The trading advisor offers two trading programs: the GT Dynamic Trading Program and the GT Dynamic Day Trading Program.

The trading programs utilized by GT Capital are proprietary and confidential. The descriptions below are therefore general by necessity and are not intended to be exhaustive.

Description of the Trading Programs

Types of Transactions

The trading advisor's objective for the GT Dynamic Trading Program and the GT Dynamic Day Trading Program is to achieve appreciation of Clients' assets through speculative trading in futures contracts and options on futures contracts. There is no representation being made that the trading programs offered by the trading advisor will be successful in achieving this goal.

For the GT Dynamic Trading Program, the trading advisor intends to focus on trading the E-Mini S&P 500 futures contracts and options contracts. For the GT Dynamic Day Trading Program, the trading advisor intends to focus on trading the E-Mini S&P futures, but not options, contracts. However, for both programs the trading advisor reserves the right to trade any liquid futures or options contracts which, in its sole discretion, the trading advisor determines represents an attractive trading opportunity.

In General

Money managers generally rely on either fundamental or technical analysis, or a combination thereof, in making trading decisions and attempting to identify price trends in a commodity interest. "Fundamental analysis" is the consideration of factors external to the market of a particular instrument. For example, weather and political events which affect the supply and demand of that particular instrument, in order to predict future prices of that instrument. As an example, some of the fundamental factors that affect the supply of commodities (e.g., agricultural products such as corn and soybeans) include the acreage planted, weather during the growing season, harvesting and distribution of the commodity and the previous year's crop carryover. The demand for such commodities is determined in part by domestic consumption and exports and is a product of many factors, including general world economic conditions, exports and the cost of competing products which might be substituted as alternate sources of food or fiber.

Technical analysis is not based on the anticipated supply and demand of the "cash" or "physical" (i.e., actual) commodity; instead, technical analysis is based on the theory that a study of the markets themselves (in particular, of trends of prices established by the markets for various instruments during selected historical periods) provides a means of anticipating prices. Technical analysis of the markets often includes a study of the actual daily, weekly and monthly price fluctuations, as well as volume variations and changes in open interest, utilizing charts and/or computers for analysis of these items and other technical market data.

Both general methodologies have been employed with success by traders and investors in the past, however, neither trading method can be assured of success in a particular interval of time.

The GT Dynamic Trading Program

The GT Dynamic Trading Program is the program that will be traded for the Fund and employs a proprietary trading technique developed by GT Capital's Principal in which fundamental factors, such as market psychology, and technical indicators are combined in an attempt to forecast market direction. The trading advisor looks to enter markets which appear to be overbought or oversold and exploit these conditions by taking the appropriate side in the market. In determining which direction of the market to trade, the trading advisor uses technical indicators such as Elliot Wave counts, Fibonacci retracements, moving averages, and stochastics to determine appropriate entry and exit levels. For instance, if a market appears to be in a bearish trend, the trading advisor waits until all of the program's indicators show the market as being oversold and that a trend reversal is likely to occur before placing an order to go long in the market. In assessing the number of contracts to trade, the trading advisor examines the volatility and volume of the market in order to avoid having to liquidate a position prematurely due to temporary price reversals. In a trending market, the program is also designed to take partial profits by exiting portions of positions at pre-determined retracement levels, while leaving the remainder of the position open to take advantage of a continuation in the trend.

GT Capital may also trade accounts using options strategies, including purchasing options to initiate positions or manage risk on open futures positions, selling uncovered or "naked" options for the purpose of generating additional income and using both credit and debit spread strategies.

For the GT Dynamic Trading Program, the trading advisor will generally attempt to limit risk between three percent (3%) and ten percent (10%) of an account's equity per trade. However there is no guarantee that losses on any given trade will be limited to these amounts. Stop loss points are determined at the time a trade is initiated. Please note that stop loss orders become market orders when activated and therefore, there is no guarantee that such orders will be filled at the stop loss points. Further, stop loss orders may not necessarily limit losses to the determined amounts in the event that market conditions make it impossible to execute such orders. Options may also be used in an attempt to protect existing futures positions. Please note that while GT Capital adheres to certain risk management techniques, there can be no guarantee that these techniques will be successful.

While GT Capital makes every effort to adhere to the trading program, GT Capital reserves the right to take appropriate actions outside the systems if warranted by exceptional or unusual market conditions or if the world situation results in unusually high amounts of risk.

The GT Dynamic Trading Program typically results in between twenty percent (20%) and fifty percent (50%) of the total assets of the Clients' accounts being used to margin positions. However, this percentage may be substantially more or less at the discretion of GT Capital.

The GT Dynamic Day Trading Program

The GT Dynamic Day Trading Program and trades according to the same principles as the GT Dynamic Trading Program described above, but on a shorter time frame and using only futures and not options. The market data is analyzed on an intraday basis, and positions are rarely (if ever) held overnight. As such, the program involves "daytrading," which involves initiating and exiting a position on the same trading day.

For this program, the trading advisor intends to trade predominantly the e-mini S&P 500 contract. However, the trading advisor reserves the right to trade any liquid commodity in its sole discretion. The trading advisor generally attempts to limit its daily risk to between one percent (1%) and four percent (4%) of an account's equity per day. However there is no guarantee that losses will be limited to these amounts.

Performance History

GT Capital CTA - GT Dynamic Trading Program

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. A purchase of membership interests pursuant to this offering does not include any interest in this program.

GT Capital CTA - GT Dynamic Trading Program
Percentage Rate of Return
(Computed on a compounded monthly basis)*

		2010		2009

January		1.67
February	2.13
March
April
May
June				2.32
July				0.81
August				1.62
September			4.29
October				0.52
November			3.44
December			1.51

Year-to-Date	3.84		15.38

Name of Commodity Trading Advisor:	GT Capital CTA
Name of the Trading Program:	GT Dynamic Trading Program
Date of Commencement of Trading by Advisor:	June 2009
Date of Commencement of Program Trading:	June 2009
Number of Accounts in Trading Program:	34
Aggregate assets in all programs:	$12,000,000
Aggregate assets in program:	$12,000,000
Largest Monthly Draw-down**:	None

Worst Peak to Valley Draw-down***:	None	*  Monthly Rate of Return is
calculated by dividing net performance by beginning net asset value. The monthly rates are then compounded to arrive at the annual rate of return.

** Worst Monthly Percentage Draw-down is the largest monthly loss experienced by the program in any calendar month expressed as a percentage of the total equity in the account and includes the month and year of such draw-down.

*** Worst Peak to Valley Draw-down is the greatest cumulative percentage decline in month end net asset value of the program due to losses sustained by an account during any period in which the initial month-end net asset value of an account is not equaled or exceeded by a subsequent month-end net asset value of the account and includes the time period in which it occurred.

The Futures Commission Merchant

The managing member has selected an unaffiliated futures commission merchant, MF Global Inc ("MFG") to hold, supervise and control approximately 47% to 50% of our equity, that which is used for trading by the commodity trading advisor. MFG, formerly known as Man Financial Inc ("MFI"), is a registered futures commission merchant and commodity pool operator pursuant to the Commodity Exchange Act, as amended, and is a member of the National Futures Association in such capacities. The change of name was effected on July 19, 2007. MFG is a member of all major U.S. futures exchanges. MFG's main office is located at 717 Fifth Avenue, 9th Floor, New York, New York 10022-8101. MFG's telephone number at such location is (212) 589-6200. As required by law, the managing member will provide notice to you within 21 days of any change in futures commission merchant.

At any given time, the futures commission merchant is involved in numerous legal actions and administrative proceedings, which in the aggregate, are not, as of the date of this prospectus, expected to have a material effect upon its condition, financial or otherwise, or to the services it will render to the Fund.

There have been no administrative, civil or criminal proceedings pending, on appeal or concluded against the futures commission merchant or its principals within the five years preceding the date of this prospectus that MFI would deem material for purposes of Part 4 of the Regulations of the Commodity Futures Trading Commission, except as follows:

In May 2006, MFI was sued by the Receiver for Philadelphia Alternate Asset Fund ("PAAF") and associated entities for common law negligence, common law fraud, violations of the Commodity Exchange Act and RICO violations (the "Litigation"). In December 2007, without admitting any liability of any party to the Litigation to any other party to the Litigation, the Litigation was settled with MFI agreeing to pay $69 million, plus $6 million of legal expenses, to the Receiver, in exchange for releases from all applicable parties and the dismissal of the Litigation with prejudice. In a related action, MFI settled a CFTC administrative proceeding (In the Matter of MF Global, f/k/a Man Financial Inc., and Thomas Gilmartin) brought by the CFTC against MFI and one of its employees for failure to supervise and recordkeeping violations. Without admitting or denying the allegations, MFI agreed to pay a civil monetary penalty of $2 million and accept a cease and desist order.

On February 20, 2007, MFI settled a CFTC administrative proceeding (In the Matter of Steven M. Camp and Man Financial Inc., CFTC Docket No. 07-04) in which MFI was alleged to have failed to supervise one of its former associated persons ("AP") who was charged with fraudulently soliciting customers to open accounts at MFI. The CFTC alleged that the former AP misrepresented the profitability of a web-based trading system and of a purported trading system to be traded by a commodity trading advisor. Without admitting or denying the allegation, MFI agreed to pay restitution to customers amounting to $196,900.44 and a civil monetary penalty of $120,000. MFI also agreed to a cease and desist order and to strengthen its supervisory system for overseeing sales solicitations by employees in connection with accounts to be traded under letters of direction in favor of third party system providers.

On March 6, 2008, and thereafter, 5 virtually identical proposed class action securities suits were filed against MFG's parent, MF Global Ltd. ("MF Global"), certain of its officers and directors, and Man Group plc. These suits have now been consolidated into a single action. The complaints seek to hold defendants liable under 11, 12 and 15 of the Securities Act of 1933 by alleging that the registration statement and prospectus issued in connection with MF Global's initial public offering in July 2007 were materially false and misleading to the extent that representations were made regarding MF Global's risk management policies, procedures and systems. The allegations are based upon MF Global's disclosure of $141.5 million in trading losses incurred in a single day by an AP in his personal trading account ("Trading Incident"), which losses MFG was responsible to pay as an exchange clearing member. The consolidated cases have been dismissed on a motion to dismiss by defendants. Plaintiffs have appealed.

On December 17, 2009, MFG settled a CFTC administrative proceeding in connection with the Trading Incident and three other matters without admitting or denying any allegations and accepting a charge of failing to supervise (In the Matter of MF Global Inc. CFTC Docket No. 10-03). The three additional matters that were settled involved allegations that MF Global failed to implement procedures to ensure proper transmissions of price information for certain options that were sent to a customer, specifically that the price indications reflected a consensus taken on [a particular] time and date and were derived from different sources in the market place; failed to diligently supervise the proper and accurate preparation of trading cards and failed to maintain appropriate written authorization to conduct trades for a certain customer. Under the Commission's order, MFG agreed to pay an aggregate civil monetary penalty of $10 million (which it had previously accrued) and agreed to a cease and desist order. In addition, MFG agreed to specific undertakings related to its supervisory practices and procedures and MFG agreed that it would engage an independent outside firm to review and assess the implementation of the undertakings and certain recommendations that MFG previously accepted. At the same time, MFG, without admitting or denying the allegations made by the CME, settled a CME disciplinary action relating to the Trading Incident by paying a fine of $495,000.

On August 28, 2009, Bank of Montreal ("BMO") instituted suit against MFG and its former broker, Joseph Saab ("Saab") (as well as a firm named Optionable, Inc. and five of its principals or employees), in the United States District Court for the Southern District of New York. In its complaint, BMO asserts various claims against all defendants for their alleged misrepresentation of price quotes to BMO's Market Risk Department ("MRD") as independent quotes when defendants knew, or should have known, that David Lee ("Lee"), BMO's trader, created the quotes which, in circular fashion, were passed on to BMO through MFG's broker, thereby enabling Lee substantially to overvalue his book at BMO. BMO further alleges that MFG and Saab knew that Lee was fraudulently misrepresenting prices in his options natural gas book and aided and abetted his ability to do so by MFG's actions in sending price indications to the BMO MRD, and substantially assisted Lee's breach of his fiduciary duties to BMO as its employee. The Complaint seeks to hold all defendants jointly and severally liable and, although it does not specify an exact damage claim, it claims CAD 680.0 million (approximately $635.9 million) as a pre-tax loss for BMO in its natural gas trading, claims that it would not have paid brokerage commissions to MFG (and Optionable), would not have continued Lee and his supervisor as employees at substantial salaries and bonuses, and would not have incurred substantial legal costs and expenses to deal with the Lee mispricing. MFG has made a motion to dismiss, which is pending.

In or about October 2003, MFI uncovered an apparent fraudulent scheme conducted by third parties unrelated to MFI that may have victimized a number of its clients. CCPM, a German Introducing Broker, introduced to MFI all the clients that may have been victimized. An agent of CCPM, Michael Woertche (and his asssociates), apparently engaged in a Ponzi scheme in which allegedly unauthorized transfers from and trading in accounts maintained at MFI were utilized to siphon money out of these accounts, on some occasions shortly after they were established. MFI was involved in two arbitration proceedings relating to these CCPM introduced accounts. The first arbitration involved claims made by two claimants before a NFA panel. The second arbitration involves claims made by four claimants before a FINRA panel. The claims in both arbitrations are based on allegations that MFI and an employee assisted CCPM in engaging in, or recklessly or negligently failed to prevent, unauthorized transfers from, and trading in, accounts maintained by MFI. Damages sought in the NFA arbitration proceeding were approximately $1,700,000 in compensatory damages, unspecified punitive damages and attorney's fees in addition to the rescission of certain deposit agreements. The NFA arbitration was settled for $200,000 as to one claimant and a net of $240,000 as to the second claimant during fiscal 2008. Damages sought in the FINRA proceeding were approximately $6,000,000 in compensatory damages and $12,000,000 in punitive damages. During the year ended March 31, 2009, the FINRA arbitration was settled for an aggregate of $800,000.

MFI was named as a co-defendant in an action filed in Florida State Court by Eagletech Communications Inc. ("Eagletech") and three of its alleged shareholders against 21 defendants, including banks, broker-dealers and clearing brokers, as well as "100 John Doe defendants or their nominee entities". The complaint alleges that the defendants engaged in a criminal conspiracy designed to manipulate the publicly traded share price of Eagletech stock. Plaintiffs seek unspecified compensatory and special damages, alleging that "Man Group PLC d/b/a Man Financial Inc" participated in the conspiracy by acting as a clearing broker for a broker-dealer that traded in Eagletech stock. The complaint asserts claims under RICO, the Florida Securities and Investor Protection Act, the Florida Civil Remedies for Criminal Practices Act and a related negligence claim. On May 9, 2007, defendants filed a notice removing the State Court action to the United States District Court for the Southern District of Florida pursuant to 28 U.S.C. 1441(a). On October 2, 2007, Plaintiffs filed a first amended complaint in the Federal Court action asserting additional claims against MFG under Florida common law, including civil conspiracy, conversion and trespass to chattels. On February 26, 2008, the financial institution defendants, including MF Global Inc., filed a motion to dismiss seeking dismissal of all claims asserted in the amended complaint on the ground that the claims are barred by the Private Securities Litigation Reform Act ("PSLRA") and preempted by the federal securities laws. On June 27, 2008, the Court partially granted the motion, holding that the federal RICO claims are barred by the PSLRA and dismissing the RICO claims with prejudice. The Court declined to exercise supplemental jurisdiction over the state law claims and remanded those claims to the Florida State Court. On July 25, 2008, plaintiffs filed a notice of appeal of the Court's June 27, 2008 decision to the United States Court of Appeals for the Eleventh Circuit but subsequently withdrew its appeal.

In December 2007, MFG, along with four other futures commission merchants ("FCMs"), were named as defendants in an action filed in the United States District Court in Corpus Christi, Texas by 47 individuals who were investors in a commodity pool (RAM I LLC) operated by Renaissance Asset Management LLC. The complaint alleges that MFG and the other defendants violated the Commodity Exchange Act and alleges claims of negligence, common law fraud, violation of a Texas statute relating to securities fraud and breach of fiduciary duty for allegedly failing to conduct due diligence on the commodity pool operator and commodity trading advisor, having accepted executed trades directed by the commodity trading advisor, which was engaged in a fraudulent scheme with respect to the commodity pool, and having permitted the improper allocation of trades among accounts. The plaintiffs claim damages of $32.0 million, plus exemplary damages, from all defendants. All of the FCM defendants moved to dismiss the complaint for failure to state a claim upon which relief may be granted. Following an initial pre-trial conference, the court granted plaintiffs leave to file an amended complaint. On May 9, 2008, plaintiffs filed an amended complaint in which plaintiffs abandoned all claims except a claim alleging that the FCM defendants aided and abetted violations of the Commodity Exchange Act. Plaintiffs now seek $17.0 million in claimed damages plus exemplary damages from all defendants. MFG filed a motion to dismiss the amended complaint which was granted by the court and appealed by the plaintiffs.

The Liquidation Trustee ("Trustee") for Sentinel Management Group, Inc. ("Sentinel") sued MFG in June 2009 on the theory that MFG's withdrawal of $50.2 million within 90 days of the filing of Sentinel's bankruptcy petition on August 17, 2007 is a voidable preference under Section 547 of the Bankruptcy Code and, therefore, recoverable by the Trustee, along with interest and costs.

In May 2009, investors in a venture set up by Nicholas Cosmo ("Cosmo") sued Bank of America and MFG, among others, in the United States District Court for the Eastern District of New York, alleging that MFG, among others, aided and abetted Cosmo and related entities in a Ponzi scheme in which investors lost $400 million. MFG has made a motion to dismiss which is currently pending before the court.

In the late spring of 2009, MFG was sued in Oklahoma State Court by customers who were substantial investors with Mark Trimble ("Trimble") and/or Phidippides Capital Management ("Phidippides"). Trimble and Phidippides may have been engaged in a Ponzi scheme. Plaintiffs allege that MFG "materially aided and abetted" Trimble's and Phidippides' violations of the anti-fraud provisions of the Oklahoma securities laws and they are seeking damages "in excess of" $10,000 each. MFG made a motion to dismiss which was granted by the court. Plaintiffs have appealed.

MFG and an affiliate, MF Global Market Services LLC ("Market Services"), are currently involved in litigation with a former customer of Market Services, Morgan Fuel & Heating Co., Inc. ("Morgan Fuel") and its principals, Anthony Bottini, Jr., Brian Bottini and Mark Bottini (the "Bottinis"). The litigations arise out of trading losses incurred by Morgan Fuel in over-the-counter derivative swap transactions, which were unconditionally guaranteed by the Bottinis.

On October 6, 2008, Market Services commenced an arbitration against the Bottinis to recover $8.3 million, which is the amount of the debt owed to Market Services by Morgan Fuel after the liquidation of the swap transactions. MF Global Market Services LLC v. Anthony Bottini, Jr., Brian Bottini and Mark Bottini, FINRA No. 08-03673. Each of the Bottinis executed a guaranty in favor of Market Services personally and unconditionally guaranteeing payment of the obligations of Morgan Fuel upon written demand by Market Services. Market Services asserted a claim of breach of contract based upon the Bottinis' failure to honor the guarantees.

On October 21, 2008, Morgan Fuel commenced a separate arbitration proceeding before FINRA against MFG and Market Services. Morgan Fuel claims that MFG and Market Services caused Morgan Fuel to incur approximately $14.2 million in trading losses. Morgan Fuel v. MFG and Market Services, FINRA No. 08-03879. Morgan Fuel seeks recovery of $5.9 million in margin payments that it allegedly made to Market Services and a declaration that it has no responsibility to pay Market Services for the remaining $8.3 million in trading losses because Market Services should not have allowed Morgan Fuel to enter into, or maintain, the swap transactions.

The Bottinis also asserted a third-party claim against Morgan Fuel, which in turn asserted a fourth-party claim against MFG, Market Services and Steven Bellino (an MFG employee) in the arbitration proceeding commenced by Market Services.

On December 12, 2008, MFG settled three CME Group disciplinary actions involving allegations that on a number of occasions in 2006 and 2007, MFG employees engaged in impermissible pre-execution communications in connection with trades executed on the e-cbot electronic trading platform, withheld customer orders that were executable in the market for the purpose of soliciting, and brokering contra-orders and crossed orders on the e-cbot trading platform without allowing for the minimum required exposure period between the entry of the orders. MFG was also charged with failing to properly supervise its employees in connection with these trades. Without admitting or denying any wrongdoing, MFG consented to an order of a CME Business Conduct Committee Panel which found that MFG violated legacy CBOT Rule 504.00 and Regulations 480.10 and 9B.13 and 9B.13(c) and ordered MFG to pay a $400,000 fine, cease and desist from similar conduct and, in consultation with CME Market regulation Staff, enhance its training practices and supervisory procedures regarding electronic trading practices.

MFG acts only as clearing broker for the Fund's futures accounts and as such is paid commissions for executing and clearing trades. MFG has not passed upon the adequacy or accuracy of the Fund's prospectus or this report and will not act in any supervisory capacity with respect to the CPO or the CTA, as the case may be, nor participate in the management of the CPO or of the Fund or of the CTA. Therefore, investors should not rely on MFG in deciding whether or not to participate in the Fund.

MFG has represented to the managing member that that none of the events it has reported will not now, or at any time in the future, interfere with its performance as the FCM for the Fund's account.

The Introducing Broker

The Fund trading account was introduced to MF Global Inc. as futures commission merchant by Futures Investment Company, 5914 N. 300 West, Fremont, IN 46737, (260) 833-1306. Futures Investment Company is a registered introducing broker under the Commodity Exchange Act, as amended, and is a member of the National Futures Association in such capacity. It must pay actual clearing costs to the futures commission merchant and retains a portion of the fixed brokerage commissions paid by the managing member to it for trades entered by the trading advisor.

Federal Income Tax Aspects

Scope of Tax Presentation

This presentation is based on:

*	the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder which were in effect as of the effective date of this prospectus and

*	the express intent of the managing member to:

*	operate the Fund as authorized and limited by the LLC Operating
Agreement, and

*	cause us to invest only our equity capital and not to borrow money to operate the Fund, and

*	the belief by the managing member that no less than ninety percent of the income generated by us will be from interest income and the trade of commodities.

Any change in the Internal Revenue Code or deviation from the above intentions of operation could alter this presentation and also have adverse tax consequences on this Fund and you. For instance, if we were taxed as a corporation, we would pay tax and you would have to pay a second tax. In addition, if we were taxed as a corporation, none of the deductions for expenses would pass through to your tax return.

Any adjustment made to our return by our auditors or the IRS will flow through to your return and could result in a separate audit of your individual return. If the IRS audits us or you, significant factual questions may arise which, if challenged by the IRS, might only be resolved at considerable legal and accounting expense. We will report our income for tax and book purposes under the accrual method of accounting and our tax year will be the calendar year. During taxable years in which little or no profit is generated from trading activities, you may still have interest income that will be taxed to you as ordinary income.

Subject to the above scope of presentation and assumption, following is the opinion of The Scott Law Firm, P.A. that summarizes the material Federal income tax consequences to individual investors in the Fund.

This discussion is not intended as a substitute for careful planning by you after you consider your tax circumstances; particularly, since the income tax consequences of an investment in the Fund will not be the same for all taxpayers. Accordingly, you are urged to consult your tax advisors with specific reference to your tax situation.

All matters upon which we have obtained an opinion of tax counsel are discussed under the caption Tax Opinion below. Said opinion is based and conditioned upon factual representations made by the managing member on behalf of the Fund and assumptions that those facts will be applicable to the Fund continuously during its operation.

No Legal Opinion as To Certain Material Tax Aspects

We will not request a legal opinion in regard to any State income tax issue. In addition, our tax counsel cannot opine upon (i) any matter that concerns the tax consequences to any specific member of investment in the Fund based on that member's tax circumstances, (ii) any Federal income tax issue that involves a determination by the IRS of the facts related to our operation, or
(iii) any other matter that may be subject to IRS interpretation or adjustment upon audit.

For an example of an item that could be subject to determination by the IRS, the Code provides that, for non-corporate taxpayers who itemize deductions when computing taxable income, expenses of producing income, including investment advisory fees, are to be aggregated with unreimbursed employee business expenses and other expenses of producing income (collectively, the "Aggregate Investment Expenses"), and the aggregate amount of such expenses will be deductible only to the extent such amount exceeds 2% of a taxpayer's adjusted gross income. In addition, for taxpayers whose adjusted gross income exceeds a certain threshold amount (the "AGI Threshold"), Aggregate Investment Expenses in excess of the 2% threshold, when combined with certain of a taxpayer's other miscellaneous deductions, are subject to a reduction (scheduled to be phased out between 2006 and 2010) equal to the lesser of 3% of the taxpayer's adjusted gross income in excess of the AGI Threshold and 80% of the amount of certain itemized deductions otherwise allowable for the taxable year (the "Phase-out"). Moreover, such Aggregate Investment Expenses are miscellaneous itemized deductions which are not deductible by a non-corporate taxpayer in calculating its alternative minimum tax liability. The IRS could contend that some or all of the management fees and incentive fees, as well as other ordinary expenses of the Fund, constitute "investment advisory fees." If this contention were sustained, each non-corporate member's pro rata share of the amounts characterized would be deductible only to the extent that such member's Aggregate Investment Expenses exceed 2% of such member's adjusted gross income and, when combined with certain other itemized deductions, exceed the Phase-out.

PROSPECTIVE INVESTORS MUST CONSULT THEIR OWN TAX ADVISERS CONCERNING THE FOREGOING "INVESTMENT ADVISORY FEES" ISSUE, WHICH IS A MATTER OF UNCERTAINTY AND COULD HAVE A MATERIAL IMPACT ON AN INVESTMENT IN THE FUND.

Fund Tax Status

The Internal Revenue Code, at Section 7701, and the regulations promulgated thereunder, provides the criteria used cannot be present if a company is to be taxed as a partnership and not as a corporation. A company must have two or more of the following characteristics decentralized management, unlimited liability of the members, limited transferability of membership interests, and limited continuation of existence.

The LLC Operating Agreement obligates the managing member to operate the Fund in a manner so that it will be taxed as a partnership and not as a corporation.

If we were taxed as a corporation, (i) we would pay taxes at the corporate rates upon our income and gains, (ii) items of deduction and losses would be deductible only by us and not by you, (iii) tax credits would be available only to us and not to you, and (iv) all or a part of any distributions we make to you could be taxable as dividend income and would not be deductible by us in computing our taxable income. This would substantially increase the total amount of taxes paid on your investment income and potentially limit your expense deductions.

Historically, the right of redemption, similar to your right to redeem your membership interests, renders a pool, such as ours, to be deemed a publicly traded partnership, taxed as a corporation. However, the Revenue Act of 1987 provides an exception. The exception requires 90% or more of our gross income to be derived from interest and the trade of commodities. Provided the principal activity of the Fund is buying and selling commodities, income may include interest, dividends, and income from the trade or holding of futures, options or forward contracts on commodities. The managing member intends to limit the principal business activity and sources of income so that this exception will apply to us. In addition, the managing member has placed restrictions upon the right of redemption. See The LLC Operating Agreement, Redemptions and Appendix A, Right of Redemption.

No IRS Ruling

We have not applied for a ruling from the Internal Revenue Service regarding our status as a partnership or with regard to any other tax aspect, nor do we intend to seek a ruling. In the absence of a ruling, there can be no assurance that the IRS will not attempt to take a position adverse to the Fund and the opinions expressed in this prospectus.

Tax Opinion

The managing member believes, in reliance upon opinion of legal counsel, that this prospectus accurately summarizes all material Federal tax matters related to the Fund. In the opinion of The Scott Law Firm, P.A., tax counsel to the Fund, based upon the facts stated in the certificate of intended operation of the Fund supplied by the managing member:

*	we will be treated as a partnership for Federal income tax purposes;

*	the allocations of profits and losses made when members redeem their membership interests will be upheld for Federal income tax purposes;

*	based upon our contemplated trading activities, the IRS will consider us as conducting a trade or business; and, as a result, the ordinary and necessary business expenses we incur while conducting our commodity futures trading business will not be subject to limitation under Section 67 or Section 68 of the Internal Revenue Code;

*	the profit share will be respected as a distributive share of our income allocable to the Fund; and

*	the contracts we trade, as described in this prospectus, will satisfy the commodities trading safe harbor as described in section 864(b) of the Internal Revenue Code.

Such opinion is based on the Internal Revenue Code as of the effective date of this prospectus and a review of the LLC Operating Agreement, and is conditioned upon the following representations of facts by the managing member:

*	at all times, we will be operated in accordance with the Delaware LLC
Act and the LLC Operating Agreement attached hereto as Appendix A

*	for our first two years of operation, the aggregate deductions claimed by the members as their distributive shares of our net losses will not exceed the equity capital invested in the Fund

*	no creditor who makes us a loan, including margin accounts, will have or acquire, as a result of making the loan, any direct or indirect interest in our capital, profits or property, other than as a secured creditor

*	the managing member will at all times actively direct the affairs of the
Fund

*	interests in the Fund:

*	will be transferable or redeemed only upon approval of the managing member

*	will not be traded on an established securities market, and

*	will not be readily tradable on a secondary market or the substantial equivalent thereof

*	we will not be registered under the Investment Advisor's Act of 1940;
and

*	over 90% of our earned income will be qualifying income as that term is defined in the Revenue Act of 1987.

The Scott Law Firm, P.A. is not able to opine upon the tax treatment of expenses because that determination depends upon questions of fact to be resolved by the managing member on behalf of the Fund.

In addition, commodity trading advisor fees are aggregated with employee business expenses and other expenses of producing income, and the aggregate of such expenses is deductible only to the extent such amount exceeds 2% of your adjusted gross income. It is the managing member's position that our intended operations will qualify as a trade or business. If this position is sustained, the brokerage commissions and performance fees will be deductible as ordinary and necessary business expenses. Syndication costs to organize the Fund and offering expenses are subject to limitations upon deduction imposed by the Internal Revenue Code.

Any change in the representations of the managing member or the operative facts will prevent you and us from relying upon the legal opinion from The Scott Law Firm, P.A.

Passive Loss and Unrelated Business Income Taxes Rules

In addition to the imposition of a corporate level tax on publicly traded limited liability companies, special rules apply to limited liability companies in regard to the application of the passive loss and unrelated business income tax rules. In Notice 88-75 issued on June 17, 1988, the IRS provided guidance as to limited liability company operation. The managing member intends to use its best efforts to cause us to comply with the applicable provisions of these guidelines. In the event our expenses were deemed not to qualify as deductions from trading profits, your total taxes would increase while your distributions would remain the same.

Basis Loss Limitation

Generally, the basis of your interest in the Fund for tax purposes is equal to the cost decreased, but not below zero, by your share of any Fund losses and distributions, and increased by your share of any Fund income.

You may not deduct losses in excess of the adjusted basis for your interest in the Fund at the end of the Fund year in which such losses occurred. However, you may carry forward any excess to such time, if ever, as the basis for the interest in the Fund is sufficient to absorb the loss. Upon the sale or liquidation of your interest in the Fund, you will recognize a gain or loss for Federal income tax purposes equal to the difference between the amount you realize in the transaction and the basis for your interest in the Fund at the time of such sale. For individuals, capital losses would offset capital gains on a dollar for dollar basis, with any excess capital losses subject to a $3,000 annual limitation. Accordingly, it is possible for you to sustain a loss from our operation that will not be allowed as a deduction for tax purposes or will be limited to a $3,000 annual limitation.

At-Risk Limitation

If you borrow money to invest in the Fund, there are at risk limitations that will apply to you. Section 465 of the Internal Revenue Code provides that the amount of any loss allowable for any year to be included in your personal tax return is limited to the amount paid for the membership interests, or tax basis, of the amount at risk. Losses already claimed may be subject to recapture if the amount at risk is reduced as a result of (i) cash distributions from the activity, (ii) deduction of losses from the activity,
(iii) changes in the status of indebtedness from recourse to non-recourse,
(iv) the commencement of a guarantee, or (v) other events that affect your risk of loss.

You should consider the at risk provisions in arranging debt financing for purchasing a membership interest.

Income and Losses from Passive Activities

Internal Revenue Code Section 469 limits the deductibility of what are called passive losses from business activities in which the taxpayer does not materially participate. Under temporary Treasury regulations, (i) the trading of personal property, such as futures contracts, will not be treated as a passive activity, (ii) Fund gains allocable to you will not be available to offset passive losses from sources outside the Fund, and (iii) Fund losses will not be subject to limitation under the passive loss rules.

Allocation of Profits and Losses

The allocation of profits, losses, deductions and credits contained in the LLC Operating Agreement will be recognized for tax purposes only if the allocations have substantial economic effect. While the managing member believes that the LLC Operating Agreement either meets the requirements or satisfies a substitute capital account equivalency test, the LLC Operating Agreement does not meet a third requirement, that a member must make a capital contribution to the Fund equal to any deficit in its capital account. Accordingly, under the regulations and the LLC Operating Agreement, losses would not be allocable to you in excess of your capital contribution plus properly allocated profits less any prior distributions. The managing member intends to allocate income and losses in accordance with the LLC Operating Agreement that it believes complies with applicable Internal Revenue Code
Section 704. However, no assurances can be given that the IRS will not attempt to change any allocation that is made among members admitted on different dates, which could adversely affect the amount of taxable income to one member as opposed to another member.

Taxation of Futures and Forward Transactions

The commodity trading advisors selected to trade for us are expected to trade primarily in contracts that are treated under Section 1256 of the Code. 1256 Contracts are any regulated futures contract, foreign currency contract, non-equity option, or dealer equity option.

A regulated futures contract is a futures contract:

*	if it is traded on or subject to the rules of:

*	a national securities exchange which is registered with the Securities and Exchange Commission,

*	a domestic board of trade designated as a contract market by the
Commodity Futures Trading Commission or any other board of trade, exchange or other market designated by the Secretary of Treasury, and

*	which is marked-to-market to determine the amount of margin that must be deposited or may be withdrawn. Marked-to-market means that the position is taken in the account on day one at that price. Each day the position is held, it is valued for account purposes at the price of the contract on the close of that day.

A foreign currency contract is negotiated between banks and accepted for trade
among banks and private investors.   The Fund is expected to purchase or sell
these contracts to speculate on the value of foreign currency as contrasted with the U. S. dollar. These contracts are exempt from the Commodity Exchange Act and are excluded from marked-to-market treatment.

A non-equity option means an option which is treated on a qualified board or exchange and the value of which is not determined directly or indirectly by reference to any stock, group of stocks, or stock index unless there is in effect a designation by the Commodity Futures Trading Commission of a contract market for a contract bond or such group of stocks or stock index.

A dealer equity option means, with respect to an options dealer, only a listed option which is an equity option, is purchased or granted by such options dealer in the normal course of his activity of dealing in options, and is listed on the qualified board or exchange on which such options dealer is registered.

All Section 1256 contracts will be marked-to-market upon the closing of every contract, including closing by taking an offsetting position or by making or taking delivery, by exercise or being exercised, by assignment or being assigned; or by lapse or otherwise. Also, all open Section 1256 contracts held by us at our fiscal year-end will be treated as sold for their fair market value on the last business day of such taxable year. This will result in all unrealized gains and losses being recognized for Federal income tax purposes for the taxable year. As a consequence, you may have tax liability relating to unrealized Fund profits in open positions at year-end. Sixty percent of any gain or loss from a Section 1256 contract will be treated as long-term capital gain or loss, and 40% as short-term capital gain or loss, regardless of the actual holding period of the individual contracts. The character of a your distributive share of profits or losses of the Fund from
Section 1256 contracts will thus be 60% long-term capital gain or loss and 40% short-term capital gain or loss. Your distributive share of such gain or loss for a taxable year will be combined with your other items of capital gain or loss for such year in computing your Federal income tax liability. The Internal Revenue Code contains rules designed to eliminate the tax benefits flowing to high-income taxpayers from the graduated tax rate schedule and from the personal and dependency exemptions. The effect of these rules is to tax a portion of a high-income taxpayer's income at a marginal tax rate of 35%.
Most long-term capital gains after May 6, 2003 are subject to a maximum tax rate of 15%. A member, other than a corporation, estate or trust, may elect to carry-back any net Section 1256 contract losses to each of the three preceding years. The marked-to-market rules do not apply to interests in personal property of a nature that are actively traded other than Section 1256 contracts.

Section 988 Foreign Currency Transactions

A Section 988 transaction is defined as the entering or acquiring of any forward contract, futures contract, option or similar financial instrument if the amount to be received or to be paid by reason of a transaction is denominated in a nonfunctional currency or is determined by reference to one or more nonfunctional currencies. If the Section 988 transaction results in a gain or loss, it is considered to be a foreign currency gain or loss to the extent it does not exceed gain or loss realized by reason of changes in exchange rates.

Capital Gain and Loss Provisions

If short-term capital gains exceed long-term capital losses, the net capital gain will be taxed at the same rates as ordinary income. Subject to an annual limitation of $3,000, you may deduct the excess of capital losses over capital gains against ordinary income. Excess capital losses that are not used to reduce ordinary income in a particular taxable year may be carried forward to, and treated as capital losses incurred in, future years.

Business for Profit

Internal Revenue Code Section 183 sets forth the general rule that no deduction is allowable to an individual for an activity not engaged in for profit. These are activities other than those constituting a trade or business or engaged in for the production or collection of income or for the management, conservation, or maintenance of property held for the production of income. The determination of whether an activity is engaged in for profit is based on all facts and circumstances, and no single factor is determinative. The managing member believes that by employing independent commodity trading advisors with strong track records of production of profits, it is more likely than not, that our activity will be considered an activity engaged for profit.

Self-Employment Income and Tax

Section 1402 of the Internal Revenue Code provides that an individual's net earnings from self-employment shall not include the distributive share of income or loss from any trade or business carried on by a limited liability company of which he is a member. Therefore, you should not consider that the ordinary income from the Fund constitutes net earnings from self-employment for purposes of either the Social Security Act or the Internal Revenue Code.

Alternative Minimum Tax

The alternative minimum tax for individuals is imposed on certain high income persons as a method of collection of tax although income may to sheltered or otherwise not subject to tax. Alternative minimum taxable income consists of income deemed taxable without regard to availability of deductions or tax preferences provided by the tax law. Alternative minimum taxable income may not be offset by certain deductions, including (in certain circumstances) interest incurred to purchase or carry interests in a limited liability company such as this Fund. Taxpayers subject to the alternative minimum tax could be required to make estimated payments. The extent to which the alternative minimum tax will be imposed or estimated payments required will depend on the overall tax situation of each member at the end of each taxable year and, therefore, this question should be referred to your tax advisor.

Interest Related To Tax Exempt Obligations

Section 265(a)(2) of the Internal Revenue Code will disallow any deduction for interest on indebtedness of a taxpayer incurred or continued to purchase or carry obligations the interest on which is wholly exempt from tax. The IRS announced in Revenue Procedure 72-18 that the proscribed purpose would be deemed to exist with respect to indebtedness incurred to finance a portfolio investment. The Revenue Procedure further states that a membership interest will be regarded as a portfolio investment, unless rebutted by other evidence. Therefore, if you own tax-exempt obligations, the IRS might take the position that any interest expense incurred by you to purchase or carry membership interests should be viewed as incurred by you to continue carrying tax exempt obligations, and that you should not be allowed to deduct all or a portion of the interest on any such loans.

Not a Tax Shelter

In the opinion of tax counsel, we do not constitute a tax shelter, as defined in Internal Revenue Code Section 6111(c), since the managing member intends to operate the Fund so that the tax shelter ratio will not exceed two-to-one at the close of any of the first five years. Accordingly, the managing member has not registered us as a tax shelter with the IRS.

Taxation of Foreign Members

An investment in the Fund should not, by itself, cause a foreign member to be engaged in a trade or business within the United States. A foreign person is subject to a 28% withholding tax, unless reduced or exempted by treaty, on United States source income that is not effectively connected with the conduct of a United States trade or business. The person having control over the payment of such income must withhold this tax.

Because we have permitted the trading advisor to trade foreign currency and other contracts on foreign exchanges or derivative transactions such as energy or interest rate swaps or forwards, based on current law it is uncertain whether entering into foreign and derivative transactions may cause us, and therefore any foreign members, to be treated as engaged in a trade or business within the United States. However, the Treasury has issued proposed regulations which, if finalized in their current form, would provide that foreign members should not be deemed to be engaged in a United States trade or business solely by virtue of an investment as a member in the Fund even if the Fund enters into foreign exchange trades of currency and derivative transactions. These regulations are proposed to be effective for taxable years beginning 30 days after the date final regulations are published in the Federal Register. We may elect to apply the final regulations retroactively once they are finalized. The Scott Law Firm, P. A. has not opined on the issues related to the withholding by us from distributions to foreign investors as the determination of how the treat this issue will be resolved at the end of each taxable year or upon receipt of a redemption request.

Accordingly, we may be required to withhold tax on items of such income that are included in the distributive share of a foreign member, whether or not the income was actually distributed. If we are required to withhold tax on such income of a foreign member, the managing member may pay such tax out of the redemption of membership interests by the foreign member.

Fund Entity-Audit Provisions-Penalties

The Internal Revenue Code provides that the tax treatment of items of Fund income, gain, loss, deduction and credit will be determined at the Fund level in a single proceeding. The LLC Operating Agreement has appointed the corporate managing member as the tax matters partner to settle any issue involving any member with less than a 1% profits interest unless such a member, upon notice, properly elects not to give such authority to the tax matters partner. The tax matters partner may seek judicial review for any adjustment to Fund income, but there will be only one such action for judicial review to which all members will be bound. The Internal Revenue Code provides that a member must report a Fund item consistently with its treatment on the Fund return, unless the member specifically identifies the inconsistency or can show that its treatment of the Fund item on its return is consistent with a schedule furnished to the member by the Fund. Failure to comply with this requirement may result in penalties for underpayment of tax and could result in an extended statute of limitations. The statute of limitations for adjustment of tax with respect to Fund items will generally be three years from the date of filing the Fund return.

Internal Revenue Code Section 6662 imposes a penalty for a substantial understatement of income tax equal to 20% of the amount of any underpayment attributable to that understatement. Understatement is defined as the excess of the correct amount of tax required to be shown on the return over the amount of tax that is actually shown on the return. A substantial understatement exists for any taxable year if the amount of the understatement for the taxable year exceeds the greater of (i) 10% of the correct tax, or
(ii) $5,000, or $10,000, in the case of a corporation other than an S corporation or a personal holding company.

Employee Benefit, Retirement Plans and IRA's

The Employee Retirement Income Security Act of 1974 governs:

*	employee benefit plans, such as:

*	a qualified pension, profit-sharing or stock bonus plan, or

*	a qualified health and welfare plan; and

*	individual retirement accounts, commonly called IRAs.

You may not purchase membership interests with the assets of a plan if we, the managing member, the selling agent, the introducing broker, the futures commission merchant, or any of their affiliates, agents or employees have investment discretion over such plan, give investment advice with respect to such plan assets, for a fee, or are an employer maintaining or contributing to such plan.

Before you invest in us through one of these qualified plans, you should consult your own legal and financial advisors, and the fiduciary of your plan should take into account the facts and circumstances of your plan, and consider applicable fiduciary standards under the above act.

Acceptance of subscriptions on behalf of employee benefit plans is not a representation by the managing member or any other party that this investment meets all legal requirements or is appropriate with respect to investments by any particular plan. The person with investment discretion should consult the attorney for the plan as to the propriety of an investment in this Fund.

The LLC Operating Agreement

This prospectus explains all material terms of the LLC Operating Agreement; however, you are urged to read the entire agreement. See Appendix A.

Formation of the Fund

Our Certificate of Formation is dated and was filed on October 1, 2004 pursuant to the Delaware LLC Act.

You are not liable for our losses, debts and obligations beyond your investment amount and your share of any of our undistributed assets, so long as you do not take part in the management of the business of the Fund or transact any business for the Fund.

According to the LLC Operating Agreement, this Fund will not terminate or dissolve upon any member's death, incompetence, withdrawal, insolvency, bankruptcy, termination, liquidation, dissolution or other legal incapacity. Also, the LLC Operating Agreement allows successor representatives of such member to redeem their membership interests, but third party creditors and trustees may not anticipate distributions or seek redemption without permission of both the successor representative and the managing member.

Units of Membership interests

The amount of membership interests you hold will determine your percentage interest in our net assets. The percentage interest will be calculated from time to time by dividing the number of units of membership interests you hold by the aggregate number of outstanding units of membership interests.

Management of Fund Affairs

Only the managing member may manage this Fund. All of the decisions will be in the sole judgment of the managing member without any obligation to provide you with advance notice of the decisions to be made. You will not take part in the business or affairs of the Fund nor will you have any voice in its or the managing member's management or operations.

You and the other members have a right to vote and a majority of those members who hold outstanding membership interests must give prior written approval of any material change in either the LLC Operating Agreement or the Fund structure.

Without the members' approval, the managing member may (i) change the management and incentive fees within the limits described by this prospectus,
(ii) change, add or remove trading advisors, (iii) change, add or remove introducing brokers, (iv) change, add or remove futures commission merchants,
(v) change, add or remove selling agents, (vi) change the commissions, (vii) redeem and return a member account, (viii) change the commodity contracts traded, (ix) change the diversification of our assets among the various types of or in the positions held in commodity markets, or (x) change, add or remove legal counsel, experts, and tax matters partner to the Fund.

To the extent the law permits, such members who hold a majority of the membership interests may vote to amend any term in the LLC Operating Agreement and, if necessary, the Certificate of Formation without the agreement of the managing member. This includes removing the managing member and electing a new managing member.

In its capacity as commodity pool operator, the managing member may consult with the trading advisor with regard to money management and trading strategy issues, but the managing member will not serve as a trading advisor or select any other trading advisors to trade that are affiliated with either managing member.

General Prohibitions

Except for the security posted for commodity trades made in the Fund accounts on normal margin terms with the clearing broker, we may not borrow from or loan money or any other assets to any person. However, this shall not apply to the incurrence of debt to a member or an affiliate with respect to (i) the offering of membership interests for sale, (ii) registration, or (iii) initiation and maintenance of our trading positions.

We may not permit rebates or give-ups to be received by the managing member or any of its affiliates. Nor may we permit the managing member or any of its affiliates to engage in reciprocal business arrangements that would circumvent the foregoing prohibition. However, an affiliate or the managing member may provide goods or services, including brokerage, at a competitive cost to us.

The managing member or its affiliates are not required to advance or loan funds to the Fund. If the managing member makes any advance or loan to the Fund, it will not receive interest in excess of its interest costs, nor will it receive interest in excess of the amounts that would be charged the Fund by unrelated banks on comparable loans for the same purpose. The managing member shall not receive points or other financing charges or fees regardless of the amount.

Additional Offerings

The managing member has sole discretion to end this or any future offering of membership interests, register additional membership interests, and make additional public or private offerings of membership interests.

You will not have any preemptive, preferential or other rights with respect to the issuance or sale of any additional membership interests. We have not limited the amount of capital contributions or the maximum amount of membership interests that may be issued, offered or sold.

Fund Accounting, Reports, and Distributions

You will have a capital account, and its initial balance will be the amount you paid for your membership interests. The net assets of this Fund will be determined monthly, and any change from the previous month will be passed on to your account in the ratio that your account bears to all accounts.

The managing member has sole discretion to make distributions from profits or net assets. You will receive a monthly report containing (i) the net unit value as of the end of both the current and previous month, (ii) the percentage change in net unit value between the two months, (iii) the amount of distributions during the month, (iv) the brokerage commissions, other fees, administrative expenses, and reserves for claims and other extra-ordinary expenses incurred or accrued by us during the month, and, (v) any other information required by the rules of the Commodity Futures Trading Commission.

You or your duly authorized representative may inspect our books and records and any records related to your account, provided you give adequate notice, you do so at a reasonable time, and you make copies at your expense.

Federal Tax Allocations

At the end of each fiscal year, the Fund, under the supervision of the managing member and the financial experts selected, will allocate our capital gain or loss and ordinary income or loss, fees and expenses among the members in accordance with the relationship of each capital account to all capital accounts. You must include your share of such items in your personal income tax return.

Transfer of membership interests Only With Consent of the Managing member

Once admitted to this Fund and registered on the Fund records as the owner of membership interests, you may (i) receive all distributions, allocations of losses and withdrawals, and reductions of capital contributions, (ii) vote on any matters submitted to the members for voting, and (iii) exercise all rights granted to members pursuant to the LLC Operating Agreement and pursuant to Delaware law.

You may transfer your membership interests only with the written consent of the managing member. The managing member may not approve the transfer if it
(i) is not made for all of your membership interests or, if you are not assigning all of your membership interests, you will not retain more than $5,000 of membership interests, (ii) will violate any applicable laws or governmental rules or regulations, including without limitation, any applicable Federal or State securities laws, or the Delaware limited liability company laws, (iii) will jeopardize our ability to be taxed as a partnership and not as a corporation, or (iv) will affect characterizations or treatment of income or loss.

Termination of the Fund

This Fund will terminate (i) by election of the managing member, in its sole discretion, to terminate and dissolve this Fund, (ii) upon the dissolution, death, resignation, withdrawal, bankruptcy or insolvency of the managing member, unless the members unanimously elect to carry on the business and a new managing member has been substituted, (iii) if it does not pay its annual franchise fee and file its annual report with the State of Delaware, which will cause it to be dissolved under Delaware law, (iv) upon any event which makes the continued existence of the Fund unlawful, or, (v) upon the unanimous vote of the Members.

Meetings

We are not required to hold regular meetings, however, members may call meetings to vote on certain issues, including (i) amendment of the LLC Operating Agreement; provided, however, any amendment which modifies the compensation or distributions to the managing member or which affects the duties of the managing member requires its consent, (ii) removal of the managing member and election of a new managing member, (iii) cancellation of any contract for services with the managing member, without penalty, upon 60 days written notice; provided, however, the maximum period of any contract between the managing member and the Fund is one year; and, provided further, should any amendment to this LLC Operating Agreement attempt to modify the compensation or distributions to which the managing member is entitled or which affects the duties of the managing member, such amendment will become effective only upon the consent of the managing member, (iv) the right to approve, prior to sale, the sale or distribution, outside the ordinary course of business, of all or substantially all of the assets of the Fund, (v) dissolution of the Fund, and (vi) change of any of the Fund's basic investment policies or in the structure of the Fund. See Management of Fund Affairs.

The managing member must receive in person or by certified mail a written request for a meeting. One or more members who collectively own 10% or more of the outstanding membership interests must sign the written request. The managing member then has 15 days to call the meeting.

Redemptions

Redemption allows you to receive your share of the net assets of this Fund. There will be a redemption fee from the time you have been allocated membership interests from your subscription proceeds as follows: 3% during the first four months, 2% the second four months, 1% the third four months, and none for redemptions requested in the thirteenth month and thereafter. There is no limit on the percentage of membership interests you may redeem; provided, in the case of partial redemptions, you must maintain the minimum balance of $5,000. The managing member must receive written request, in form acceptable to it, no fewer than ten days prior to the last day immediately preceding the desired effective date of redemption. The effective date of redemption will be the last day of the then current or a future month. The redemption price will be the net asset value of the membership interests on the effective date of redemption, which will be the last day of each month for all redemption requests received and approved for payment by the managing member If you wish to withdraw your redemption request, the managing member must receive written notice of such withdrawal request prior to the last business day of the month in which such request was submitted to be considered.

The managing member will pay redemption requests within twenty days following the effective date, provided the request was received within ten days from the last day of the month. However, you should be aware that the managing member may be unable to timely comply with the request for the sole reason that there is not enough cash. This may be because the trading advisor cannot liquidate the positions it has taken or because there are contingent claims on Fund assets. The managing member has discretion to liquidate fund holdings to honor redemption requests. Redemption requests will be handled in the order in which they are received, with preference given to requests received from members, as opposed to a managing member or one of its affiliates. If redemption requests received from members exceed funds available, redemptions will be allocated on a prorated basis for the then current redemption period and paid as a preference in future redemption periods as cash becomes available.

If the managing member notifies you in writing, it may declare additional redemption dates or cause the Fund to redeem fractions of units of membership interests.

Plan for Sale of Membership Interests

No Sales to Discretionary Accounts

There will be no sales to discretionary accounts without the prior specific written approval of the customer.

The Selling Agent

We are offering and selling the membership interests through Futures Investment Company, an Illinois corporation incorporated on December 6, 1983, the address of which is 5914 N. 300 West, P.O. Box 760, Fremont, Indiana 46737. It was registered as a fully disclosed broker/dealer registered with the Financial Industry Regulatory Authority on July 24, 1997 and has been appointed the principal selling agent. It may, with the consent of the managing member, also select other broker dealers to sell membership interests. All membership interests will be sold on a best efforts basis, which means the selling agents will try, but not guarantee, to sell the membership interests.

Currently, Futures Investment Company principally offers securities and interests in futures. It has and will continue to participate in offerings of other commodity pools sponsored by the managing member or other persons or entities in competition with us.

The individual managing member and his spouse own Futures Investment Company. They are also registered with the National Futures Association as associated persons and with the Financial Industry Regulatory Authority as registered representatives of Futures Investment Company. In those capacities, they earn commissions and continuing service fees on the membership interests they sell and service.

Although we are offering a maximum of $50,000,000 in membership interests pursuant to this registration statement, the LLC Operating Agreement authorizes the managing member to determine the amount of membership interests to be sold. If the Fund is to sell any membership interests in excess of the $50,000,000, such membership interests must also be registered with the Securities and Exchange Commission or sold by private offering pursuant to applicable exemption from registration.

Depository Account & Offering Price

All subscriptions accepted by the managing member will be placed in a segregated depository account maintained at Star Financial Bank, Angola, IN until the minimum, $2,000,000 in face amount of membership interests are sold. If the minimum is sold, the account will be delivered to the Fund. Interest accrued on your subscription amount will be used to buy additional membership interests for you. If the minimum is not sold after twelve months from the date of this prospectus, the managing member has directed the bank to within five days directly return your original subscription amount, plus accrued interest, without deduction for any expenses and fees.

After the sale of the minimum, this offering will continue until the maximum of $50,000,000 in face amount of membership interests is sold. The managing member may terminate this offering at any time.

After the sale of the minimum, new members will be admitted to the Fund on the first business day of the month following the month in which their subscription documents were accepted. Until they are admitted to the Fund and assigned membership interests, all cash and subscription documents will be held in a segregated depository account. No funds, while held in the depository account, will be available to pay debts or claims of the Fund or the managing member.

If you are investing in the Fund through a custodial account by transferring funds from a managed account at a futures commission merchant, your funds may be invested in the Fund on the admission date without use of the depository account; provided, the Fund has commenced business.

The membership interests are sold at the month end net asset value per membership interest of the Fund, which is the net asset value of the Fund divided by the number of outstanding membership interests. This offering will continue until the maximum of $50,000,000 in face amount of membership interests is sold. The net asset value of the Fund is calculated before the open of the markets on the first business day of each month and members will be admitted and issued membership interests as of this date and price. Net asset value is calculated and membership interests are issued on a monthly basis. Net asset value takes into consideration total assets, including all cash and cash equivalents (valued at cost plus accrued interest and earned discount), less total liabilities, of the Fund (each determined on the basis of generally accepted accounting principles, consistently applied under the accrual method of accounting or as required by applicable laws, regulations and rules including those of any authorized self regulatory organization).

Cash from subscriptions held in the depository account will be invested in short-term investments that meet applicable regulatory requirements. These include United States Treasury Bills or other comparable interest-bearing instruments that are liquid, substantially risk-less instruments, with correspondingly low yields.

There cannot be any assurance that the minimum membership interests will be sold. The managing member is authorized, in its sole discretion, to terminate this or any future offering of membership interests without notice for any reason.

Subscription Procedure

To purchase membership interests, you must complete and execute a suitability questionnaire and a subscription agreement (Appendix D), and deliver the executed subscription documents and check to the sales agent.

You should make out the check to "Special Account for the exclusive benefit of the customers of TriView Fund". Your check will then be deposited to the depository account by noon of the second business day following receipt by the selling agent.

Under no circumstances should you make payment in cash, or make any checks payable to the Fund, the managing member the selling agent or any of their registered representatives or affiliates.

Subscription Amounts

You must purchase at least $25,000 in membership interests; however, the managing member may at its sole discretion reduce this to not less than the regulatory minimum of $5,000. The managing member does not have fixed criteria by which it would lower the minimum investment and will only lower the minimum investment for certain investors when circumstances, which cannot be predicted, exist. You may make additional investments above $25,000 in $1,000 increments, but you may not invest more than 10% of your net worth in the Fund. If you have not provided collectible funds, whether in the form of a bad check or draft, or otherwise, any membership interests recorded in our books in your favor shall be cancelled.

Revocation and Acceptance of Subscription

Once you have purchased membership interests, you may revoke your subscription within five business days after you send it to us, or longer, if there are Federal or State securities laws which allow you to do so. After the lapse of five business days from submission, your subscription will be irrevocable and, thereafter, you must redeem pursuant to the terms of the LLC Operating Agreement. The membership interests offered to you are subject to prior sale. The managing member has sole discretion to reject any subscription, in whole or in part, within five days. If your subscription is accepted, the managing member will admit you as a member and send you written confirmation to disclose the number of membership interests purchased within 20 days of the close of business for the month in which you were admitted as a member.

Investor Suitability

See Suitability Standards in Exhibit C and on page ii of this prospectus. The managing member and the sales agent shall make every reasonable effort to determine that the purchase of units of membership interest is a suitable and appropriate investment for you, on the basis of the information regarding your financial situation and investment objectives obtained from the suitability questionnaire and subscription agreement (Appendix D) signed and delivered by you in connection with your subscription for units. On the basis of the information provided by you, the managing member and the sales agent shall make every reasonable effort to ascertain that you:

(a)	meet the minimum income and net worth standards established for the
Fund;

(b)	can reasonably benefit from an investment in the Fund based on your overall investment objectives and portfolio structure;

(c)	are able to bear the economic risks of an investment in the Fund based on your overall financial situation; and

(d)	have an understanding of:

(i)	the fundamental risks of an investment in the Fund;

(ii)	the risk that you may lose your entire investment;

(iii)	the restrictions on the liquidity and transferability of the units;

(iv)	the background and qualification of the managing member and the Fund's commodity trading advisor; and

(v)	the tax consequences of an investment in the Fund.

Records of the information provided by you in the suitability questionnaire and subscription agreement (Exhibit D) will be maintained by or on behalf of the managing member and/or the sales agent for at least six years.

Investor Warranties

When you execute and deliver your Subscription Agreement and Power of Attorney, you are making representations and warranties to the managing member, the introducing broker, the futures commission merchant and the selling agent including, but not limited to:

(a)	you are of legal age to execute the Subscription Agreement and Power of
Attorney and are legally competent to do so;

(b)	you acknowledge that you have received the prospectus, including the LLC
Operating Agreement, prior to subscribing for membership interests;

(c)	all information you have given to the managing member or that is set forth in the Subscription Agreement and Power of Attorney submitted by you is correct and complete as of the date of submission. Also, if there are any changes in such information prior to acceptance of your subscription, you will immediately furnish the revised or corrected information to the managing member

(d)	unless (e) or (f) below apply to you, your subscription is made with your own funds for your own account and not as trustee, custodian or nominee for another.

(e)	the subscription, if made as custodian for a minor, is a gift you have made to the minor and is not made with the minor's funds; or, if not a gift, the representations as to net worth and annual income apply only to such minor.

(f)	if you are subscribing in a representative capacity:

*	you have full power and authority to purchase the membership interests and enter and be bound by the Subscription Agreement and Power of Attorney on behalf of the entity for which you are purchasing the membership interests, and

*	such entity has full right and power to purchase the membership interests and enter and be bound by the Subscription Agreement and Power of Attorney and become a member pursuant to the LLC Operating Agreement attached as Appendix A.

The managing member, the introducing broker, the futures commission merchant, the commodity trading advisor and the selling agent may rely upon any of the above representations and warranties as a defense to any claim made against it.

Legal Matters

Litigation and Claims

Within the past 5 years of the date of this prospectus, there have been no material administrative, civil or criminal actions against either managing member, the introducing broker, the selling agent, or any principal or affiliate of any of them. This includes any actions pending, on appeal, concluded, threatened, or otherwise known to them. There is litigation against the futures commission merchant and commodity trading advisor within the past 5 years, which is disclosed on pages 32 and 30 respectively, of this prospectus, and which they have represented they will have no bearing on their ability to serve the Fund.

Legal Opinion

The Scott Law Firm, P.A., 36 NW 6th Ave, Suite 409, Miami, FL 33128, wscott@wscottlaw.com, is special securities counsel to advise the Fund and the managing member with respect to the offering of membership interests, the preparation of this prospectus, the legality of the membership interests offered, and the classification of the Fund as a partnership for tax purposes.

From time to time, the Firm will also advise the Fund regarding the maintenance of the Fund's tax status, the legality of any subsequent offers, and the legality of any transfers by members. The managing member may add, delete, and change legal counsel to the Fund at any time for any reason. The managing member has granted the Firm the right to employ other law firms to help in matters that relate to the sale of membership interests or our operation.

The Firm will not give you or any persons affiliated with you legal advice. You should seek investment, legal, and tax advice from your own legal counsel and other professionals of your choice.

Experts

The managing member has employed financial experts to perform services for the Fund. These experts currently are:

Patke & Associates, Ltd. is our accounting and auditing expert, and is responsible for auditing the books and records of both the Fund and the corporate managing member, as well as preparing the Fund K-1's and our tax returns.

The corporate managing member serves as our tax member. The managing member is required by the rules and regulations of the Commodity Futures Trading Commission to send you unaudited monthly account statements and annual financial statements audited by an independent certified public accountant.

The managing member may add, delete and change the experts selected to perform services for the Fund at any time for any reason.

We will send you the unaudited monthly account statements as soon as practicable after the end of each month, and will send you the audited annual financial statements within 90 days after the end of each calendar year.

Additional Information

By our managing member, we have filed a registration statement on Form S-1 with the Securities and Exchange Commission under the Securities Act of 1933 to allow us to issue and sell our membership interests.

This prospectus does not contain all of the information in the Form S-1 filing, for example, the Selling Agreement and the futures commission merchant's Customer Agreement that established the Fund accounts. The descriptions in this prospectus of these exhibits are summaries. For further information regarding the Fund and the membership interests offered, you may inspect and copy, without charge, our complete filings, including this prospectus, the exhibits and periodic reports, at the public reference facilities of the Securities and Exchange Commission at 450 Fifth Street, NW, Washington, D.C. 20549.

Also, the Securities and Exchange Commission offices will send you copies of all or any part of this filing by mail, upon payment of the prescribed rates. This prospectus and other electronic filings made through the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system, including monthly prospectus supplements reflecting the previous month-end net asset value, are publicly available through the Commission's Internet site, http://www.sec.gov.

In addition, our books and records will be maintained for six years at the office of the corporate managing member, 5914 N. 300 West, Fremont, IN 46737.

You are invited to review any materials available to the managing member relating to this Fund, our operations, this offering, the Advisory Agreements between us and the commodity trading advisors, the Customer Agreement between us and the futures commission merchant, the commodity trading advisor's disclosure document, the forms filed with the National Futures Association for any registered entity or person related to this Fund, and any other matters relating to the laws applicable to this offering or this Fund.

The officer and staff of the managing member will answer all reasonable inquiries you may have. All the above materials will be made available at any mutually convenient location at any reasonable hour after reasonable prior notice.

The managing member will allow you to obtain any additional information from third parties necessary to verify any representations or information in this prospectus and its exhibits, assuming the managing member possesses such information or has a right to acquire it with reasonable effort and expense. However, your review is limited by the proprietary and confidential nature of the commodity trading advisor's trading systems and by the confidentiality of personal information relating to other investors.

         [The balance of this page has been intentionally left blank.]

                           TRIVIEW GLOBAL FUND, LLC
                       (A Development Stage Enterprise)

                                 ANNUAL REPORT

                               December 31, 2009























                               MANAGING MEMBER:
                       TriView Capital Management, Inc.
                           % Corporate Systems, Inc.
                             505 Brookfield Drive
                      Dover, Kent County, Delaware 19901

								Page
Report of Independent Registered Public Accounting Firm		F-2

Statements of Assets and Liabilities				F-3

Statements of Operations					F-4

Statements of Changes in Net Assets				F-5

Statements of Cash Flows					F-6

Notes to the Financial Statements				F-7 - F-12

Affirmation of the Commodity Pool Operator			F-13

                           Patke & Associates, Ltd.

                         Certified Public Accountants

            Report of Independent Registered Public Accounting Firm



To the Members of
TriView Global Fund, LLC
Dover, Delaware




We have audited the accompanying statements of assets and liabilities of TriView Global Fund, LLC (a development stage enterprise), as of December 31, 2009 and 2008, and the related statements of operations, changes in net assets and cash flows for each of the three years in the period ended December 31, 2009 and the cumulative period from October 1, 2004 (inception) through December 31, 2009. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we do not express such an opinion. An audit includes, examining on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TriView Global Fund, LLC as of December 31, 2009 and 2008, and the results of its operations, its changes in net assets and its cash flows for each of the three years in the period ended December 31, 2009, and the cumulative period from October 1, 2004 (inception) through December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

/s/ Patke & Associates, Ltd.
Patke & Associates, Ltd.
Lincolnshire, Illinois
March 8, 2010


       300 Village Green Drive, Suite 210 * Lincolnshire, Illinois 60069
                  Phone: (847) 913-5400 * Fax: (847) 913-5435

                           TriView Global Fund, LLC
                       (A Development Stage Enterprise)

                     Statements of Assets and Liabilities

                          December 31, 2009 and 2008

								2009		2008

Assets

  Cash								$363		$434
  Prepaid expenses						6,790		-

  Total assets							7,153		434

Liabilities

  Accrued expenses						3,817		244
  Due to related parties					199,772		160,022

  Total liabilities						203,589		160,266

Net assets							$(196,436)	$(159,832)


Analysis of net assets

  Members							$(98,218)	$(79,916)
  Managing members						(98,218)	(79,916)

  Net assets (equivalent to $(98,218) and $(79,916) per unit)	$(196,436)	$(159,832)


Membership units outstanding

  Member unit outstanding					1.00		1.00
  Managing member unit outstanding				1.00		1.00

  Total membership units outstanding				2.00		2.00

    The accompanying notes are an integral part of the financial statements

                           TriView Global Fund, LLC
                       (A Development Stage Enterprise)

                           Statements of Operations

             For the Years Ended December 31, 2009, 2008 and 2007

  Cumulative Period from October1, 2004 (Inception) to December 31, 2009


														Cumulative
														Period From
														October 1, 2004
														(Inception)
														to December 31,
  								2009		2008		2007		2009

Investment income

  Total investment income					$-		$-		$-		$-

Expenses

  Professional accounting and legal fees			29,866		22,632		29,629		118,479
  Other operating and administrative expenses			6,738		19,526		8,971		36,489

  Total expenses						36,604		42,158		38,600		154,968

  Net investment (loss)						(36,604)	(42,158)	(38,600)	154,968


  Net (decrease) in net assets resulting from operations	$(36,604)	$(42,158)	$(38,600)	$(154,968)


Net income (loss) per unit
  Member unit							(18,302.00)	(21,079.00)	(19,300.00)	(77,484.00)
  Managing member unit						(18,302.00)	(21,079.00)	(19,300.00)	(77,484.00)



    The accompanying notes are an integral part of the financial statements

                           TriView Global Fund, LLC
                       (A Development Stage Enterprise)

                      Statements of Changes in Net Assets

             For the Years Ended December 31, 2009, 2008 and 2007

    Cumulative Period from October1, 2004 (Inception) to December 31, 2009


														Cumulative
														Period From
														October 1, 2004
														(Inception)
														to December 31,
  								2009		2008		2007		2009


(Decrease) in net assets from operations
Net investment (loss)						$(36,604)	$(42,158)	$(38,600)	$(154,968)

Net (decrease) in net assets resulting from operations		(36,604)	(42,158)	(38,600)	(154,968)

Capital contributions from members				-		-		-		2,000
Initial offering costs						-		-		-		(43,468)

  Total (decrease) in net assets				(36,604)	(42,158)	(38,600)	(196,436)

Net assets at the beginning of the year				(159,832)	(117,674)	(79,074)	-

Net assets at the end of the year				$(196,436)	$(159,832)	$(117,674)	$(196,436)




    The accompanying notes are an integral part of the financial statements

                           TriView Global Fund, LLC
                       (A Development Stage Enterprise)

                           Statements of Cash Flows

             For the Years Ended December 31, 2009, 2008 and 2007

    Cumulative Period from October1, 2004 (Inception) to December 31, 2009


														Cumulative
														Period From
														October 1, 2004
														(Inception)
														to December 31,
  								2009		2008		2007		2009


Cash Flows from Operating Activities

Net (decrease) in net assets resulting from operations		$(36,604)	$(42,158)	$(38,600)	$(154,968)

Adjustments to reconcile net (decrease) in net assets from operations to net cash (used in) operating activities:

  (Increase) in prepaid expenses				(6,790)		-		-		(6,790)
  Increase (decrease) in accrued expenses			3,573		(1,383)		1,524		3,817

  Net cash (used in) operating activities			(39,821)	(43,541)	(37,076)	(157,941)


Cash Flows from Investing Activities

  Initial offering costs					-		-		-		(43,468)

  Net cash (used in) investing activities			-		-		-		(43,468)


Cash Flows from Financing Activities

  Increase in due to related parties				39,750		43,825		37,137		199,772
  Initial member capital contributions				-		-		-		2,000

  Net cash provided by financing activities			39,750		43,825		37,137		201,772

  Net increase (decrease) in cash				(71)		284		61		363

  Cash at the beginning of the year				434		150		89		-


  Cash at the end of the year					$363		$434		$150		$363

Non-Cash Activities

  Initial offering costs charged to net assets			$-		$-		$-		$43,468


    The accompanying notes are an integral part of the financial statements

                           TriView Global Fund, LLC
                       (A Development Stage Enterprise)

                       Notes to the Financial Statements
                               December 31, 2009


1.	Nature of the Business

  TriView Global Fund, LLC (the Fund) was formed on October 1, 2004 under the laws of the State of Delaware. The Fund expects to engage in high risk, speculative and hedge trading of futures and forward contracts, options on futures and forward contracts, and other instruments selected by registered commodity trading advisors (CTA's). However, the Fund will not commence business until at least $2,000,000 worth of units of membership interests (the Units) are sold. The maximum offering is $50,000,000. TriView Capital Management, Inc. (the "Managing Member") and Michael Pacult are the managing members and commodity pool operators (CPO's) of the Fund. The initial CTA is GT Capital CTA, which will have the authority to trade as much of the Fund's equity as is allocated to it by the Managing Member. The principal selling agent is Futures Investment Company, which is controlled by Michael Pacult and his wife.

  The Fund is in the development stage and its efforts through December 31, 2009 have been principally devoted to organizational activities.

2.	Significant Accounting Policies

  "FASB 168 ""Accounting Standards Codification"" - On July 1, 2009, the Financial Accounting Standards Board ("FASB") officially released the Accounting Standards Codification (the "Codification" or "ASC"). Pursuant to FASB Statement No. 168, the FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles will be effective for interim and annual periods ending after September 15, 2009. The Fund adopted FASB 168 on July 1, 2009.


  The Codification does not change accounting principles generally accepted in the United States of America ("GAAP") but it is a major restructuring of how accounting and reporting standards that constitute how GAAP are organized. That is, the Codification will be the single source of authoritative non governmental GAAP. The organizational changes are expected to make GAAP easier to research by simplifying user access to all authoritative guidance. As a result, content will reside in new locations within the Codification which means referencing to specific guidance will change.

  Regulation - The Fund is a registrant (effective November 3, 2005) with the Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933. The Fund is subject to the regulations of the SEC and the reporting requirements of the Securities and Exchange Act of 1934. The Fund, once it begins trading, will also be subject to the regulations of the Commodities Futures Trading Commission ("CFTC"), an agency of the U.S. government, which regulates most aspects of the commodity futures industry, the rules of the National Futures Association ("NFA") and the requirements of various commodity exchanges where the Fund executes transactions. Additionally, the Fund will be subject to the requirements of futures commission merchants and interbank market makers through which the Fund trades.

  Offering Expenses and Organizational Costs - For financial reporting purposes in conformity with GAAP, on the Fund's initial effective date, November 3, 2005, the Fund deducted from members' capital the total initial offering costs of $43,468, as of that date, and began expensing all subsequent offering costs. Organizational and operating costs are expensed as incurred for GAAP purposes. For all other purposes, including determining the Net Asset Value per Unit for subscription and redemption purposes, the Fund will capitalize all offering, organizational and operating costs until commencement of business, at which time the costs will be expensed and amortized on a straight line basis for 60 months. The commencement of business is contingent upon the sale of at least $2,000,000 of membership interests. The Fund has agreed to reimburse the Corporate Managing Member and other affiliated companies for all offering, organizational and operating expenses they have paid up to the commencement of business. These reimbursement amounts have accumulated to $199,772 and $160,022 as of December 31, 2009 and December 31, 2008, respectively.

  Consequently, as of December 31, 2009 and 2008, the Net Asset Value and Net Asset Value per unit for financial reporting purposes and for all other purposes are as follows:

									Balance			   Per Unit Calculation
								December 31,	December 31,	December 31,	December 31,
  								2009		2008		2009		2008
  Net Asset Value for financial reporting purposes		$(196,436)	$(159,832)	$(98,218.00)	$(79,916.00)

  Adjustment for initial offering costs				43,468		43,468		21,734.00	21,734.00
  Adjustment for other offering, organizational
   and operating expenses					154,968		118,364		77,484.00	59,182.00

  Net Asset Value for all other purposes			$2,000		$2,000		$1,000.00	$1,000.00

  Number of Units										2.00		2.00

  Registration Costs - Costs incurred for the initial filings with SEC, Financial Industry Regulatory Authority and the states where the offering is expected to be made are included in the offering expenses and, accordingly, are accounted for as described above under "Offering Expenses and Organizational Costs".

  Revenue Recognition - Forward contracts, futures and other investments are recorded on the trade date and will be reflected in the statement of operations at the difference between the original contract amount and the market value on the last business day of the reporting period.

  Market value of forward contracts, futures and other investments is based upon exchange or other applicable closing quotations related to the specific positions.

  Interest income is recognized when it is earned.

  Use of Accounting Estimates - The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

                           TriView Global Fund, LLC
                       (A Development Stage Enterprise)

                       Notes to the Financial Statements
                               December 31, 2009


2.	Significant Accounting Policies - Continued

  Income Taxes - The Fund is not required to provide a provision for income taxes. Income tax attributes that arise from its operations are passed directly to the individual members. The Fund may be subject to state and local taxes in jurisdictions in which it operates.

  Management has continued to evaluate the application of Accounting Standards Codification 740-10-25, "Income Taxes-Overall-Recognition" to the Fund and has determined that ASC 740-10-25 does not have a material impact on the Fund's financial statements. The Fund files federal and state tax returns. The 2006 through 2009 tax years generally remain subject to examination for the U.S. federal and most state tax authorities.

  Statement of Cash Flows - Net cash used in operating activities includes no cash payments for interest or income taxes for the years ended December 31, 2009, 2008 and 2007.

  Foreign Currency - Investment securities and other assets and liabilities denominated in foreign currencies are translated into U.S. dollar amounts at the date of valuation. Purchases and sales of investment securities and income and expense items denominated in foreign currencies are translated into U.S. dollar amounts on the respective dates of such transactions.

  The Fund does not isolate that portion of the results of operations resulting from changes in foreign exchange rates on investments from the fluctuations arising from changes in market prices of securities held. Such fluctuations are included with the net realized and unrealized gain or loss from investments.

  Reported net realized foreign exchange gains or losses arise from sales of foreign currencies, currency gains or losses realized between the trade and settlement dates on securities transactions, and the difference between the amounts of dividends, interest, and foreign withholding taxes recorded on the fund's books and the U.S. dollar equivalent of the amounts actually received or paid. Net unrealized foreign exchange gains and losses arise from changes in the fair values of assets and liabilities, other than investments in securities at fiscal period end, resulting from changes in exchange rates.

  Fair Value Measurement and Disclosures - The Fund adopted the provisions of Accounting Standards Codification 820 - "Fair Value Measurement and Disclosures", or ASC 820, as of January 1, 2008. ASC 820 provides guidance for determining fair value and requires increased disclosure regarding the inputs to valuation techniques used to measure fair value. ASC 820 clarifies the definition of fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.
  ASC 820 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The fair value hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).
  Level 1 inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Fund has the ability to access at the measurement date.
  Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly.
  Level 3 inputs are unobservable inputs for an asset or liability, including the Fund's own assumptions used in determining the fair value of investments. Unobservable inputs shall be used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date.
  As of and for the years ended December 31, 2009 and 2008 the Fund had no investments.

  Recently Issued Accounting Pronouncement - The Fund adopted the provisions of the Statement of Accounting Standards Codification 815 - "Derivatives and Hedging" ("ASC 815") as of January 1, 2009. ASC 815 provides for disclosures about derivative instruments and hedging activities. ASC 815 is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand how those instruments and activities are accounted for; how and why they are used; and their effects on a Fund's financial position, financial performance and cash flows. ASC 815 is effective for financial statements issued for fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. As of December 31, 2009 the Fund has not commenced business in active trading and remains in a developmental stage. As a result, the adoption of ASC 815 imposes no impact on the presentation of the Fund's financial statements for the reporting period.

3.	Managing Member Duties

  The responsibilities of the Managing Member, in addition to directing the trading and investment activity of the Fund, including suspending all trading, includes executing and filing all necessary legal documents, statements and certificates of the Fund, retaining independent public accountants to audit the Fund, employing attorneys to represent the Fund, reviewing the brokerage commission rates to determine reasonableness, maintaining the tax status of the Fund, maintaining a current list of the names, addresses and numbers of units owned by each Member and taking such other actions as deemed necessary to manage the business of the Fund.

  The Corporate Managing Member has contributed $1,000 in cash for deposit to the capital of the Fund for a managing member interest in the Fund.

  If the net unit value of the Fund falls to less than 50% of the greater of the original $1,000 selling price, less commissions and other charges or such higher value earned through trading, then the Managing Member will immediately suspend all trading, provide all members with notice of the reduction in net unit value and give all members the opportunity, for fifteen days after such notice, to redeem Units. No trading shall commence until after the lapse of such fifteen day period.

                           TriView Global Fund, LLC
                       (A Development Stage Enterprise)

                       Notes to the Financial Statements
                               December 31, 2009


4.	The Limited Liability Company Agreement

  The Operating Agreement provides, among other things, that-

  Capital Account - A capital account shall be established for each member. The initial balance of each member's capital account shall be the amount of the initial contributions to the Fund.

  Monthly Allocations - Any increase or decrease in the Fund's net asset value as of the end of a month shall be credited or charged to the capital account of each Member in the ratio that the balance of each account bears to the total balance of all accounts.

  Any distribution from profits or members' capital will be made solely at the discretion of the Managing Member.

  Federal Income Tax Allocations - As of the end of each fiscal year, the Fund's realized capital gain or loss and ordinary income or loss shall be allocated among the Members, after having given effect to the fees and expenses of the Fund.

  Subscriptions - Investors must submit subscription agreements and funds at least five business days prior to month end. Subscriptions must be accepted or rejected by the Managing Member within five business days. The investor also has five business days to withdraw his subscription. Funds are deposited into an interest bearing subscription account and will be transferred to the Fund's account after the minimum to commence business has been raised and, thereafter, on the first business day of the month after the subscription is accepted. Interest earned on the subscription funds will accrue to the account of the investor.

  Redemptions - A member may request any or all of his investment be redeemed at the net asset value as of the end of a month. Unless this requirement is waived, the written request must be received by the Managing Member no less than ten business days prior to a month end. Redemptions will generally be paid within twenty days of the effective month end. However, in various circumstances due to liquidity, etc. the managing member may be unable to comply with the request on a timely basis. There will be a redemption fee commencing from the date of purchase of units of 3% during the first four months, 2% during the second four months, 1% during the third four months and no fee for redemption requests made in the thirteenth month or thereafter.


5.	Fees

  The Fund will be charged the following fees as of the commencement of trading.

  A monthly management fee of 1% (annual rate) will be paid to the CTA, GT Capital CTA, calculated on the equity allocated to it to trade.

  The Fund will pay annual domestic brokerage commissions to the Managing Member of 10%, plus actual charges for trades made on foreign markets, if any. The first year of an investment, the 10% is composed of a 3% up front charge on the initial investment amount plus 1/12 of 7% monthly of the month end net asset value. After the first year, the amount is charged at 1/12 of 10% monthly of month end net asset value. The Managing Member retains 1% and pays the selling brokers a 3% annual continuing service fee up to a maximum of 10% of the initial investment, and pays the affiliated introducing broker 6% for trades made by the trading advisor on domestic markets, plus actual charges for trades made on foreign markets, if any. After a selling agent receives the maximum 10% total continuing service fee, the Managing Member will retain this amount going forward.

  A quarterly incentive fee of 20% of "new net profits" will be paid to the CTA. "New net profits" includes all income earned by a CTA and expense allocated to its activity. In the event that trading produces a loss for a CTA, no incentive fees will be paid and all losses will be carried over to the following periods until profits from trading exceed the loss. The Fund may also change CTA's and thereby begin the computation of new net profits from the date that a new CTA is retained.

  The Managing Member has reserved the right to change the management fee and the incentive fee at its sole discretion. The total incentive fees may be increased to 27% if the management fee is eliminated. The Fund may also increase the total management fees paid to the CTA's and Managing Member to 6% of total net assets if the total incentive fees are decreased to 15%.


6.	Related Party Transactions

  The sole shareholder of the Managing Member made an initial member capital contribution in the Fund of $1,000. He is also the sole shareholder of Ashley Capital Management, Inc. (the general partner of another commodity fund), which along with the shareholder and other affiliates, has temporarily funded the syndication costs incurred by the Fund to date. In Accordance with Accounting Standards Codification 810, Consolidation of Variable Interest Entities, a variable interest entity relationship exists between the Managing Member and the Fund.

  Accounting Standards Codification 460, Guarantees, identifies certain disclosures to be made by a guarantor in its financial statements about its obligations under certain guarantees that it has issued. In the normal course of business, the Fund has provided general indemnifications to the Managing Member, its CTA and others when they act, in good faith, in the best interests of the Fund. The Fund is unable to develop an estimate for future payments resulting from hypothetical claims, but expects the risk of having to make any payments under these indemnifications to be remote.

                           TriView Global Fund, LLC
                       (A Development Stage Enterprise)

                       Notes to the Financial Statements
                               December 31, 2009

6.	Related Party Transactions - Continued

  Due to related parties at December 31, 2009 and 2008 consisted of amounts due to the Managing Member, Ashley Capital Management, Inc., Futures Investment Company, the introducing broker, and Michael Pacult. The balances result from offering, organizational and operating costs paid by the related parties on behalf of the Fund and cash advances. These amounts bear no interest or due dates and are unsecured. The balances are usually paid back within a year from the start of trading or when the Fund is financially capable of repaying the advance. The following balances were outstanding as of December 31, 2009 and 2008:

					December 31,	December 31,
  					2009		2008

  Futures Investment Company		$136,108	$96,358
  Ashley Capital Management, Inc.	26,475		26,475
  Managing Member			1,958		1,958
  Michael Pacult			35,231		35,231

  Balance due to related parties	$199,772	$160,022


7.	Membership Unit Transactions

  As of December 31, 2009, 2008 and 2007 membership units were valued at $(98,218), $(79,916), and $(58,837), respectively.

  Transactions in membership units were as follows:

								Units						Amount
 						2009		2008		2007		2009		2008		2007

  Members Units
  Subscriptions					-		-		-		$-		$-		$-
  Redemptions					-		-		-		-		-		-
  Net (decrease) in net assets resulting
   from operations for the year ended 12/31	-		-		-		(18,302)	(21,079)	(19,300)
  Offering costs				-		-		-		-		-		-
  Total						-		-		-		(18,302)	(21,079)	(19,300)

  Managing Members Units
  Subscriptions					-		-		-		-		-		-
  Redemptions					-		-		-		-		-		-
  Net (decrease) in net assets resulting
   from operations for the year ended 12/31	-		-		-		(18,302)	(21,079)	(19,300)
  Offering costs				-		-		-		-		-		-
  Total						-		-		-		(18,302)	(21,079)	(19,300)

  Total Units
  Subscriptions					-		-		-		-		-		-
  Redemptions					-		-		-		-		-		-
  Net (decrease) in net assets resulting
   from operations for the year ended 12/31	-		-		-		(36,604)	(42,158)	(38,600)
  Offering costs				-		-		-		-	-	-
  Total						-		-		-		$(36,604)	$(42,158)	$(38,600)

8.	Concentrations

  The Fund will maintain all of its initial subscription deposits with a commercial financial institution. In the event of the financial institution's insolvency, recovery of Fund deposits may be limited to account insurance or other protection afforded deposits by the institution.

                           TriView Global Fund, LLC
                       (A Development Stage Enterprise)

                       Notes to the Financial Statements
                               December 31, 2009

9.	Derivative Financial Instruments and Fair Value of Financial Instruments

  A derivative financial instrument is a financial agreement whose value is linked to, or derived from, the performance of an underlying asset. The underlying asset can be currencies, commodities, interest rates, stocks, or any combination. Changes in the underlying asset indirectly affect the value of the derivative. As the instruments are recognized at fair value, those changes directly affect reported income.

  All investment holdings are recorded in the statement of assets and liabilities at their net asset value (fair value) at the reporting date. Financial instruments (including derivatives) used for trading purposes are recorded in the statement of assets and liabilities at fair value at the reporting date. Realized and unrealized changes in fair values are recognized in net investment gain (loss) in the period in which the changes occur. Interest income arising from trading instruments is included in the statement of operations as part of interest income.

  Notional amounts are equivalent to the aggregate face value of the derivative financial instruments. Notional amounts do not represent the amounts exchanged by the parties to derivatives and do not measure the Fund's exposure to credit or market risks. The amounts exchanged are based on the notional amounts and other terms of the derivatives.



10.	Financial Instruments with Off-Balance Sheet Credit and Market Risk

  All financial instruments are subject to market risk, the risk that future changes in market conditions may make an instrument less valuable or more onerous. As the instruments are recognized at fair market value, those changes directly affect reported income.

  Included in the definition of financial instruments are securities, restricted securities and derivative financial instruments. Theoretically, the investments owned by the Fund directly are exposed to a market risk (loss) equal to the notional value of the financial instruments purchased and substantial liability on certain financial instruments purchased short. Generally, financial instruments can be closed. However, if the market is not liquid, it could prevent the timely close-out of any unfavorable positions or require the Fund to hold those positions to maturity, regardless of the changes in their value or the trading advisor's investment strategies.

  Credit risk represents the accounting loss that would be recognized at the reporting date if counterparties failed to perform as contracted. Concentrations of credit risk (whether on or off balance sheet) that arise from financial instruments exist for groups of counterparties when they have similar economic characteristics that would cause their ability to meet contractual obligations to be similarly affected by changes in economic or other conditions.


11.	Indemnifications

  In the normal course of business, the Fund enters into contracts and agreements that contain a variety of representations and warranties and which provide general indemnifications. The Fund's maximum exposure under these arrangements is unknown, as this would involve future claims that may be made against the Fund that have not yet occurred. The Fund expects the risk of any future obligation under these indemnifications to be remote.

12.	Subsequent Events

  In 2009, the Fund adopted ASC 855 "Subsequent Events". The objective of ASC 855 is to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or available to be issued. The Managing Member evaluated subsequent events through March 8, 2010. There were no subsequent events to disclose.

                           TriView Global Fund, LLC
                       (A Development Stage Enterprise)

                       Notes to the Financial Statements
                               December 31, 2009



13.	Financial Highlights

									      Years Ended December 31,
  							2009		2008		2007		2006		2005
  Performance per unit (1)

  Net unit value, beginning of year			$(79,916.00)	$(58,837.00)	$(39,537.00)	$(25,987.00)	$(506.00)

  Net realized and unrealized gains and
  losses on commodity transactions			-		-		-		-		-
  Investment and other income				-		-		-		-		-
  Expenses						(18,302.00)	(21,079.00)	(19,300.00)	(13,550.00)	(3,747.00)
  Syndication costs transferred to capital		-		-		-		-		(21,734.00)
  Net (decrease) for the year				(18,302.00)	(21,079.00)	(19,300.00)	(13,550.00)	(25,481.00)

  Net unit value at the end of the year			$(98,218.00)	$(79,916.00)	$(58,837.00)	$(39,537.00)	$(25,987.00)

  Net assets at the end of the year (000)		$(196)		$(160)		$(118)		$(79)		$(52)

  Total return						(22.90)%	(35.83)%	(39.24)%	(41.36)%	(28.29)%

  Number of units outstanding at the end of the year	2.00		2.00		2.00		2.00		2.00

  Supplemental Data:
  Ratio to average net assets (1)
  Investment and other income				0.00 %		0.00 %		0.00 %		0.00 %		0.00 %
  Expenses						(22.90)%	(35.83)%	(39.24)%	(41.36)%	(28.29)%

  Total returns are calculated based on the change in value of a unit during the period. An individual member's total returns and ratios may vary from the above total returns and ratios based on the timing of additions and redemptions.

1. Investment and other income and expenses and net realized and unrealized gains and losses on commodity transactions are calculated based on a single unit outstanding during the period.

                           TriView Global Fund, LLC
                  Affirmation of the Commodity Pool Operator
              For the Years Ended December 31, 2009, 2008 and 2007

*****************************************************************************



To the best of the knowledge and belief of the undersigned, the information contained in this report is accurate and complete.


  /s/ Michael Pacult
  Michael Pacult
  President, TriView Capital Management, Inc.
  Managing Member
  TriView Global Fund, LLC

                Triview Capital Management, Inc. and Subsidiary
                       (A Development Stage Enterprise)

                             Financial Statements
                               December 31, 2009

                Index to the Consolidated Financial Statements



  								Page

  Independent Auditor's Report					F-2

  Consolidated Financial Statements

  Consolidated Balance Sheets					F-3

  Consolidated Statements of Income and Retained Earnings	F-4

  Consolidated Statements of Cash Flows				F-5

  Notes to Consolidated Financial Statements			F-6 - F-8


       Purchase of units in the Fund will not acquire or otherwise have any interest in the Managing Member.

                           Patke & Associates, Ltd.

                         Certified Public Accountants

                         Independent Auditor's Report



To the Board of Directors of
Triview Capital Management, Inc.
Dover, Delaware




We have audited the accompanying consolidated balance sheets, of Triview Capital Management, Inc. (an S-Corporation) and Subsidiary (a Development Stage Enterprise) as of December 31, 2009 and 2008, and the related consolidated statements of income and retained earnings and cash flows for each of the three years in the period ended December 31, 2009, and the cumulative period from September 30, 2004 through December 31, 2009. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit involves examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Triview Capital Management, Inc. and Subsidiary as of December 31, 2009 and 2008, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2009 and the cumulative period from September 30, 2004 through December 31, 2009 are in conformity with accounting principles generally accepted in the United States of America.


/s/  Patke & Associates, Ltd.

Patke & Associates, Ltd.
Lincolnshire, Illinois
March 8, 2010


       300 Village Green Drive, Suite 210 * Lincolnshire, Illinois 60069
                 Phone: (847) 913-5400 * Fax:  (847) 913-5435

                Triview Capital Management, Inc. and Subsidiary
                       (A Development Stage Enterprise)

                          Consolidated Balance Sheets

                          December 31, 2009 and 2008


  									2009		2008
Assets

  Cash									$2,251		$2,385
  Prepaid expenses							6,790		-

  Total assets								9,041		2,385

Liabilities

  Due to related parties						204,039		164,289
  Accounts payable							3,817		244

  Total liabilities							207,856		164,533

Stockholder's / Member's Equity

  Common stock, no par value; 1,500 shares authorized,
  1,000 shares issued and outstanding					1,000		1,000

  Retained earnings (deficit)						(101,597)	(83,232)

  Minority interest in consolidated subsidiary's member's equity	(98,218)	(79,916)

  Total stockholder's and member's equity				(198,815)	(162,148)

  Total liabilities and stockholder's / member's equity			$9,041		$2,385

       The accompanying notes are an integral part of the consolidated financial statements

                Triview Capital Management, Inc. and Subsidiary
                       (A Development Stage Enterprise)

            Consolidated Statements of Income and Retained Earnings

         For the Years Ended December 31, 2009, 2008 and 2007 and the Cumulative Period from September 30, 2004 (Inception) to December 31, 2009

  													Cumulative
  													Period From
  													September 30, 2004
  													(Inception)
  													to December 31,
  							2009		2008		2007		2009


Revenues						$-		$-		$-		$403

Expenses

  Organizational and professional fees			36,667		42,194		39,962		157,750

  Net (loss) before Minority interest			(36,667)	(42,194)	(39,962)	(157,347)

  Minority interest in earnings of subsidiary		(18,302)	(21,079)	(19,300)	(77,484)

  Net (loss)						(18,365)	(21,115)	(20,662)	(79,863)


Retained Earnings (Deficit)

  Beginning of the period				(83,232)	(62,117)	(41,455)	-

  Initial offering costs				-		-		-		(43,468)

  Minority interest in Initial offering costs
  of subsidiary						-		-		-		(21,734)



  End of the period					$(101,597)	$(83,232)	$(62,117)	$(101,597)


       The accompanying notes are an integral part of the consolidated financial statements

                Triview Capital Management, Inc. and Subsidiary
                       (A Development Stage Enterprise)

                    Consolidated Statements of Cash Flows

         For the Years Ended December 31, 2009, 2008 and 2007 and the Cumulative Period from September 30, 2004 (Inception) to December 31, 2009

  																Cumulative
  																Period From
  																September 30, 2004
  																(Inception)
  																to December 31,
  										2009		2008		2007		2009


Cash Flows from Operating Activities

Net (loss)									$(18,365)	$(21,115)	$(20,662)	$(79,863)

Adjustments to reconcile net (loss) to net cash (used in) operating activities:


  Minority interest in net (loss) of consolidated entity			(18,302)	(21,079)	(19,300)	(77,484)

  (Increase) in prepaid expenses						(6,790)		-		-		(6,790)
  Increase (decrease) in accounts payable					3,573		(1,383)		1,524		3,817

  Net cash (used in) operating activities					(39,884)	(43,577)	(38,438)	(160,320)

Cash Flows from Investing Activities
  Initial offering costs charged to retained earnings (deficit) and
  minority interest member's capital						-		-		-		(43,468)

  Net cash (used in) investing activities					-		-		-		(43,468)

Cash Flows from Financing Activities

  Sale of capital stock and minority interest member's capital contribution	-		-		-		2,000
  Increase in due to related parties						39,750		43,825		38,499		204,039

  Net cash provided by financing activities					39,750		43,825		38,499		206,039

  Net increase (decrease) in cash						(134)		248		61		2,251

  Cash at the beginning of the period						2,385		2,137		2,076		-


  Cash at the end of the period							$2,251		$2,385		$2,137		$2,251

Non-Cash Activities

  Initial offering costs charged to retained earnings (deficit) and
  minority interests member's capital						$-		$-		$-		$43,468

       The accompanying notes are an integral part of the consolidated financial statements

                Triview Capital Management Inc. and Subsidiary
                       (A Development Stage Enterprise)

                Notes to the Consolidated Financial Statements

                               December 31, 2009


1.	Nature of the Business

  Triview Capital Management, Inc. (the "Managing Member") was formed September 30, 2004 under the laws of the state of Delaware. It is registered as a commodity pool operator by the National Futures Association pursuant to the Commodity Exchange Act, 7 USC Sec. 1, et seq, (the "CEAct"). The Managing Member and Michael Pacult are the managing members and commodity pool operators ("CPO's") of TriView Global Fund, LLC (the "Fund"), its 50% owned subsidiary, collectively referred to as the "Company".

  The Fund was formed on October 1, 2004 under the laws of the state of Delaware. The Fund expects to engage in high risk, speculative and hedge trading of futures and forward contracts, options on futures and forward contracts, and other instruments selected by registered commodity trading advisors ("CTA's"). However, the Fund will not commence business until at least $2,000,000 worth of units of membership interests (the "Units") are sold. Selling Units to the public would substantially reduce the Managing Member's percentage ownership in the Fund. The initial CTA is GT Capital CTA, which will have the authority to trade as much of the Fund's equity as is allocated to it by the Managing Member. The principal selling agent is Futures Investment Company, which is controlled by Michael Pacult and his wife.

  The Company is in the development stage and its efforts through December 31, 2009 have been principally devoted to organizational activities.

2.	Significant Accounting Policies

  "New Accounting Standards - On July 1, 2009, the Financial Accounting Standards Board ("FASB") officially released the Accounting Standards Codification (the "Codification" or "ASC"). Pursuant to FASB Statement No. 168, the FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles is effective for interim and annual periods ending after September 15, 2009. The Company adopted FASB 168 on July 1, 2009.

The Codification does not change accounting principles generally accepted in the United States of America ("GAAP") but it is a major restructuring of how accounting and reporting standards that constitute how GAAP are organized. That is, the Codification will be the single source of authoritative non-governmental GAAP. The organizational changes are expected to make GAAP easier to research by simplifying user access to all authoritative guidance. As a result, content will reside in new locations within the Codification which means referencing to specific guidance will change.

  Regulation - The Fund is a registrant (effective November 3, 2005) with the Securities and Exchange Commission ("SEC") pursuant to the Securities and Exchange Act of 1933 (the "33Act"). The Fund is subject to the regulations of the SEC and the reporting requirements of the Securities and Exchange Act of 1934 (the "34Act"). The Fund, once it begins trading, will also be subject to the regulations of the Commodities Futures Trading Commission ("CFTC"), an agency of the U.S. government which regulates most aspects of the commodity futures industry, the rules of the National Futures Association and the requirements of various commodity exchanges where the Fund executes transactions. Additionally, the Fund will be subject to the requirements of futures commission merchants and interbank market makers through which the Fund trades.

  Offering Expenses and Organizational Costs - For financial reporting purposes in conformity with accounting principles generally accepted in the United States of America (GAAP), on the Fund's initial effective date, November 3, 2005, the Fund deducted from member's capital the total initial offering costs of $43,468, as of that date, and began expensing all subsequent offering costs. Organizational and operating costs are expensed as incurred for GAAP purposes. For all other purposes, including determining the Net Asset Value per Unit for subscription and redemption purposes, the Fund will capitalize all offering, organizational, and operating costs until the commencement of business, at which time the costs will be expensed and amortized on a straight line basis for 60 months. The commencement of business is contingent upon the sale of at least $2,000,000 of membership interests. The Fund has agreed to reimburse the Managing Member and other affiliated companies for all offering, organizational and operating expenses they have paid up to the commencement of business.
  These reimbursement amounts have accumulated to $199,772 and $160,022 as of December 31, 2009 and 2008, respectively.

  Registration Costs - Costs incurred for the initial filings with SEC, Financial Industry Regulatory Authority and the states where the offering is expected to be made are included in the offering expenses and, accordingly, are accounted for as described under "Offering Expenses and Organization Costs".

  Revenue Recognition - After the commencement of trading by the Fund, the Managing Member will earn brokerage commissions.

  Use of Accounting Estimates - The accompanying financial statements have been prepared in accordance with GAAP. The preparation of financial statements in accordance with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

  Principles of Consolidation - In accordance with ASC 810, "Consolidations", the Managing Member has consolidated the accounts of the Fund. All significant intercompany accounts and transactions have been eliminated. In addition, to date, the Fund has no revenue.

  Income Tax Status - No provision for income taxes has been made in these consolidated financial statements because each stockholder / member is individually responsible for reporting income or loss based on his respective share of the Company's income and expenses as reported for income tax purposes.

  Management has continued to evaluate the application of ASC 740-10-25, Income Taxes-Overall-Recognition (formerly FIN No. 48, "Accounting for Uncertainty in Income Taxes") to the Company, and has determined that no reserves for uncertain tax positions were required to have been recorded as a result of the adoption of ASC 740-10-25. There are no tax positions for which it is reasonably possible that the total amounts of unrecognized tax benefits will significantly increase or decrease within twelve months. The 2006 through 2009 tax years generally remain subject to examination by the U.S. federal and most state tax authorities.

                Triview Capital Management Inc. and Subsidiary
                       (A Development Stage Enterprise)

                Notes to the Consolidated Financial Statements

                               December 31, 2009

2.	Significant Accounting Policies, Continued

  Statement of Cash Flows - For purposes of the statement of cash flows, the Company will consider only money market funds to be cash equivalents. Net cash used in operating activities includes no cash payments for interest or income taxes for the years ended December 31, 2009, 2008 and 2007. There were no cash equivalents as of December 31, 2009, 2008 and 2007.

  Fair Value Measurement and Disclosures - The Fund adopted the provisions of Accounting Standards Codification 820, "Fair Value Measurement and Disclosures", or ASC 820, as of January 1, 2008. ASC 820 provides guidance for determining fair value and requires increased disclosure regarding the inputs to valuation techniques used to measure fair value. ASC 820 clarifies the definition of fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

  ASC 820 establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The fair value hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements).
  "Level 1 inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Fund has the ability to access at the measurement date.
"
  Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly.
  Level 3 inputs are unobservable inputs for an asset or liability, to the extent relevant observable inputs are not available, including the Fund's own assumptions used in determining the fair value of investments. Unobservable inputs shall be used to measure fair value to the extent that observable inputs are not available, thereby allowing for situations in which there is little, if any, market activity for the asset or liability at the measurement date.
  As of and for the year ended December 31, 2009 and 2008, the Fund had no investments.

  Recently Issued Accounting Pronouncement - The Fund adopted the provisions of the Statement of Accounting Standards Codification 815, "Derivative and Hedging", as of January 1, 2009 ("ASC 815"). ASC 815 provides for disclosures about derivative instruments and hedging activities. ASC 815 is intended to improve financial reporting about derivative instruments and hedging activities by requiring enhanced disclosures to enable investors to better understand how those instruments and activities are accounted for; how and why they are used; and their effects on a Fund's financial position, financial performance and cash flows. ASC 815 is effective for financial statements issued for fiscal years beginning after November 15, 2008, and interim periods within those fiscal years. As of December 31, 2009 the Fund has not commenced business in active trading and remains in a developmental stage. As a result, the adoption of ASC 815 imposes no impact on the presentation of the Fund's financial statements for the reporting period.

3.	Related Party Transactions

  The sole shareholder of the Managing Member made an initial member capital contribution in the Fund of $1,000. He is also the sole shareholder of Ashley Capital Management, Inc. (the general partner of another commodity fund), which along with the shareholder and other affiliates, has temporarily funded the syndication costs incurred by the Fund to date.

  In accordance with Accounting Standards Codification 810, "Consolidations", a variable interest entity relationship exists between the Managing Member and the Fund.

  Accounting Standards Codification 460, Guarantees, identifies certain disclosures to be made by a guarantor in its financial statements about its obligations under certain guarantees that it has issued. In the normal course of business, the Fund has provided general indemnifications to the Managing Member, its CTA and others when they act, in good faith, in the best interests of the Fund. The Fund is unable to develop an estimate for future payments resulting from hypothetical claims, but expects the risk of having to make any payments under these indemnifications to be remote.
  Due to related parties at December 31, 2009 and 2008 consisted of amounts due Ashley Capital Management, Inc., Futures Investment Company, the introducing broker, and Michael Pacult. The balances result from offering, organizational and operating costs paid by the related parties on behalf of the Fund and cash advances. These amounts bear no interest or due dates and are unsecured. The balances are usually paid back within a year from the start of trading or when the Fund is financially capable of repaying the advance. The following balances were outstanding as of December 31, 2009 and 2008:


 					     December 31,
 					2009		2008

  Ashley Capital Management, Inc.	$30,700		$30,700
  Futures Investment Company		136,108		96,358
  Michael Pacult			37,231		37,231

  Due to related parties		$204,039	$164,289

  The fund had a balance of $1,958 due to the Managing Member at December 31, 2009 and 2008, which was eliminated in consolidation.

  The corporate and individual managing members are liable for the debts of the Fund. Specifically, they have provided a written guarantee to the FCM (Futures Commission Merchant) to provide that they will pay any Fund overdraft should the Fund default in its payments.

                Triview Capital Management Inc. and Subsidiary
                       (A Development Stage Enterprise)

                Notes to the Consolidated Financial Statements

                               December 31, 2009

4.	The Limited Liability Company ("LLC") Agreement

  The Operating Agreement of the Fund provides, among other things, that-

  Capital Account - A capital account shall be established for each member. The initial balance of each member's capital account shall be the amount of the initial contributions to the Fund.

  Monthly Allocations - Any increase or decrease in the Fund's net asset value as of the end of a month shall be credited or charged to the capital account of each member in the ratio that the balance of each account bears to the total balance of all accounts.

  Any distribution from profits or members' capital will be made solely at the discretion of the Managing Member.


4.	The Limited Liability Company ("LLC") Agreement, Continued
  Federal Income Tax Allocations - As of the end of each fiscal year, the Fund's realized capital gain or loss and ordinary income or loss shall be allocated among the members, after having given effect to the fees and expenses of the Fund.

  Subscriptions - Investors must submit subscription agreements and funds at least five business days prior to month end. Subscriptions must be accepted or rejected by the Managing Member within five business days. The investor also has five business days to withdraw his subscription. Funds are deposited into an interest bearing subscription account and will be transferred to the Fund's account after the minimum to commence business has been raised and, thereafter, on the first business day of the month after the subscription is accepted. Interest earned on the subscription funds will accrue to the account of the investor.

  Redemptions - A member may request any or all of his investment be redeemed at the net asset value as of the end of a month. Unless this requirement is waived, the written request must be received by the Managing Member no less than ten business days prior to a month end. Redemptions will generally be paid within twenty days of the effective month end. However, in various circumstances due to liquidity, etc. the Managing Member may be unable to comply with the request on a timely basis. There will be a redemption fee commencing from the date of purchase of units of 3% during the first four months, 2% during the second four months, 1% during the third four months and no redemption fee for redemption requests made in the thirteenth month or thereafter.

5.	Fees

  The Fund will be charged the following fees as of the commencement of trading.

  A monthly management fee of 1% (annual rate) will be paid to the CTA, GT Capital CTA, calculated on the equity allocated to it to trade.

  The Fund will pay annual domestic brokerage commissions to the Managing Member of 10%, plus actual charges for trades made on foreign markets, if any. The first year of an investment, the 10% is composed of a 3% up front charge on the initial investment amount plus 1/12 of 7% monthly of the month end net asset value. After the first year, the amount is charged at 1/12 of 10% monthly of month end net asset value. The Managing Member retains 1% and pays the selling brokers a 3% annual continuing service fee up to a maximum of 10% of the initial investment, and pays the affiliated introducing broker 6% for trades made by the trading advisor on domestic markets, plus actual charges for trades made on foreign markets, if any. After a selling agent receives the maximum 10% total continuing service fee, the Managing Member will retain this amount going forward.

  A quarterly incentive fee of 20% of "new net profits" will be paid to the CTA. "New net profits" includes all income earned by a CTA and expense allocated to its activity. In the event that trading produces a loss for a CTA, no incentive fees will be paid and all losses will be carried over to the following periods until profits from trading exceed the loss. The Fund may also change CTA's and thereby begin the computation of new net profits from the date that a new CTA is retained.


  The Managing Member has reserved the right to change the management fee and the incentive fee at its sole discretion. The total incentive fees may be increased to 27% if the management fee is eliminated. The Fund may also increase the total management fees paid to the CTA's and Managing Member to 6% of total net assets if the total incentive fees are decreased to 15%.

6.	Concentrations

  The Fund will maintain all of its initial subscription deposit with a commercial financial institution. In the event of the financial institution's insolvency, recovery of Fund deposits may be limited to account insurance or other protection afforded deposits by the institution.

7.	Subsequent Events

  In 2009, the Company adopted ASC 855 "Subsequent Events", or ASC 855 (formerly known as FAS 165, "Subsequent Events"). The objective of ASC 855 is to establish general standards of accounting for and disclosure of events that occur after the balance sheet date but before financial statements are issued or available to be issued. Management evaluated subsequent events through March 8, 2010, the date the financial statements were issued. There were no subsequent events to disclose.

                                    Part II

                      Statement of Additional Information

                           TriView Global Fund, LLC

This Statement of Additional Information is the second part of a two-part document and should be read in conjunction with Part I of TriView Global Fund's disclosure document dated March __, 2010, both of which are combined in this single prospectus. A free copy of Part I may be requested by writing to the managing member at 5914 N. 300 West, Fremont, IN 46737.

Appendixes & Exhibits

Summary of the Fund                                                        3

Checks and Balances                                                        4

Pro Forma Performance                                                      5

Correlation Comparison                                                     6

Fund and Offering Details                                                  7

The Opportunity                                                            8

Why TriView Global Fund?                                                   8

Investment Factors                                                         8

Value of Diversification - Managed Futures Industry                        9

Managed Futures vs. Stocks During Draw-Downs                               11

The Futures, Forward, Option and Swap Markets                              12

Advantages of Managed Futures Fund Investments                             14

Important Disclosures                                                      15

Appendix I	-	Commodity Terms and Definitions; State Regulatory Glossary

Appendix II	-	Privacy Statement

Appendix A	-	LLC Operating Agreement

Appendix B	-	Request for Redemption

Appendix C	-	Suitability Information

Appendix D	-	Subscription Agreement and Power Of Attorney

Appendix E	-	Depository Agreement

Appendix F	-	Investment Advisory Contract - GT Capital CTA

                               ----  SAI 1  ----

                           TriView Global Fund, LLC

* Principal of Commodity Pool Operator has 30 years experience in managed futures

*  Trading advisor with over six years trading experience

*  Low historical correlation to stocks and bonds

*  Profit potential (and risk of loss) in both rising and falling markets

*  Participation in a wide variety of global markets

*  Monthly liquidity

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

THE OFFERING OF UNITS IN TRIVIEW GLOBAL FUND, LLC (THE "FUND") CAN ONLY BE MADE IN CONJUNCTION WITH PART I OF THIS PROSPECTUS, WHICH CONTAINS IMPORTANT INFORMATION REGARDING CERTAIN RISKS ASSOCIATED WITH THE FUND AND SHOULD BE READ CAREFULLY AND RETAINED BY ANYONE CONSIDERING INVESTMENT IN THE FUND. THE UNITS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES EXCHANGE COMMISSION, THE COMMODITY FUTURES TRADING COMMISSION, OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. AN INVESTMENT IN THE FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

                               ----  SAI 2  ----

SUMMARY OF THE FUND

Fund Objectives

TriView Global Fund, LLC allows investors to participate in a range of markets within a single investment. With access to an array of market sectors and investment opportunities, an investment in the Fund may encompass everything from stock index futures to commodity futures. TriView also provides investors with the potential for above average rates of return, as well as an important diversification from stocks, bonds and mutual funds through professionally managed futures investment. Markets traded by the Fund may include global equity indices, global interest rates, foreign currencies, metals, energy products, and agricultural commodities.

Professional Management

The advisor selected by the Managing Member to trade on behalf of the Fund is GT Capital CTA. The principal of GT Capital has over eight years experience in professional money management, though past performance is not necessarily indicative of future results. GT Capital's performance record appears in Part I of this prospectus.

Portfolio Diversification

The ability of futures trading advisors to trade in a market by going either long or short creates profit potential in both rising and falling markets. The strategy of the Fund acts independently of economic prosperity, interest rates or currency stability. Futures trading advisors can perform as well in a bear market as in a bull market. Of course, where there is profit potential, there is also risk of loss. The correlation between the performance of managed futures funds and stocks and bonds has historically been very low. Thus, managed futures funds provide vital diversification for suitable investors.

Limited Risk

An investor in the Fund has limited liability and is liable for principal and profits only.

Liquidity

Investors in the Fund can generally withdraw their capital at the net asset value as of the end of any month, with ten days advance written notice. Please note, there are redemption charges in the first year.

Administrative Convenience

The Fund's Managing Member sends each investor a comprehensive monthly statement showing the results of the Fund's previous month's trading. The Managing Member provides audited reports for the Fund and a year-end statement containing a Form K-1 for investor income tax preparation. Investors may call their financial advisor, or the Managing Member, for intra-month updates if desired.

The Managing Member

The Fund's Managing Member is TriView Capital Management, Inc., whose principal is Mr. Michael Pacult, experienced in the field of managed futures in the United States since 1980. The Managing Member of the Fund encourages you to read the accompanying prospectus for a more detailed description of the advantages and risks associated with an investment in the Fund.

Principal Selling Agent

The Fund is offered through select Broker Dealers and Futures Investment Company, all of which are registered with the Financial Industry Regulatory Authority. Futures Investment Company, through its affiliate relationship with TriView Capital Management, Inc., is the principal selling agent for the Fund. Futures Investment Company is also a member of SIPC, and registered with the SEC and CFTC, and is a NFA member.

Fund Advantage

One of the major advantages of the TriView Global Fund, LLC is that the Fund allows access to the trading advisor at the substantially lower minimum investment requirement of $25,000. To invest with this advisor separately, through an individually managed account, would require a substantially higher minimum investment.

                               ----  SAI 3  ----

Checks and Balances

The following is to advise you of the structure of the Fund's business, which is a combination of independently functioning and regulated organizations that provide a system of checks and balances on the accuracy and integrity of one another and your investment.

Broker: Your broker and his or her Broker/Dealer are regulated by the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA), formerly the National Association of Securities Dealers
(NASD), and the various state securities boards in which they operate.

CPO: The Fund managers are registered pursuant to the US Commodity Exchange Act in accordance with rules established by the US Commodity Futures Trading Commission (CFTC) as Commodity Pool Operators (CPOs). The Fund CPOs are regulated by the National Futures Association (NFA), a CFTC authorized self
regulatory organization.   The corporate CPO's financial statements are
audited annually by an independent Certified Public Accounting firm, Patke &
Associates, Ltd.   In addition to auditing the financial statements of the
CPO, Patke also audits the Fund financial statements.

CTA: The CPO selects one or more independent traders who are registered pursuant to the US Commodity Exchange Act as Commodity Trading Advisors
(CTAs).  The CTA is then granted authority to enter trades utilizing the
amount of money the CPO grants the CTA for that purpose.    The CTA is
regulated by the NFA.

FCM: The CTA executes the Fund trades with MF Global Inc., an independent Futures Commission Merchant (FCM), which is a registered member of various world-wide futures exchanges. Both the FCM and the US exchanges are regulated pursuant to the Commodity Exchange Act and are audited by the NFA. All Fund trades are executed as standardized futures contracts that have complete transparency.

Assets: All investor funds are pooled and held in the name of the Fund. Approximately 47% to 50% of the Fund assets are held at the FCM as margin for trading and 0 to 3% is held in a Fund checking account to pay Fund expenses as necessary. The balances of the assets are held in the Fund's name in T-Bills in a Treasury Direct account at the US Treasury, and may also be held at American Century Investments in its Capital Preservation Fund, which invests only in US Treasuries, or in foreign treasuries held at the respective foreign department of treasury.

Statements: At the end of each trading day, the FCM generates an account statement that shows the day's trading activity, if any, and the Fund's open market positions, if any, which shows the original date and price of each commodity contract marked to the market's daily close. This produces a resulting unrealized profit or loss on each position, as well as the total value of the Fund account. The CPO, CTA, and independent Fund bookkeeper all review the account statements daily.

Bookkeeper: The independent bookkeeper produces a daily and monthly report of the Fund's Net Asset Value (NAV) per Unit, both of which are immediately reviewed by the CPO when completed, and compared to the CPO's own records. In addition to the Fund bookkeeping, the bookkeeper completes the accounting and sends out the monthly individual investor statements.

Auditor: All of the bookkeeper's activities with respect to the preparation of the Fund financial statements are reviewed and audited by Patke & Associates, Ltd., the Fund's independent CPA, which in turn is subject to the rules and regulations of the American Institute of Certified Public Accountants (AICPA) and the Public Company Accounting Oversight Board (PCAOB).

Legal: The Fund employs independent law firms to work with the bookkeeper and auditor to produce and update the Fund prospectus and to keep in compliance and interface with the SEC, FINRA, NFA, CFTC, and various state securities administrators to submit the required regulatory filings as periodically required.

Although your investment in futures presents the risk of loss from the trades made, please be assured that all of us-your broker, the CPO, CTA, FCM, bookkeeper, auditor, and attorneys -while independent from each other, are working together in a system of checks and balances to monitor your investment for performance, accuracy, integrity, and safety to be certain the reports of earnings and losses to you are accurate and complete.

                               ----  SAI 4  ----

Pro Forma Performance

Though GT Capital CTA has only traded since June 2009, its principal, Guerman Teitelbaoum, has traded his proprietary account since April, 2003. The below is a pro forma representation of Mr. Teitelbaoum's proprietary trading that includes all Fund fees and expenses that are disclosed in Part I of this prospectus, and includes interest earned at the then-current 13 week T-Bill yield. For the performance of GT Capital, please see page 33 of Part I of this prospectus. You will acquire no interest in the program below through a purchase in TriView Global Fund.

Pro Forma Performance of the Proprietary Account of the Principal of the Trading Advisor

April 2003 - February 2010

	Jan.	Feb.	Mar.	Apr.	May	Jun.	Jul.	Aug.	Sep.	Oct.	Nov.	Dec.	AROR

2010	0.85	1.31											2.17
2009	5.58	1.58	4.21	1.69	-0.29	1.71	-0.52	0.56	2.53	-0.07	0.93	0.54	19.86
2008	5.17	-0.09	1.64	4.55	2.43	2.66	0.35	0.38	7.17	17.61	17.17	-5.35	65.32
2007	11.03	3.37	2.42	5.61	2.17	1.06	4.68	3.09	-1.15	7.22	2.10	-0.46	49.02
2006	-8.59	2.03	0.24	-22.74	-0.44	-0.54	-0.53	15.88	-1.93	6.25	7.50	0.78	-6.94
2005	1.71	2.06	2.51	0.54	0.03	5.12	-3.40	6.35	6.32	4.59	-6.25	2.00	22.88
2004	-3.14	-0.69	2.40	0.16	3.89	2.97	1.76	7.14	6.05	-14.84	-1.09	-0.24	2.53
2003				0.22	3.84	0.80	5.83	1.38	4.89	6.95	2.34	-6.70	20.54

PAST PERFORMANCE IS NOT INDICATIVE OF FUTURE RESULTS.

Value of Initial $10,000 Investment	Performance vs. Benchmarks

April 2003 - February 2010		April 2003 - February 2010

The S&P 500 and NASDAQ 100 indices are unmanaged and are generally representative of certain portions of the U.S. equity markets. The Barclays CTA Index is representative of the average performance of Commodity Trading Advisors reporting to the Barclays CTA Database. These indices are shown for illustrative purposes only and are not indicative of any fund's performance. An investor cannot invest directly in an index. Moreover, indices do not reflect commissions or fees which might be charged to a similar fund and which might materially affect the performance data presented.

THE ABOVE TABLE AND TWO GRAPHS WERE PREPARED BY THE FUND AND REFLECTS THE TRADING ADVISOR'S PROPRIETARY PERFORMANCE ADJUSTED TO REFLECT THE FUND'S ESTIMATED EXPENSES AND FEE STRUCTURE. AN INVESTMENT IN TRIVIEW GLOBAL FUND, LLC INVOLVES SUBSTANTIAL RISK AND MAY RESULT IN THE COMPLETE LOSS OF PRINCIPAL
INVESTED.   A PURCHASE OF UNITS IN THE FUND DOES NOT RESULT IN ANY INTEREST IN
THE MANAGING MEMBER, THE TRADING ADVISOR, OR ANY COMMODITY POOL EXCEPT
TRIVIEW.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. TRADING IN THE FUTURES, FORWARD, OPTION AND SWAP MARKETS IS SPECULATIVE, INVOLVES SUBSTANTIAL RISK, AND IS NOT SUITABLE FOR ALL INVESTORS.

                               ----  SAI 5  ----

Correlation Comparison

Performance through Diversification

The value of diversification can be seen by looking at the correlation comparison of the principal of the Advisor's pro forma proprietary performance versus benchmark stock market and trading advisor indices.

Since inception in April 2003, not only has the program outperformed the major indices, but was also not correlated to such indices. In general, this attribute will allow investors to potentially reduce the risk and improve the performance in their portfolios through diversification.

The below is a pro forma representation of the proprietary pro forma trading of the principal of the Advisor that includes all Fund fees and expenses that are disclosed in Part I of this prospectus, and includes interest earned at the then-current 13 week T-Bill yield. For the performance of the Advisor, GT Capital CTA, please see page 33 of Part I of this prospectus. You will acquire no interest in this program through a purchase in TriView Global Fund.

Annual Rates of Return of GT Pro Forma, vs. Benchmarks

April 2003 - February 2010

		GT Pro Forma	S&P 500		NASDAQ 100	Barclays CTA

2003 (Apr-Dec)	20.54%		31.10%		44.09%		7.89%
2004		2.53%		9.00%		10.45%		3.31%
2005		22.88%		3.01%		1.48%		1.71%
2006		-6.94%		13.62%		6.78%		3.55%
2007		49.02%		3.55%		18.67%		7.63%
2008		65.32%		-38.50%		-41.90%		14.09%
2009		19.86%		23.45%		53.54%		-0.08%
2010		2.17%		-0.96%		-2.24%		-1.58%

Value of Initial $10,000 Investment in GT Pro Forma vs. Benchmarks

April 2003 - February 2010

$10,000 invested April 2003 in GT Pro Forma would be worth $42,638 $10,000 invested April 2003 in the S&P 500 would be worth $13,023 $10,000 invested April 2003 in the NASDAQ 100 would be worth $17,848 $10,000 invested April 2003 in Barclays CTA would be worth $14,176

		Total Value	Ave. Annual ROR
GT Pro Forma	$42,638		25.67%
S&P 500		$13,023		6.48%
NASDAQ 100	$17,848		13.30%
Barclays CTA	$14,176		5.34%

Correlation Comparison

April 2003 - February 2010	Total Months: 82	GT Pro Forma	S&P 500		NASDAQ 100	Barclays CTA

Performance	Total Rate of Return			326.38%		30.23%		78.48%		41.76%
		Ave. Annual Rate of Return		25.67%		6.48%		13.30%		5.34%

Risk		Worst Peak-to-Valley Drawdown*		-23.90%		52.56%		81.07%		-15.66%
		Standard Deviation of Annual Returns**	24.46%		20.85%		29.39%		5.09%

Statistics	Sharpe Ratio***				0.95		0.19		0.37		0.58
		Correlation to GT Pro Forma		1.00		-0.62		-0.36		0.77

* Worst Peak-to-Valley Drawdown is the greatest cumulative percentage decline in month end net asset value of the program due to losses sustained by an account during any period in which the initial month-end net asset value of an account is not equaled or exceeded by a subsequent month-end net asset value of the account and includes the time period in which it occurred.

** Standard Deviation shows the annualized performance volatility by quantifying the amount of dispersion you can expect performances to fall around the average or mean return.

*** Sharpe Ratio is a risk-adjusted measure used to determine reward per unit of risk. The higher the ratio, the better the fund's historical risk-adjusted performance. The measure uses a compounded annual return minus the available annual risk free rate in 13-week T-Bill returns divided by average annual standard deviation.

The S&P 500 and NASDAQ 100 indices are unmanaged and are generally representative of certain portions of the U.S. equity markets. The Barclays CTA Index is representative of the average performance of Commodity Trading Advisors reporting to the Barclays CTA Database. These indices are shown for illustrative purposes only and are not indicative of any fund's performance. An investor cannot invest directly in an index. Moreover, indices do not reflect commissions or fees which might be charged to a similar fund and which might materially affect the performance data presented.

THE ABOVE TABLES WERE PREPARED BY THE FUND AND REFLECTS THE TRADING ADVISOR'S PROPRIETARY PERFORMANCE ADJUSTED TO REFLECT THE FUND'S ESTIMATED EXPENSES AND FEE STRUCTURE. AN INVESTMENT IN TRIVIEW GLOBAL FUND, LLC INVOLVES SUBSTANTIAL
RISK AND MAY RESULT IN THE COMPLETE LOSS OF PRINCIPAL INVESTED.   A PURCHASE
OF UNITS IN THE FUND DOES NOT RESULT IN ANY INTEREST IN THE MANAGING MEMBER, THE TRADING ADVISOR, OR ANY COMMODITY POOL EXCEPT TRIVIEW. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. TRADING IN THE FUTURES, FORWARD, OPTION AND SWAP MARKETS IS SPECULATIVE, INVOLVES SUBSTANTIAL RISK, AND IS NOT SUITABLE FOR ALL INVESTORS.

                               ----  SAI 6  ----

Fund and Offering Details

The Fund

Investment Goal	Medium to Long-Term Capital Appreciation

Managing Member	TriView Capital Management, Inc.

Trading Advisors	GT Capital CTA

Clearing Broker	MF Global Inc.

The Offering

Minimum Investment	$25,000

Increment Amount	$1,000

Subscription Fee	None

Subscription Price	Net Asset Value

Subscription Notice	Subscriptions Available Monthly with Five Business
Days Notice

Subscription Procedure	Subscribers Must Complete, Execute and Deliver to
Their Selling Agents the Subscription Agreement and Power of Attorney Signature Page attached to this Prospectus as Appendix D.

Redemption Notice	Liquidity Available Monthly with Ten Days Notice

Investor Liability	Limited to the Amount of Capital Invested

Investor Suitability	Net Worth of $250,000 -or-
Income of $70,000 and Net Worth of $70,000
Plus Specific State Requirements
Please Refer to Part I of the Prospectus for Additional Information

Fees and Expenses

Introducing Broker Compensation
6% Annual Brokerage Commissions Paid from Managing Member's 10%

Managing Member Compensation
10% Annual Brokerage Commissions, from Which it
Pays the Introducing Broker and Selling Agents

Selling Agent Compensation
3% Annual Continuing Service Fee Paid from the
Managing Member's 10%

Trading Advisor Compensation
Management Fee of 1% Annually of Assets
Allocated to Trading

Incentive Fee of 20% of New Net Profit Quarterly

Accounting, Legal & Misc.
Estimated 0.75% Annually

Redemption Fee / Lock-in
None

                               ----  SAI 7  ----

The Opportunity

*	Professionally managed futures funds offer access to global markets, along with the potential to profit from rising or falling markets.

*	Professionally managed futures funds add an important component to a diversified growth portfolio.

*	In the opinion of the Managing Member, TriView Global Fund, LLC offers a more simple and effective way to participate in futures through use of a successful futures trading advisor than through a managed account or discretionary trading yourself.

How to Subscribe

*	After reviewing the Prospectus, please complete and sign the items in the Subscription Agreement attached as Appendix D.

*	Forward the Subscription Agreement and a check made payable to "Special account for the exclusive benefit of TriView Global Fund, LLC" to your broker or investment advisor.

The Fund is open to qualified investors and the current minimum investment is $25,000. New investments are entered into the Fund at the end of the month in which they are received and must be received on the 5th business day prior to the end of the month.

WHY TRIVIEW GLOBAL FUND?

WHY A MANAGED FUTURES FUND?

Managed futures investments are intended to generate long-term capital growth by providing global portfolio diversification. This diversification can be utilized by investing in the Fund. A primary reason to invest in a managed futures (alternative investment) product, such as TriView Global Fund, is to provide a fully diversified portfolio of investments that has the potential to improve returns while protecting against risk. This is possible because managed futures (alternative investment) products historically have not been correlated to traditional markets, such as stocks and bonds.

The TriView Global Fund employs a professional commodity trading advisor, GT Capital CTA, that trades as many as 15 futures markets worldwide using proprietary trading systems. The principal of the trading advisor has consistently produced positive returns in his proprietary account, even during down markets, due to diversified trades and the ability to spot trends, while insuring strict risk controls are always in place. Of course, past performance is not necessarily indicative of future results.

WHY NOW?

The recent fluctuation in world markets has demonstrated that long-only equity portfolios cannot make money during downward cycles. The Fund adds much needed diversification in the form of an asset class that does not correlate to stocks, bonds or real estate.

HISTORICAL NON CORRELATED PERFORMANCE

Historically, managed futures investments have had very little correlation to the stock and bond markets. While there is no guarantee of positive performance in a managed futures component of a portfolio, the non-correlation characteristic of managed futures can improve risk adjusted returns in a diversified investment portfolio. Having the ability to go long and short gives managed futures the ability to profit from up or down markets. In other words, profit or loss in managed future funds is not dependent on economic cycles.

INVESTMENT FACTORS

THE ADVANTAGES OF NON-CORRELATION AND DIVERSIFICATION OF YOUR PORTFOLIO

The Nobel Prize for Economics in 1990 was awarded to Dr. Harry Markowitz for demonstrating that the total return can increase, and/or risk can be reduced, when portfolios have positively performing asset categories that are essentially non-correlated. Even many seemingly diverse portfolios may actually be quite correlated. For instance, over time, alternative investment classes such as real estate and international stocks and bonds may correlate closely with domestic equities as the global economy expands and contracts.

                               ----  SAI 8  ----

Historically, alternative investments such as managed futures funds have had very little correlation to the stock and bond markets. TriView Capital Management, Inc. believes that the performance of the Fund should also exhibit a substantial degree of non-correlation (not, however, necessarily negative correlation) with the performance of traditional equity and debt portfolio components, in part because of the ease of selling futures short. This feature of futures -- being able to be long or short a futures position with similar ease - means that profit and loss from futures trading is not dependent upon economic or geopolitical prosperity or stability.

However, non-correlation will not provide any diversification advantages unless the non-correlated assets are outperforming other portfolio assets, and there is no guarantee that the Fund will outperform other sectors of an investor's portfolio (or not produce losses). Additionally, although adding managed futures funds to a portfolio may provide diversification, managed futures funds are not a hedging mechanism and there is no guarantee that managed futures funds will appreciate during periods of inflation or stock and bond market declines.

Non-correlated performance should not be confused with negatively correlated performance. Non-correlation means only that the Fund's performance will likely have no relation to the performance of equity and debt instruments, reflecting TriView Capital's belief that factors that affect equity and debt prices may affect the Fund differently and that certain factors which affect the former may not affect the latter. The net asset value per unit may decline or increase more or less than equity and debt instruments during both rising and falling markets. TriView Capital has no expectation that the Fund's performance will be negatively correlated to the general debt and equity markets, i.e., likely to be profitable when the latter are unprofitable or vice versa.

VALUE OF DIVERSIFICATION - MANAGED FUTURES INDUSTRY

Money Under Management in Managed Futures

Money Under Management in Managed Futures is updated on a quarterly basis and is usually ready by month end of the month following the quarter. Money Under Management during the 3rd quarter 2009 was $212.6 billion.

This chart was prepared by the Fund and shows industry growth since 1980 using data obtained from Barclay Trading Group, Ltd. See the glossary in Appendix I of this Statement of Additional Information for information integral to this chart. This chart reflects the managed futures industry as a whole and is not indicative of the Fund in particular.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

MARKET DIVERSIFICATION

                               ----  SAI 9  ----

The trading advisor's proprietary systems are designed to ensure minimal correlation to traditional investments. The spectrum of traded instruments globally consists of up to 15 futures markets in both commodity and financial futures. Fundamental to the Fund's selection of CTA's is low correlation between the different instruments they trade and high liquidity for order execution.

This chart was prepared by the Fund. See the glossary in Appendix I of this Statement of Additional Information for information integral to this chart. This chart reflects the managed futures industry as a whole and is not indicative of the Fund in particular.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

HISTORICAL CORRELATION

The chart below shows the historical correlation of the monthly returns of the S&P 500 Index with (2) the NASDAQ Composite Index, (3) the MSCI Europe, Australasia, Far East (EAFE) Index, (4) global bonds, as represented by the Barclays Aggregate Bond Index, and (5) managed futures investments, as represented by the Barclays CTA Index. This low correlation shows that managed futures have a tendency to behave somewhat independently from stocks.

Historical Correlation of Monthly Returns

With The S&P 500 Index

January 1980* - February 2010

* Barclays CTA data was not available prior to 1980.

This chart was prepared by the Fund. See the glossary in Appendix I of this Statement of Additional Information for information integral to this chart. This chart reflects the managed futures industry as a whole and is not indicative of the Fund in particular. The S&P 500, NASDAQ composite, and MSCI Europe, Australia, Far East indices are unmanaged and are generally representative of certain portions of the U.S. and global equity markets. The Barclays Aggregate Bond Index is unmanaged and generally representative of the global bond market. The Barclays CTA Index reflects the unweighted performance of CTAs with at least four years of experience. These indices are shown for illustrative purposes only and are not indicative of any fund's performance. An investor cannot invest directly in an index. Moreover, indices do not reflect commissions or fees which might be charged to a similar fund and which might materially affect the performance data presented.

                               ----  SAI 10  ----

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

RISK PERSPECTIVE

The proper evaluation of any investment must include an assessment of the risk which must be taken to achieve the prospective return. Another measure of risk, in addition to standard deviation, is historical worst-case decline, or largest draw-down. In other words, if you had purchased an investment at a month-end peak in performance and then subsequently sold at the lowest month-end price thereafter, the worst-case decline would be the largest percentage loss experienced. The chart below shows the worst-case cumulative monthly decline in the Barclays Aggregate Bond Index, the Barclays CTA Index, the S&P 500 Index, the MSCI EAFE Index and the NASDAQ Composite Index since 1980. The Barclays CTA Index experienced a smaller peak to valley decline than the equities indices, and only slightly greater than the bond index. This does not imply that managed futures are necessarily safer than the benchmarks compared; it is merely intended to put risk in a historical perspective.

Worst-Case Declines

January 1980* - February 2010

[Amounts in Percents]

* Barclays CTA data was not available prior to 1980.

This chart was prepared by the Fund. See the glossary in Appendix I of this Statement of Additional Information for information integral to this chart. This chart reflects the managed futures industry as a whole and is not indicative of the Fund in particular. The S&P 500, NASDAQ composite, and MSCI Europe, Australia, Far East indices are unmanaged and are generally representative of certain portions of the U.S. and global equity markets. The Barclays Govt. Bond Index is unmanaged and generally representative of the global sovereign bond market. The Barclays CTA Index reflects the unweighted performance of CTAs with at least four years of experience. These indices are shown for illustrative purposes only and are not indicative of any fund's performance. An investor cannot invest directly in an index. Moreover, indices do not reflect commissions or fees which might be charged to a similar fund and which might materially affect the performance data presented.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

MANAGED FUTURES VS. STOCKS DURING DRAW-DOWNS

The following charts show the comparison between the performance of managed futures and stocks during the five worst declines for each since 1980. These charts demonstrate the historical non-correlation between these two asset classes over the stated time periods. The managed futures portion is represented by the Barclays CTA Index and the stocks portion is represented by the S&P 500 Index.

                               ----  SAI 11  ----

Managed Futures vs. Stocks During Stock Market Drawdowns.

(January 1980* -  February 2010)

Source: Stocks: S&P 500 Index

Managed Futures: Barclays CTA Index

* Barclays CTA data was not available prior to 1980.

This chart was prepared by the Fund. See the glossary in Appendix I of this Statement of Additional Information for information integral to this chart. This chart reflects the managed futures industry as a whole and is not indicative of the Fund in particular. The S&P 500 index is unmanaged and is generally representative of a certain portion of the U.S. equity markets. The Barclays CTA Index reflects the unweighted performance of CTAs with at least four years of experience. These indices are shown for illustrative purposes only and are not indicative of any fund's performance. An investor cannot invest directly in an index. Moreover, indices do not reflect commissions or fees which might be charged to a similar fund and which might materially affect the performance data presented.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

THE FUTURES, FORWARD, OPTION AND SWAP MARKETS

FUTURES CONTRACTS

Futures contracts are standardized agreements traded on commodity exchanges that call for the future delivery of the commodity or financial instrument at a specified time and place. A futures trader that enters into a contract to take delivery of the underlying commodity is "long" the contract, or has "bought" the contract. A trader that is obligated to make delivery is "short" the contract or has "sold" the contract. Actual delivery on the contract rarely occurs. Futures traders usually offset (liquidate) their contract obligations by entering into equal but offsetting futures positions. For example, a trader who is long one September Treasury bond contract on the Chicago Board of Trade can offset the obligation by entering into a short position in a September Treasury bond contract on that exchange. Futures positions that have not yet been liquidated are known as "open" contracts or positions.

Futures contracts are traded on a wide variety of commodities, including agricultural products, metals, energies, livestock products, government securities, currencies and stock market indices. Options on futures contracts are also traded on U.S. and foreign commodity exchanges. The Fund concentrates its futures trading in financial instruments, such as interest rate, foreign exchange and stock index contracts, and metal and energy contracts.

                               ----  SAI 12  ----

FORWARD CONTRACTS

Currencies and other commodities may be purchased or sold for future delivery or cash settlement through banks or dealers pursuant to forward, option or swap contracts. Currencies also can be traded pursuant to futures contracts on organized futures exchanges; however, the Fund will use the dealer market in foreign exchange contracts for most of the Fund's trading in currencies. Such dealers will act as "principals" in these transactions and will include their profit in the price quoted on the contracts. Unlike futures contracts, foreign exchange contracts are not standardized. In addition, the forward market is largely unregulated. Forward contracts are not "cleared" or guaranteed by a third party. There also is no daily settlement of unrealized gains or losses on open foreign exchange contracts as there is with futures contracts on U.S. exchanges.

OPTION CONTRACTS

An option on a futures contract or on a physical commodity or currency gives the buyer of the option the right to take a position of a specified amount at a specified price in a specific underlying instrument (the "striking," "strike" or "exercise price"). The buyer of a "call" option acquires the right to take a long position (i.e., the obligation to take delivery of a specified amount at a specified price in a specific underlying instrument). The buyer of a "put" option acquires the right to take a short position (i.e., the obligation to make delivery of a specified amount at a specified price in a specific underlying instrument).

The purchase price of an option is referred to as its "premium." The seller (or "writer") of an option is obligated to take a position at a specified price opposite to the option buyer if the option is exercised. Thus, the seller of a call option must stand ready to sell (take a short position in) the underlying instrument at the striking price if the buyer should exercise the option. The seller of a put option, on the other hand, must stand ready to buy (take a long position in) the underlying instrument at the striking price if the buyer should exercise the option.

A call option is said to be "in the money" if the striking price is below current market levels, and "out of the money" if the striking price is above current market levels. Conversely, a put option is said to be "in the money" if the striking price is above current market levels, and "out of the money" if the striking price is below current market levels.

Options have limited lifespans. An option that is out of the money and not offset by the time it expires becomes worthless. Options usually trade at a premium above their intrinsic value (i.e., the difference between the market price for the underlying instrument and the striking price), because the option trader is speculating on (or hedging against) future movements in the price of the underlying instrument. As an option nears its expiration date, the market value and intrinsic value typically move into parity. The difference between an option's intrinsic value and market value is referred to as the "time value" of the option.

SWAP TRANSACTIONS

The Fund periodically enters into transactions in the forward or other markets which could be characterized as swap transactions and which may involve interest rates, currencies, securities interests, commodities and other items. A swap transaction is an individually negotiated, non-standardized agreement between two parties to exchange cash flows measured by different interest rates, exchange rates, or prices, with payments calculated by reference to a principal ("notional") amount or quantity. Transactions in these markets present risks similar to those in the futures, forward and options markets:

(1)	the swap markets are generally not regulated by any United States or foreign governmental authorities;

(2)	there are generally no limitations on daily price moves in swap transactions;

(3)	speculative position limits are not applicable to swap transactions, although the counterparties with which the Fund may deal may limit the size or duration of positions available as a consequence of credit considerations;

(4)	participants in the swap markets are not required to make continuous markets in swaps contracts; and

(5)	the swap markets are "principal markets," in which performance with respect to a swap contract is the responsibility only of the counterparty with which the trader has entered into a contract (or its guarantor, if any), and not of any exchange or clearinghouse. As a result, the Fund will be subject to the risk of the inability of or refusal to perform with respect to such contracts on the part of the counterparties with which the Fund trades.

The CFTC has adopted Part 35 to its Rules which provides non-exclusive safe harbor treatment from regulations under the Commodity Exchange Act as amended for swap transactions which meet specified criteria, over which the CFTC will not exercise its jurisdiction and regulate as futures or commodity option transactions. In addition, on December 21, 2000, the Commodity Futures Modernization Act of 2000 amended the Commodity Exchange Act so that it does not apply to any agreement, contract, or transaction in a commodity, other than an agricultural commodity (including swap transactions), if the agreement, contract, or transaction is entered into only between eligible contract participants (which includes commodity pools meeting certain

                               ----  SAI 13  ----
capitalization requirements), is subject to individual negotiation by the parties, and is not executed or traded on a trading facility. It is expected that the Fund will engage only in swap transactions for which exemptive/safe harbor relief is available to it under the CFTC policy statements or regulations, or which are otherwise excluded from the CFTC's jurisdiction. If the CTA were restricted in its ability to trade in the swap markets, the activities of the Fund, to the extent that its CTA trades in such markets on behalf of the Fund, might be materially affected.

REGULATION

The U.S. futures markets are regulated under the Commodity Exchange Act, which is administered by the CFTC, a Federal agency created in 1974. The CFTC licenses and regulates commodity exchanges, commodity pool operators, commodity trading advisors and clearing firms which are referred to in the futures industry as "futures commission merchants." The Fund is licensed by the CFTC as a commodity pool operator. Futures professionals are also regulated by the NFA, a self-regulatory organization for the futures industry that supervises the dealings between futures professionals and their customers. If its pertinent CFTC licenses or NFA memberships were to lapse, be suspended or be revoked, the Fund would be unable to act as the Fund's commodity pool operator.

The CFTC has adopted disclosure, reporting and recordkeeping requirements for commodity pool operators and disclosure and recordkeeping requirements for commodity trading advisors. The reporting rules require pool operators to furnish to the participants in their pools a monthly statement of account, showing the pool's income or loss and change in net asset value, and an annual financial report, audited by an independent certified public accountant.

The CFTC and the exchanges have pervasive powers over the futures markets, including the emergency power to suspend trading and order trading for liquidation of existing positions only. The exercise of such powers could adversely affect the Fund's trading.

The CFTC does not regulate forward contracts. Federal and state banking authorities also do not regulate forward trading or forward dealers. Trading in foreign currency forward contracts may be less liquid and the Fund's trading results may be adversely affected.

MARGIN

The Fund will use margin in its trading. In order to establish and maintain a futures position, a trader must make a type of good-faith deposit with its broker, known as "margin," of approximately 2%-10% of contract value. Minimum margins are established for each futures contract by the exchange on which the contract is traded. The exchanges alter their margin requirements from time to time, sometimes significantly. For their protection, futures brokers may require higher margins from their customers than the exchange minimums. Margin also is deposited in connection with forward contracts, but is not required by any applicable regulation.

There are two types of margin. "Initial" margin is the amount a trader is required to deposit with its broker to open a futures position. The other type of margin is "maintenance" margin. When the contract value of a trader's futures position falls below a certain percentage, typically about 75%, of its value when the trader established the position, the trader is required to deposit additional margin in an amount equal to the loss in value.

ADVANTAGES OF MANAGED FUTURES FUND INVESTMENTS

Both the futures, forward, option and swap markets and funds investing in those markets offer many structural advantages that make managed futures an efficient way to participate in global markets. The Fund believes that this investment should be considered as a medium to long-term investment and should not be purchased with the intent to redeem the investment within the first three years.

PROFIT POTENTIAL

Futures and related contracts can easily be leveraged, which magnifies the potential profit or loss.

INTEREST CREDIT

Unlike some other alternative investment funds, the Fund does not borrow money in order to obtain leverage, so the Fund does not incur any interest expense. Rather, the Fund's margin deposits are maintained in cash and cash equivalents, such as U.S. Treasury bills.

                               ----  SAI 14  ----

GLOBAL DIVERSIFICATION WITHIN A SINGLE INVESTMENT

Futures and related contracts can be traded in many countries, which makes it possible to diversify risk around the world. This diversification is available both geographically and across market sectors. For example, an investor can trade interest rates, stock indices and currencies in several countries around the world, as well as energy and metals. While the Fund itself trades across a diverse selection of global markets, an investment in the Fund is not a substitute for overall portfolio diversification.

ABILITY TO PROFIT OR LOSE IN A RISING OR FALLING MARKET ENVIRONMENT

The Fund can establish short positions and thereby profit from declining markets as easily as it can establish long positions. This potential to make or lose money, whether markets are rising or falling around the world, makes managed futures particularly attractive to sophisticated investors. Of course, if markets go higher while the Fund has a short position, the Fund will lose money until the short position is exited and vice versa.

PROFESSIONAL TRADING

TriView Capital's approach includes the following elements:

- Disciplined Money Management. The CTA selected by the Managing Member generally allocates a portion of portfolio equity to any single market position. However, no guarantee is provided that losses will be limited to these percentages.

- Balanced Risk. The Fund's capital is allocated to as many as 15 markets 24 hours a day. Among the factors considered for determining the portfolio mix are market volatility, liquidity and trending characteristics.

- Capital Management. When proprietary risk/reward indicators reach predetermined levels, the Fund may increase or decrease commitments in certain markets in an attempt to reduce performance volatility.

- Multiple Systems. While the Fund's approach is to find emerging trends and follow them to conclusion, no one system is right all of the time. The CTA utilizes a multi-system trading strategy on behalf of the Fund that divides capital among different trading systems in an attempt to reduce performance volatility and manage risk.

CONVENIENCE

Through the Fund, investors can participate in global markets and opportunities without needing to master complex trading strategies and monitor multiple international markets.

LIQUIDITY

In most cases, the underlying markets have sufficient liquidity. Some markets trade 24 hours a day when global markets are open. While there can be cases where there may be no buyer or seller for a particular contract, the Fund tries to select markets for investment based upon, among other things, their perceived liquidity. However, unexpected market illiquidity has caused major losses in recent years in such sectors as emerging markets and mortgage-backed securities. There can be no assurance that the same will not happen to the Fund at any time or from time to time.

Important Disclosures

TriView Global Fund, LLC is a registered commodity pool and is not subject to the same regulatory requirements as a mutual fund, including mutual fund requirements to provide certain daily standardized pricing and evaluation information to investors. The following should be noted:

*	The Fund is a speculative investment and involves a high degree of risk.
An investor could lose all of his/her investment.

*	The Fund is new and has no operating history.

*	An investment in the Fund is not suitable for all investors.

*	The Fund may be leveraged and the Fund's performance can be volatile.

*	A substantial portion of the Fund's trades may be executed on foreign exchanges, which could mean higher risk.

*	An investment in the Fund may be illiquid (monthly redemptions are available subject to market disruption) and there are significant restrictions on transferring interests in the Fund. There is no secondary market for an investor's investment in the Fund and none is expected to develop.

*	The Fund's fees and expenses - which may be substantial regardless of any positive return - are deducted from profits, and returns to clients will be net of fees.

*	Diversification does not assure a profit or provide a guarantee against loss in a declining market.

This summary is not a complete list of the risks and other important disclosures involved in investing in the Fund and is subject to the more complete disclosures contained in Part I of the Fund's Prospectus, which should be reviewed carefully.

                               ----  SAI 15  ----

                           TriView Global Fund, LLC


Managing Member:
TriView Capital Management, Inc.
P.O. Box 760
5914 N. 300 West
Fremont, IN  46737
(260) 833-1306

THE OFFERING OF UNITS IN TRIVIEW GLOBAL FUND, LLC (THE "FUND") CAN ONLY BE MADE IN CONJUNCTION WITH PART I OF THIS PROSPECTUS, WHICH CONTAINS IMPORTANT INFORMATION REGARDING CERTAIN RISKS ASSOCIATED WITH THE FUND AND SHOULD BE READ CAREFULLY AND RETAINED BY ANYONE CONSIDERING INVESTMENT IN THE FUND. THE UNITS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SECURITIES EXCHANGE COMMISSION, THE COMMODITY FUTURES TRADING COMMISSION, OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. AN INVESTMENT IN THE FUND IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK.

                               ----  SAI 16  ----

                                  APPENDIX I

                        Commodity Terms and Definitions

Identification of the parties and knowledge of various terms and concepts relating to trading in futures and forward contracts and this offering are necessary for a potential investor to identify the risks of investment in the Fund.

1256 Contract.  See Taxation - Section 1256 Contract.

Additional Sellers.  See definition of Selling Agent.

Associated Persons. The persons registered pursuant to the Commodity Exchange Act with the futures commission merchants, the introducing broker, the selling agent, or the additional sellers, who are eligible to service the Fund, the members and to receive continuing service fees.

Average Price System. The method approved by the Commodity Futures Trading Commission to permit the commodity trading advisor to place positions sold or purchased in a block to the numerous accounts managed by the advisor. See The Commodity Trading Advisor in the main body of the prospectus.

Best Efforts. The term to describe that the party is liable only in the event they intentionally fail or are grossly negligent in the performance of the task described.

Broker.   See definitions of Futures Commission Merchant and Introducing
Broker.

Brokerage Commission. The round turn charge to clear the trades entered for the Fund account at the futures commission merchant.

Capital means cash invested in the Fund by any member and placed at risk for the business of the Fund.

Commodity Futures trading Commission (CFTC). Commodity Futures Trading Commission, Three Lafayette Centre,

1155 21st Street, NW, Washington, D.C., 20581. An independent regulatory commission of the United States government empowered to regulate commodity futures transactions under the Commodity Exchange Act.

Commodity. Goods, wares, merchandise, produce, currencies, and stock indices that are traded on and off United States and foreign commercial exchanges. Traded commodities on U. S. Exchanges are sold according to uniform established grade standards, in convenient predetermined lots and quantities such as bushels, pounds or bales, are fungible and, with a few exceptions, are storable over periods of time.

Commodity Broker. See definitions of Futures Commission Merchant and Introducing Broker.

Commodity Exchange Act. The statute providing the regulatory scheme for trading in commodity futures and options contracts in the United States under the administration of the Commodity Futures Trading Commission which will provide the opportunity for reparations and other redress for claims.

Commodity Pool Operator (CPO). TriView Capital Management, Inc., 5914 N. 300 West, P. O. Box 760, Fremont, IN 46737, (260) 833-1306; and, Mr. Michael Pacult, 5914 N. 300 West, P.O. Box 760, Fremont, IN 46737. A person that raises capital through the sale of interests in an investment trust, Fund, corporation, syndicate or similar form of enterprise, and uses that capital to invest either entirely or partially in futures contracts.

Commodity Trading Advisor (CTA). A person or entity that renders advice about commodities or about the trading of commodities, as part of a regular business, for profit. Particularly, those who will be responsible for the analysis and placement of trades for the Fund.

Continuing Service Fee. A percentage of the Capital of the Fund paid to the selling agents who will pay their individual associated persons who work for them who have either sold the membership interests to the members or are providing services to the managing member or the other members. The managing member will pay these fees to the principal selling agent, Futures Investment Company, which will pay a share of these fees to those that sell the Units.

Daily Price Limit. The maximum permitted movement in a single direction (imposed by an exchange and approved by the CFTC) in the price of a commodity futures contract for a given commodity that can occur on a commodity exchange on a given day in relation to the previous day's settlement price, which is subject to change, from time to time, by the exchange (with CFTC approval).

Depository Agent and Depository Account. A segregated account held in the name of the corporate managing member at Star Financial Bank, 2004 N. Wayne St., Angola, IN 46703 that will hold all the subscription proceeds until such time as either the minimum is sold, the subscription is accepted or the offering is terminated and all subscriptions returned by the Bank directly to the subscriber without deduction for any expenses or fees.

Exchange for Physicals (EFP). A practice whereby positions in futures contracts may be initiated or liquidated by first executing the transaction in the appropriate cash market and then arbitraging the position into the futures market (simultaneously buying the cash position and selling the futures position, or vice versa).

Financial Industry Regulatory Authority (FINRA). The self-regulatory organization responsible for the legal and fair operation of broker dealers, such as the selling agent and such other matters within the authority granted to it by the SEC pursuant to the Securities Act of 1933.

Form K-1. The section of the Federal Income Tax Return filed by the Fund which identifies the amount of investment in the Fund, the gains and losses for the tax year, and the amount of such gains and losses reportable by a member on the member's tax return.

Fully Committed Position. Each commodity trading advisor has an objective percentage of equity to be placed at risk. In addition, the CFTC places limits upon the number of positions a single commodity trading advisor may have in commodities. When either the objective percentage of equity is placed at risk or the commodity trading advisor reaches the limit in number of positions, the account or accounts have a fully committed position.

Futures Commission Merchant (FCM). The entity that solicits or accepts orders for the purchase or sale of any commodity for future delivery subject to the rules of any contract market and in connection with such solicitation or acceptance of orders, accepts money or other assets to margin, guarantee, or secure any trades or contracts that result from such orders for a commission. The introducing broker is responsible for the negotiation and payment of the commission to the futures commission merchant.

Futures Contract. A contract providing for (1) the delivery or receipt at a future date of a specified amount and grade of a traded Commodity at a specified price and delivery point, or (2) cash settlement of the change in the value of the contract. The terms of these contracts are standardized for each commodity traded on each exchange and vary only with respect to price and delivery months. A futures contract should be distinguished from the actual physical commodity, which is termed a cash commodity. Trading in futures contracts involves trading in contracts for future delivery of commodities and not the buying and selling of particular physical lots of commodities. A contract to buy or sell may be satisfied either by making or taking delivery of the commodity and payment or acceptance of the entire purchase price therefore, or by offsetting the contractual obligation with a countervailing contract on the same exchange prior to delivery.

Futures Investment Company. The principal selling agent, 5914 N. 300 West, P.O. Box 760, Fremont, IN 46737 Mr. Michael Pacult, one of the managing members and the principal of TriView Capital Management, Inc., the other managing member, is a 50% shareholder and one of the principals of Futures Investment Company. His spouse holds the other 50% and is also a principal.

Gross Profits. The income or loss from all sources, including interest income and profit and loss from non-trading activities, if any.

Initial Closing. When the minimum offering amount has been raised and depository account funds are released to the Fund for commencement of trading.

Introducing Broker (IB). Futures Investment Company, 5914 N. 300 West, P.O. Box 760, Fremont, IN 46737. An entity that pays the brokerage commissions and is responsible for introducing trades to MF Global Inc. as a futures commission merchant.

Managing Member. TriView Capital Management, Inc., 5914 N. 300 West, P. O. Box 760, Fremont, IN 46737, (260) 833-1306; and, Mr. Michael Pacult, 5914 N.
300 West, P.O. Box 760, Fremont, IN 46737.  They manage the fund.

Member. Persons who have invested and admitted as Members without management authority pursuant to the Fund agreement.

Margin. A good faith deposit with a broker to assure fulfillment of the terms of a futures contract. Does not limit or define the amount of the risk or loss.

Margin Call. A demand for additional monies to hold positions taken to maintain a customer's account in compliance with the requirements of a particular commodity exchange or a futures commission merchant.

Minimum Offering/Maximum Offering. The Minimum is the amount required to be invested before trading will commence, and the Maximum is the amount the managing member establishes as the amount that will terminate this offering. The managing member my elect to register additional membership interests or terminate the offering at anytime.

National Futures Association (NFA). The self regulatory organization that is responsible for the legal and fair operation of commodity pool operators, such as the managing member of the Fund, commodity trading advisors, such as the trader for the Fund, introducing brokers, such as the introducing broker for the Fund, for futures commission merchants, such as the clearing broker of the Fund, and such other matters within the authority granted to it by the CFTC pursuant to the Commodity Exchange Act.

Net Assets or Net Asset Value means the total assets, including all cash and cash equivalents (valued at cost plus accrued interest and earned discount), including investments in U.S. Treasuries, cash management funds that invest in only U.S. Treasuries, and foreign treasuries held with the respective issuing department of treasury, less total liabilities, of the Fund (each determined on the basis of generally accepted accounting principles, consistently applied under the accrual method of accounting or as required by applicable laws, regulations and rules including those of any authorized self regulatory organization). See Appendix A, The LLC Operating Agreement.

Net Unit Value. The net assets of the Fund divided by the total number of units of membership interests outstanding.

Net Gains.  The net profit from all sources.

New Net Profit. The amount of income earned from trading, less the trading losses and brokerage commissions and fees paid to clear the trades which are incurred or accrued during the then current accounting period. See Charges to the Fund.

Net Worth. The excess of total assets over total liabilities as determined by generally accepted accounting principles. Net worth for a prospective investor shall be exclusive of home, home furnishings and automobiles.

North American Securities Administrators Association, Inc. (NASAA). The association of securities administrators of the fifty United States that establish guidelines and procedures for the review of the sale of securities within their State. NASAA has established guidelines for the review of commodity pools, such as the Fund.

Offering Expenses. The expenses required to register units with the Securities and Exchange Commission, including the preparation of the Form S-1 and the filing with various State securities agencies and the printing of a Prospectus. North American Securities Administrator Association Guidelines for Commodity Pools define offering and organizational expenses to include selling commissions and redemption fees as well; and, for purposes of limitation, the total expenses cannot exceed 15% of capital raised pursuant to the offering. The offering expenses do not include the first year's accounting, legal and other operating costs.

Option Contract. An option contract gives the purchaser the right (as opposed to the obligation) to acquire (call) or sell (put) a given quantity of a commodity or a futures contract for a specified period of time at a specified price to the seller of the option contract. The seller has unlimited risk of loss while the loss to a buyer of an option is limited to the amount paid (premium) for the option.

Organizational Expenses. The costs to form the Fund and qualify it to do business, which are expensed as incurred for GAAP accounting purposes and are immaterial.

Members.  All managing members and all members in the Fund.

Fund or Limited Liability Company or Commodity Pool or Pool or Fund. The TriView Global Fund, LLC, evidenced by Appendix A to this Prospectus, 505 Brookfield Drive, Dover, DE 19901, (800) 331-1532.

Position Limits. The Commodity Futures Trading Commission has established maximum positions that can be taken in some, but not in all commodity markets, to prevent the corner or control of the price or supply of those commodities. These maximums are is called position limits.

Principal. Mr. Michael Pacult, one of the managing members and the principal of the corporate managing member. Mr. Pacult is also a principal of the principal selling agent, Futures Investment Company.

Round-turn Trade. The initial purchase or sale of a futures or forward contract and the subsequent offsetting sale or purchase of such contract.

Round-turn Commission. The brokerage cost for the open and close of a trade in a single contract defined by the exchange or other entity as to contract size and duration of position.

Redemption. The right of a member to tender its membership interests to the Fund for surrender at the net unit value. See the LLC Operating Agreement attached as Appendix A.

Scale in Positions. In some situations, the positions desired to be taken on behalf of the Fund and other accounts under management will be too large to be executed at one time. The trading advisor intends to take positions at different prices, at different times and allocate those positions on a ratable basis in accordance with rules established by the Commodity Futures Trading Commission. This procedure is defined as to scale in positions. The same definition and rules apply when the trading advisor elects to exit a position.

Securities and Exchange Commission (SEC). The United States authority that regulates the sale of securities to the public, including the Units to be sold by the Fund pursuant to this prospectus.

Selling Agent. The FINRA member broker dealer, Futures Investment Company, 5914 N. 300 West, P.O. Box 760, Fremont, IN 46737, and any other selling agents selected by it and the managing member to offer the membership interests for sale. See Plan of Distribution.

Taxation - Section 1256 Contract is defined to mean: (1) any regulated futures contract (RFC); (2) any foreign currency contract; (3) any non-equity option; and (4) any dealer equity option. The term RFC means a futures contract whether it is traded on or subject to the rules of a national securities exchange which is registered with the Securities and Exchange Commission, a domestic board of trade designated as a contract market by the Commodity Futures Trading Commission or any other board of trade, exchange or other market designated by the Secretary of Treasury (a qualified board of exchange) and which is marked-to-market to determine the amount of margin which must be deposited or may be withdrawn. A "foreign currency contract" is a contract which requires delivery of, or the settlement of, which depends upon the value of foreign currency which is currency in which positions are also entered at arm's length at a price determined by reference to the price in the interbank market. (The Secretary of Treasury is authorized to issue regulations excluding certain currency forward contracts from marked-to-market treatment.) A non-equity option means an option which is treated on a qualified board or exchange and the value of which is not determined directly or indirectly by reference to any stock (or group of stocks) or stock index unless there is in effect a designation by the Commodity Futures Trading Commission of a contract market for a contract bond or such group of stocks or stock index. A dealer equity option means, with respect to an options dealer, only a listed option which is an equity option, is purchased or granted by such options dealer in the normal course of his activity of dealing in options, and is listed on the qualified board or exchange on which such options dealer is registered. See Federal Income Tax Aspects.

Trading Advisor.  See Commodity Trading Advisor.

Taking Positions Ahead of the Fund. The allocation of trades by other than legally accepted methods by the commodity trading advisor or other trader which favors parties who took the position unfairly.

Trading Matrix. The dollar value used by a commodity trading advisor to define the number of positions to be taken by the accounts under management. Some commodity trading advisors have different trading matrices for different sized accounts. For example, they may trade all accounts over one million in size differently than accounts under one million.

Unit. The term used to describe the initial $1,000 value and subsequent Net Asset Value of general and member interests of the Fund.

Unrealized Profit or Loss. The profit or loss that would be realized on an open position if it were closed at the current settlement price or the most recent appropriate quotation as supplied by the broker or bank through which the transaction is effected.

Underwriter. This term is not applicable to this offering. All sales of membership interests will be on a best efforts basis. The price of the units will not be guaranteed, supported or underwritten in any way. See Selling Agent.

                           State Regulatory Glossary

The following definitions are supplied by the State securities administrators responsible for the review of public futures fund (commodity pool) offerings made to residents of their respective States. They belong to the North American Securities Administrators Association, Inc. that publishes "Guidelines for the Registration of Commodity Pool Programs", such as the Fund, which contain these definitions. The following definitions are from the Guidelines; however, the managing member has made additions to, but no deletions from, some of these definitions to make them more relevant to the consideration of an investment in the Fund.

Administrator-The official or agency administering the security laws of a State. This will usually be the State of residence of the Fund or the domicile of the broker or brokerage firm which makes the offer or the residence of the potential investor.

Advisor-Any person who, for any consideration, engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of commodity contracts or commodity options. This definition applies to the commodity trading advisors and, when it provides such advice, to the managing member.

Affiliate-An Affiliate of a Person means: (a) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person; (b) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote, by such Person; (c) any Person, directly or indirectly, controlling, controlled by, or under common control of such Person; (d) any officer, director or member of such Person; or (e) if such Person is an officer, director or member, any Person for which such Person acts in any such capacity. See "Conflicts". This applies to the fact that Mr. Michael Pacult one of the managing members, is the sole shareholder and principal of the other managing member and also owns 50% of the outstanding voting shares and is a principal in the affiliated selling agent.

Capital Contributions-The total investment in a Program by a Participant or by all Participants, as the case may be. The purchase price for the membership interests.

Commodity Broker-Any Person who engages in the business of effecting transactions in commodity contracts for the account of others or for his own account. See Futures Commission Merchant and Introducing Broker.

Commodity Contract-A contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity at a specified price and delivery point.

Cross Reference Sheet-A compilation of the Guideline sections, referenced to the page of the prospectus, Program agreement, or other exhibits, and justification of any deviation from the Guidelines. This sheet is used by the State Administrator to review this prospectus.

Net Assets-The total assets, less total liabilities, of the Program determined on the basis of generally accepted accounting principles. Net Assets shall include any unrealized profits or losses on open positions, and any fee or expense including Net Asset fees accruing to the Program.

Net Asset Value Per Program Interest-The Net Assets divided by the number of Program Interests outstanding.

Net Worth-The excess of total assets over total liabilities are determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

New Trading Profits-The excess, if any, of Net Assets at the end of the period over Net Assets at the end of the highest previous period or Net Assets at the date trading commences, whichever is higher, and as further adjusted to eliminate the effect on Net Assets resulting from new Capital Contributions, redemptions, or capital distributions, if any, made during the period decreased by interest or other income, not directly related to trading activity, earned on Program assets during the period, whether the assets are held separately or in a margin account. See New Net Profit.

Organizational and Offering Expenses-All expenses incurred by the Program in connection with and in preparing a Program for registration and subsequently offering and distributing it to the public, including, but not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriter's attorneys), expenses for printing, engraving, mailing, salaries of employees while engaged in sales activity, charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, expenses of qualification of the sale of its Program Interest under Federal and State law, including taxes and fees, accountants' and attorneys' fees.

Participant-The holder of a Program Interest.  A Member in the Fund.

Person-Any natural Person, Fund, corporation, association or other legal entity.

Pit Brokerage Fee-Pit Brokerage Fee shall include floor brokerage, clearing fees, National Futures Association fees, and exchange fees. The introducing broker will pay these fees from the fixed brokerage commissions.

Program-A limited partnership, limited liability company, joint venture, corporation, trust or other entity formed and operated for the purpose of investing in Commodity Contracts. The Fund.

Program Broker-A Commodity Broker that effects trades in Commodity Contracts for the account of a Program. See the Futures Commission Merchant and Introducing Broker.

Program Interest-A membership interest or other security representing ownership in a program. The units in the Fund. See Appendix A, the LLC Operating Agreement.

Pyramiding-A method of using all or a part of an unrealized profit in a Commodity Contract position to provide margin for any additional Commodity Contracts of the same or related commodities.

Sponsor-Any Person directly or indirectly instrumental in organizing a Program or any Person who will manage or participate in the management of a Program, including a Commodity Broker who pays any portion of the Organizational Expenses of the Program, and the managing member(s) and any other Person who regularly performs or selects the Persons who perform services for the Program. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the membership interests. The term Sponsor shall be deemed to include its Affiliates.

Valuation Date-The date as of which the Net Assets of the Program are determined. For the Fund, this will be after the close of business on the last business day of each month.

Valuation Period-A regular period of time between Valuation Dates. For the Fund, this will be the close of business for each calendar month and each calendar year.

                                  APPENDIX II

                               PRIVACY STATEMENT

                           TRIVIEW GLOBAL FUND, LLC
                             505 Brookfield Drive
                             Dover, Delaware 19901
                          Telephone:  (800) 331-1532

TriView Global Fund, LLC, is committed to safeguarding the confidential information of its members. We hold all personal information provided to us in the strictest confidence. These records include all personal information that we collect from you. We have never disclosed information to nonaffiliated third parties, except to our selling agents or as directed by you or required by law and we do not anticipate any change in these procedures in the future. If we were to change this disclosure policy, we would not take such action without your permission.

A full statement of our privacy policy with respect to personal information about you is as follows:

*	We limit employee and independent contractor representatives of ours access to information in your file to only to those persons who have a business or professional reason for knowing.

*	We limit the delivery of your information to only those nonaffiliated parties who directly service your account such as selling agents, trustees and clearing brokers or as directed by you or as required by law. As examples, Federal regulations permit us to share a limited amount of information about you with a clearing brokerage firm in order to execute securities transactions on your behalf and we have implied permission from you to discuss your financial situation with our selling agents and your accountant or other professional.

*	We use our best efforts to maintain a secure office and computer environment to ensure that your information is not placed at unreasonable risk.

*	The categories of nonpublic personal information that we collect from a prospect, member, client and independent third parties depend upon the scope of the client engagement. It will include information about your personal finances, information about your health to the extent that it is needed for the planning process, information about transactions between you and third parties, and information from consumer reporting agencies.

*	For unaffiliated third parties that require access to your personal information, including financial service companies, consultants, and auditors, we also require strict confidentiality in our agreements with them and expect them to keep this information private. Federal and State regulators also may review firm records as permitted under law.

*	Personally identifiable information about you will be maintained during the time you are a member or client, and for the required time thereafter that such records are required to be maintained by Federal and State securities laws. After this required period of record retention, all such information is expected to be destroyed.

         [The balance of this page has been intentionally left blank.]

             APPENDIX A TO TRIVIEW GLOBAL FUND DISCLOSURE DOCUMENT

                           TRIVIEW GLOBAL FUND, LLC
                     a Delaware Limited Liability Company

                              OPERATING AGREEMENT

THIS FIRST AMENDED AND RESTATED OPERATING AGREEMENT is made and entered into as of the 18th day of September, 2005, by and among Triview Capital Management, Inc., a Delaware corporation (the "Corporate Managing Member"), Michael P. Pacult (the "Individual Managing Member") (collectively the Corporate Managing Member and the Individual Managing Member are called the "Managing Member"), Michael P. Pacult (the "Initial Member"), and each other party who shall execute this Agreement, whether in counterpart, by separate instrument, by grant of a power of attorney, or otherwise, as members (collectively "Members") to govern the operation of Triview Global Fund, LLC (the "Company")

                                   RECITALS:

WHEREAS, the Company was formed as a Delaware limited liability company by the filing of the Certificate of Formation by the Managing Member and Initial Member;

NOW THEREFORE, the parties hereto agree as follows:

1.	Certain Defined Terms

(a) "Disclosure Document": The Disclosure Document, Prospectus, S-1 Registration Statement, and any other form filed with any regulatory agency relating to the Offering.

(b) "Managing Member": Triview Capital Management, Inc. and Michael P. Pacult, individually.

(c) "Member": Any bona fide purchaser of Units for value who has been accepted by the Managing Member, as provided in Paragraph 6 hereof, as a Member, who takes no active role in the management of the Fund.

(d) "Net Asset Fee Net Asset Value": The Fund's net asset value as of the end of each month (without deduction for the management fee then being calculated or for any fees, including incentive fees or payables then accrued or payable, to the Managing Member) increased by the amount of distributions or redemptions from the Fund in the month for which the management fee is being calculated.

(e) "Net Asset Value": The Fund's total assets less total liabilities, determined according to the following principles, and where no principle governs, then on the basis of generally accepted accounting principles, consistently applied:

(1) Net Asset Value shall include any unrealized profit or loss on open commodity positions (including forward contracts and options on futures contracts).

(2) All open commodity positions shall be valued at their then market value which means the settlement price as determined by the exchange on which the transaction is effected or the most recent appropriate quotation as supplied by the Clearing Broker or banks through which the transaction is effected. If there are no trades on the date of the calculation due to operation of daily price fluctuation limits or due to a closing of the exchange on which the transaction is executed, the contract shall be valued at the nominal settlement price as determined by the exchange.

(3) Brokerage commissions on open positions shall be accrued one-half (on a round-turn basis) as a liability of the Fund in the month in which such positions are initiated and one-half in the month in which such positions are closed. Incentive allocations payable to the Managing Member on New Net Profit, as defined herein, shall be accrued monthly for purposes of calculating net asset value only.

(f) "Net Asset Value per Unit": Net asset value per Unit means the net asset value of the Fund's Account divided by the number of units of membership (including Managing Member) interests then outstanding.

(g) "New Net Profit": New Net Profit (for the purpose of calculating the monthly incentive allocation to be paid to the Managing Member and the CTAs) means the excess (if any) of (a) the Fund's net asset value as of the end of the month, not reduced by the current incentive allocation then being calculated or management fees over (b) the highest value of the Fund's net asset value as of the close of business on the last business day of any previous calendar month (or the commencement of trading if higher), after reduction for incentive allocations, paid or payable as of such date. New Net Profit is adjusted for redemptions and distributions since the previous month-end as of which New Net Profit existed (or the commencement of trading, as the case may be).

(h) "Offering": The offering of Units in the Fund described in the Disclosure Document to which a copy of this Agreement is attached as an exhibit.

(i) "Fund": Triview Global Fund, LLC, the limited liability company created by this Agreement.

(j) "Unit(s)": Membership interests in the Fund, as more fully explained in Paragraph 6(b) of this Agreement and, in addition (where the context so requires), the Managing Member's interests in the Fund on a Unit-equivalent basis.

(k) "Undefined Terms": Certain terms not defined herein are used with the respective meanings set forth in the Disclosure Document.

2.	Formation and Name.

The parties hereby form a limited liability company under the laws and in accordance with the Limited Liability Company Act of the state of Delaware (the "Act"). The name of the limited liability company is Triview Global Fund, LLC. The Managing Member may, without the approval of the Members, change the name of the Company. The Managing Member shall execute and file a Certificate of Formation in accordance with the provisions of the Act and execute, file and record those amendments and other documents as are or become necessary or advisable in connection with the operation of the Fund, as it determines. Each Member undertakes to furnish to the Managing Member, if the Managing Member so requests, a power of attorney which may be filed in such jurisdictions as the Managing Member may deem appropriate with the Certificate of Formation and any amendments and any additional information as is required from the Managing Member to complete any documents, including the Certificate of Formation, amendments and assumed name certificates, and to execute and cooperate in the filing, recording and publishing of those documents at the request of the Managing Member. The Managing Member shall not be required to deliver the Certificate of Formation or a certificate of ownership to each Member.

3.	Office.

The address of the office of the Fund shall be 505 Brookfield Drive, Dover, DE 19901, or such other place as the Managing Member may designate from time to time.

4.	Business.

The Fund will invest in speculative transactions involving commodity interests, which include commodity futures and forward contracts and other interests in commodities (including without limitation option contracts on futures, and cash commodities and foreign currencies). The objective of the Fund's business is appreciation of its assets through trading in such instruments.

5.	Term, Special Redemption, Dissolution and Fiscal Year.

(a) Term. The term of the Fund shall end upon the first to occur of the following: (1) receipt by the Managing Member of an election to dissolve the Fund at a specified time by a majority of the Members, notice of which is sent by registered mail to the Managing Member not less than 90 days prior to the effective date of dissolution; (2) withdrawal, insolvency, bankruptcy, legal disability or dissolution of both the Corporate and Individual Managing Member (unless the Fund is continued pursuant to Paragraph 20(c)); (3) termination of the Fund pursuant to Paragraphs 14 or 17; (4) any event which shall make it unlawful for the existence of the Fund to be continued or which requires termination of the Fund.

 (b) Special Redemption. As of the close of business of the last day of any month, should there be a decline in the net asset value per Unit to less than 50% of the initial net asset value per Unit on the date the Fund commenced trading operations the following will occur: (i) trading in the Fund will be suspended and all open positions will be closed; (ii) the CTA Advisory Agreements will be terminated; (iii) with the exception of the Managing Member, the capital accounts of all existing Fund Members will be redeemed (following the procedures for redemption defined in this document); (iv) following the redemption of Fund Member accounts, the Managing Member may, at its discretion, enter Advisory Agreements with different CTAs, and new subscriptions may be accepted into the Fund.

(c) Dissolution.   Upon the occurrence of an event causing the dissolution of the Fund, the Fund shall be dissolved and terminated. Upon dissolution, the Fund will conduct no further business, but will engage only in such activities as are necessary for the winding up of its affairs and the distribution of its assets. Upon dissolution, the Fund's open positions will be closed out in an orderly manner. Dissolution, payment of creditors and of expenses incurred in the liquidation of the Fund and distribution of the Fund assets shall be effected as soon as practicable in accordance with the Act, and the Managing Member and Members (and any assignees) shall share in the assets of the Fund, if any, pro-rata in accordance with their respective capital account balances, less any amount owing by such parties (or their respective assignees) to the Fund.

(d) Fiscal Year. The fiscal year of the Fund shall begin on January 1 of each year and end on December 31; provided, however, that the first fiscal year of the Fund shall commence on the date its Certificate of Formation is filed with the Secretary of State of Delaware and shall end on December 31 of such year.

6.	Capital Contributions; Units of Limited Liability Company Interest.

(a) Capital Contributions. The Corporate Managing Member and Individual Managing Member have each contributed $1,000 in cash to the capital of the Fund in order to form the Fund. Upon (i) the admission of Members to the Fund and (ii) the withdrawal of the Individual Managing Member, which may be done with 120 days' advance notice to the Members. The Managing Member may withdraw any interest it may have as its interest as of the then current month-end on the same terms as any Member.

(b) Units of Membership Interest. Each Managing Member has contributed $1,000 in cash to the capital of the Fund in order to form the Fund. Interests in the Fund shall be one class consisting of fifty thousand (50,000) Units of Limited Liability Company Interests ("Units" or, individually, a "Unit") of initial value of one thousand dollars $1,000 each. Fractional Units shall be rounded to the nearest ten-thousandth of a Unit for all purposes of this Agreement. The Managing Member shall, on behalf of the Fund and in accordance with the Disclosure Document of the Fund, issue and sell Units to other qualified persons (including the Managing Member and their shareholders, directors, officers and employees) pursuant to the Offering. The Managing Member and its affiliates may purchase additional Units. Prior to the commencement of trading, and for so long as the Fund is registered to sell its securities or is seeking to become registered to sell its securities in a state which requires the managing member to maintain a minimum investment in the Fund, and for so long as there remains a member from such a state that has not redeemed all its Units, either the Corporate Managing Member, the Individual Managing Member or any other Managing Member will make and maintain a capital contribution to the Fund equal to the greater of 1% of all capital contributions to the Fund or $25,000. In the event the Fund determines not to seek registration in states requiring such minimum investment, or to terminate its registration in such states and, if there are no extant investments in the Fund from members from such states, the Corporate Managing Member, the Individual Managing Member or any other Managing Member may reduce or terminate its investment in the Fund.

The Units are being sold pursuant to the Disclosure Document. The Managing Member may in the future offer additional Units for sale, and may offer other classes of Units having different terms.

Each person who subscribes for Units ("Subscriber") shall become a Member in the Fund at such time as he has: (i) subscribed and had his subscription accepted by the Managing Member for at least the minimum investment; (ii) contributed to the capital of the Fund for each Unit for which he has subscribed; and (iii) become a party to this Agreement by executing and delivering to the Managing Member such documents as the Managing Member shall require. Upon the acceptance of a Member, the Initial Member shall withdraw from the Fund and his initial capital contribution shall be refunded. After the raise of $900,000 (the "Minimum"), business shall commence and all proceeds from subscriptions shall then be available for the trading activities of the Fund and for such other proper Fund purposes as the Managing Member shall determine. The Managing Member may in its sole discretion, terminate the offering of Units at any time.

All Units are subscribed for upon receipt by the Managing Member of the Subscriber's completed and properly executed Subscription Agreement and Power of Attorney (in the form attached to the Disclosure Document as Appendix D) and a check or draft or other good funds of the Subscriber in the full amount of the Subscriber's subscription; provided however, no Unit(s) will be issued to a Subscriber until collection in full of the funds represented by the check or draft. Notwithstanding anything contained in this Agreement to the contrary, the Managing Member, in its discretion, may reject any subscription for Units in whole or in part. Each Subscriber agrees to reimburse the Fund for any expenses or losses incurred in connection with any cancellation of Units issued to him.

7.	Power of Managing Member in Connection with the Offering.

The Managing Member shall have sole and complete discretion to determine the terms and conditions of the Offering, and the Managing Member is authorized and directed to do, or cause to be done, all things which it deems necessary, desirable or appropriate in connection therewith, including, but not limited to, the execution and filing of all such documents as may be necessary to comply with the Securities Act of 1933, as amended, and all rules issued thereunder and to qualify Units for sale under the securities laws of any of the States of the United States and with any other regulatory agencies and organizations.

8.	Allocation of Profits and Losses.

(a) Maintenance of Capital Accounts. The Fund shall maintain a capital account for each Member which shall consist of such Member's initial capital contributions increased by (i) additional capital contributions, and (ii) such Member's share of profits allocated pursuant to this Paragraph 8, and decreased by (iii) distributions to each such Member, and (iv) his share of losses allocated pursuant to this Paragraph 8. The foregoing provision is intended to comply with Treasury Regulation Section 1.704-1(b) and shall be interpreted and applied in a manner consistent therewith.

(b) Allocation of Profit and Loss for Federal Income Tax Purposes. As of the end of each fiscal year, the Fund's income and expense and capital gain or loss from trading shall be allocated to the Managing Member on the same terms as any Member. The profit and loss so allocated to the Members shall be allocated among them pursuant to the following subparagraphs for federal income tax purposes. Allocations shall be pro-rata from short-term capital gain or loss and long-term capital gain or loss and operating income or loss realized and recognized by the Fund.

(1) Items of ordinary income, such as expense, such as fees, commissions and administrative expenses, shall be allocated pro-rata among the Members based on their respective capital accounts as of the end of each month in which the items of ordinary income and expense accrue.

(2) Capital gain or loss from the Fund trading activities shall be allocated as follows:

(A) Each capital account shall be increased by the amount of income allocated to the Member or his assignee pursuant to subparagraph (b)(1) above and subparagraph (4) below.

(B) Each capital account shall be decreased by the amount of expense or loss allocated to the Member or his assignee pursuant to subparagraph (b)(1) above and subparagraph (6) below and by the amount of any distribution received by the Member or his assignee with respect to the Unit, other than on redemption of Units.

(C) When a Unit is redeemed, the capital account maintained for such redeeming Member shall be decreased by the redemption amount.

(3) Capital gain shall be allocated first to each Member who has redeemed a Unit during the fiscal year up to any excess of the amount received upon redemption of the Unit over the amount in his capital account attributable to the redeemed Unit.

(4) Capital gain remaining after the allocation in subparagraph (3) shall be allocated among all Members in the ratio that each Member's capital account bears to all Members' capital accounts.

(5) Capital loss shall be allocated first to each Member who has redeemed a Unit during a fiscal year up to any excess of the amount in his capital account attributable to the redeemed Unit over the amount received upon redemption of the Unit.

 (6) Capital loss remaining after the allocation in subparagraph (5) shall be allocated among all Members in the ratio that each Member's capital account bears to all Members' capital accounts.

(7) Any gain or loss required to be taken into account in accordance with
Section 1256 of the Internal Revenue Code of 1986, as amended (the "Code"), shall be considered a realized capital gain or loss for purposes of this Paragraph 8(b). The allocations of capital gain described above shall be pro-rata between short and long-term capital gain.

(8) The tax allocations prescribed by this Paragraph 8(b) shall be made to each holder of a Unit, whether or not the holder is a substituted Member.

(9) The foregoing provisions are intended to comply with Treasury Regulation
Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such regulation.

(c) Qualified Income Offset. Notwithstanding any other provision in this Agreement, in the event at the end of any Fund taxable year any Member's capital account is adjusted for, or such Member is allocated, or there is distributed to such Member any item described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) in an amount not reasonably expected to occur at the end of such year, and such treatment creates a deficit balance in such Member's account, then without regard to any other provision of this Agreement, such Member shall be allocated all items of income and gain of the Fund for such year and for all subsequent taxable years of the Fund until such deficit balance has been eliminated. In the event that any such unexpected adjustments, allocations or distributions create a deficit balance in the capital accounts of more than one Member in any Fund taxable year, all items of income and gain of the Fund for such taxable year and all subsequent years shall be allocated among all such Members in proportion to their respective deficit capital account balances until such deficit balances have been eliminated.

(d) Code Section 754 Election. In case of a transfer (as defined in Paragraph 14(a)) of all or part of any Member's interest in the Fund, the Managing Member may but shall not be required to elect, in a timely manner, pursuant to
Section 754 of the Internal Revenue Code of 1986, as amended (the "Code") and pursuant to corresponding provisions of the applicable state and local tax laws, to adjust the basis of the assets of the Fund pursuant to Sections 734 and 743 of the Code.

(e) Expenses. The Managing Member shall advance all organizational and offering expenses. The Fund shall bear all of its operating liabilities, costs and expenses. Appropriate reserves may be created, accrued and charged against net asset value for contingent liabilities, if any, as of the date any contingent liability becomes known to the Managing Member. Any reserves shall reduce the net asset value per Unit for all purposes, including redemption.

(f) Limited Liability of Members. Each Unit, when purchased in accordance with this Agreement, shall be fully paid and non-assessable. Any provisions of this Agreement to the contrary notwithstanding, no Member shall be liable for Fund obligations in excess of the capital contributed by him plus his share of profits remaining in the Fund, if any, and any other amounts he may be liable for pursuant to the Act.

(g) Return of Members' Capital Contributions. Except to the extent that a Member shall have the right to withdraw capital in accordance with the terms of this Agreement, no Member shall have any right to demand the return of his Capital Contribution or any profits added thereto, except upon dissolution and termination of the Fund. In no event shall a Member be entitled to demand or receive property other than cash.

9.	Compensation to the Managing Member and the Commodity Trading Advisor.

(a) The Fund shall pay to the Managing Member a monthly management fee, calculated on the month-end net assets of the Fund.. The Managing Member shall determine this fee.

(b) The Fund shall pay to any CTA, a monthly net asset fee of the month-end net assets of the equity it trades for the Fund (prior to accruals for such fees). The Fund shall also pay to the CTA an incentive fee of the New Net Profit for each calendar quarter, payable on or before the 30th day of the end of a calendar quarter. The Managing Member may negotiate and determine the fees to the CTA initially selected and any other CTA selected in the future on an individual basis.

10.	Other Fees.

(a) Brokerage Commissions . The Fund shall pay a $15 round turn brokerage fee to the Fund's introducing broker(s) as commissions and costs for each transaction executed on domestic markets, or a higher amount for transactions on foreign markets, if any. Brokerage fees will not exceed the industry-wide limitation of 14% annually of the average net assets of the Fund.

(b) Continuing Service Fees. The Managing Member will be responsible for paying from its management fee continuing service fees (also known as trail commissions) to selling agents that are qualified to receive such commissions, who will perform ongoing services to members of the Fund, for as long as the investment remains in the Fund, up to a maximum of 10% of the gross subscription proceeds.

11.	Management of the Fund.

The Managing Member, to the exclusion of all Members, shall determine the policies of and conduct the business of the Fund. The Managing Member shall take such actions and enter into such contracts and agreements on behalf of the Fund as it deems necessary, including, among other things, but not limited to, the prosecution, defense and settlement of any claim, lawsuit or arbitration in which the Fund is involved, the power to enter into contracts with third parties for trading advisory services and brokerage services (which brokerage services may be performed by entities affiliated with the Managing Member but only at rates that at least match the lowest rates which might otherwise be available to the Fund) and with respect to:

(a) Retaining or replacing any futures commission merchant or introducing broker to act as the Fund's broker, and materially revising the terms or conditions upon which any futures commission merchant, or introducing broker, shall be retained;

(b) Appointing any person, including any person affiliated with the Managing Member, to act as a clearing broker, introducing broker, or otherwise to act on behalf of the Fund in connection with its transactions in commodity interests;

(c) Settling claims against the Fund;

(d) Retaining attorneys, accountants and management consultants to assist in the organization and operation of the Fund. Notwithstanding anything to the contrary, the Managing Member shall not be able to contract out the fiduciary obligation owed to Fund Members.

No Member shall be entitled to any salary, draw or other compensation from the Fund on account of his investment in the Fund. The Managing Member shall have sole discretion in determining what distributions of profits and income, if any, shall be made to the Members (subject to the allocation provisions of this Agreement), shall execute various documents on behalf of the Fund and the Members pursuant to powers of attorney and shall supervise the liquidation of the Fund if any event causing termination of the Fund occurs. In the event the Managing Member has been removed or becomes insolvent or bankrupt, the majority in interest of the Members may propose and approve of, by a majority vote, a representative to supervise the liquidation of the Fund. In order to facilitate the foregoing, each Member shall execute a special power of attorney as described in Paragraph 16.

The Managing Member may cause the Fund to directly buy, sell, hold or otherwise acquire or dispose of commodity interests, including futures contracts and options traded on exchanges or otherwise, arbitrage positions, repurchase agreements and other assets. The Managing Member, on behalf of the Fund, is authorized to enter Advisory Agreements with independent CTAs so they may, on behalf of the Fund, buy, sell, hold or otherwise acquire or dispose of commodity interests, including futures contracts and options traded on exchanges or otherwise, arbitrage positions, repurchase agreements and other assets. The Managing Member may engage, and compensate on behalf of the Fund from funds of the Fund, persons, firms or corporations, including the Managing Member and any affiliated person or entity, as in its sole judgment it shall deem advisable for the conduct and operation of the business of the Fund. Any net asset fees paid will not exceed 6% of such net assets annually. The Managing Member is specifically authorized to enter into a clearing agreement, and any other agreement which the Managing Member deems necessary or advisable, and each Member consents to the terms of those agreements (including, in particular, the fees set forth therein).

The Managing Member may subdivide or combine the Units in its discretion, provided that no subdivision or combination shall affect the aggregate net asset value of any Member's interest in the Fund.

The Managing Member has a fiduciary responsibility with respect to safekeeping of the Fund's assets regardless of whether those assets are in its immediate possession. The Managing Member may keep portions or all of the Fund's assets on deposit with the Fund's commodity or clearing brokers, the entities with which it trades in the forward markets, or any financial institution. The Managing Member shall not permit another to employ those assets in any manner other than for the exclusive benefit of the Fund.

The Managing Member shall exercise good faith in carrying out its duties and exercising its powers in regard to, or behalf of, the Fund, and shall devote such time and efforts to the furtherance of the business of the Fund as it, in its sole discretion, deems reasonably necessary and appropriate.

No Member, other than the Managing Member, its agents or affiliates, shall take part in the management, control, administration or the business of the Fund or transact any business for the Fund, and no Member shall have power to sign for or bind the Fund.


The Managing Member shall keep and retain, at the principal office of the Fund, such books and records relating to the business of the Fund as are required by the Act, by state securities administrators and the Commodity Exchange Act, as amended, and the rules and regulations promulgated thereunder.

The Managing Member may engage in other business activities and shall not be required to refrain from any other activity nor forego any profits, fees or other compensation from any such activity, including any activity as a futures commission merchant, commodity broker, a commodity pool operator or a commodity trading advisor of additional commodity pools organized to trade in security or commodity interests.

The Managing Member will not allow loans to be made by the Fund to the Managing Member or any related person; will not receive any rebates or giveups nor participate in any reciprocal business arrangements; will not allow any interest entered into by the Fund to exceed a term of one year; and will not allow the Fund to engage in using all or a part of an unrealized profit in a commodity contract position to provide a margin for any additional commodity contracts of the same or related commodities.

With exception to the fees described herein, the Managing Member will not utilize Fund funds as compensating balances for its benefit.

12.	Trading Policies and Limitations.

The Fund shall be subject to the following trading policies and limitations set forth in the Disclosure Document. The Fund will conform in all respects to the rules, regulations and guidelines of the commodity exchanges on which its trades are executed.

13.	Audits and Reports to Members; Fund Records.

The Fund's books shall be audited annually by an independent certified public accountant. The Managing Member shall, on behalf of the Fund, send to each person who was a Member at any time during the fiscal year then ended (i) within 90 days after the close of each fiscal year, certified financial statements (including a balance sheet and statement of income) of the Fund for the fiscal year then ended and (ii) within 75 days after the close of each fiscal year, such tax information as is necessary for a Member to complete his federal income tax return. The Managing Member, on behalf of the Fund, shall also send to each Member any other annual and monthly information which the CFTC may by regulation require. The Managing Member shall be responsible for and shall cause the preparation of monthly and annual reports to Members. The Managing Member is authorized to expend Fund funds and to utilize the services of employees of the Managing Member, or any of its affiliates, to provide the foregoing information and to notify the Members of other information as the Managing Member may deem appropriate.

Proper books of account and records relating to the Fund's business shall be made and kept by the Managing Member at its office as required by state securities administrators and by the Commodity Exchange Act and the rules and regulations promulgated thereunder, including balance sheets as of the end of the Fund's fiscal year and statements of income, members equity and cash flows for the year end; a statement showing total fees, compensation; brokerage commissions and expenses paid by the Fund, segregated by type and stated both in aggregate dollar terms and as a percentage of net assets. The Managing Member shall also maintain a current list of the full name and last known address of each Member, separately identifying the Managing Member and the Members in alphabetical order, and setting forth the amount of cash and a description and statement of the agreed value of any property or other services contributed by each Member and which each Member has agreed to contribute in the future, and the date on which each became a Member. Members or their duly authorized representatives may inspect, copy or receive by mail (upon payment of reasonable reproduction costs and mailing costs) such books and records during normal business hours at the principal office of the Managing Member provided that the Member gives the Managing Member reasonable notice and represents, in writing, that the list will not be used for commercial purposes. The Managing Member will preserve all Fund records for at least six (6) years.

14.	Assignability of Units;	Redemption of Units; Suspension of Trading in
Certain Events; Automatic Termination of the Fund.

(a) Assignability of Units. As used in this Agreement, the term "assignment" or "assign" shall include any assignment, transfer, mortgage, pledge, gift or hypothecation.

(1) General Restrictions on Transferability. Units held by a Member may be assigned only as permitted by law and by the provisions of this Paragraph 14(a). Neither the Fund nor the Members shall be bound by any assignment, nor shall the Fund recognize any assignee as a Unit holder for any purpose, until a counterpart of the instrument of assignment, executed and acknowledged by the parties thereto, is delivered to the Fund. No transfers may be made where, after the transfer or assignment, either the transferee/assignee or transferor/assignor would hold less than $5,000 in value of Units in the Fund, except transfers or assignments by gift, inheritance, intrafamily transfers, family dissolutions and transfers to Affiliates.

(2) Permissible Transfers. Subject to Paragraph 14(a)(1) above, no Unit holder shall assign all or any part of his Units, whether voluntarily or by operation of law, or at judicial sale or otherwise, to any person; except that a Unit holder may assign (but may not substitute the assignee as a substituted Member in his place) all or a portion of his Units to any person or entity upon written notice to the Managing Member provided that the Managing Member, in its discretion, consents to such transfer. The Managing Member shall withhold such consent only if, in the opinion of counsel designated by the Managing Member, such transfer would more likely than not result in the termination of the Fund (within the meaning of Section 708(b) of the Code) or the termination of its status as a partnership thus causing it to be taxable as a corporation (within the meaning of Section 7704 of the Code). Upon advice of counsel, the Managing Member shall eliminate or modify any restrictions on transfer or assignment at such time as the restriction is no longer in place.

(3) Substitution of Members. No assignee of all or part of the Units of any Member shall have the right to become a substituted Member except in conformity with the Act and without affecting the limited liability of Members and unless and until:

(A) his assignor has stated such intention in the instrument of assignment;

(B) the assignee has executed a counterpart of this Agreement or an instrument reasonably satisfactory to the Managing Member accepting and adopting the terms and provisions of this Agreement and has authorized the Managing Member to act as such assignee's attorneys-in-fact;

(C) in the case of an assignee or transferee who is not otherwise a Member, the Managing Member determines that the assignment complies with the laws of the State of Delaware and is in conformity with the provisions of this Agreement; and,

(D) the Managing Member consents in writing (which consent is in its sole and absolute discretion) to such person becoming a substituted Member. The Managing Member shall withhold such consent only if, in the opinion of counsel designated by the Managing Member, such substitution would more likely than not result in the termination of the Fund (within the meaning of Section 708(b) of the Code) or the termination of its status as a partnership thus causing it to be taxable as a corporation (within the meaning of Section 7704 of the Code).

(4) No transfer may be made where, after the transfer, either the transferee or the transferor holds less than the minimum number of units equivalent to an initial minimum purchase, except for transfers by gift, inheritance, intrafamily transfers, family dissolutions, and transfers to affiliates.

Any necessary amendments to this Agreement or to the Certificate of Formation reflecting the substitution of Members shall be filed promptly in the Office of the Secretary of State of the State of Delaware or in any other office appropriate for such filing pursuant to the Act. The written notice required by this Paragraph 14 shall specify the name and address of the assignee and the date of assignment and shall include a statement by the assignee that he agrees to give the above described written notice to the Managing Member upon any subsequent assignment. If the Managing Member withholds consent, an assignee shall not become a substitute Member and shall not have any of the rights of a Member, except that the assignee shall be entitled to receive that share of capital or profits and shall have the right of redemption to which his assignor would otherwise have been entitled. An assigning Member shall remain liable to the Fund as provided in the Act regardless of whether his assignee becomes a substituted Member. No assignment, transfer or disposition of Units shall be effective against the Fund or the Managing Member until the first day of the month succeeding the month in which the Managing Member receives notice of such assignment, transfer or disposition. The Managing Member may, in its discretion, waive receipt of the above described notice or waive any defect therein.

(b) Redemption of Units. A Member may request in writing ("Request for Redemption") to withdraw from the Fund part or all of his capital contribution and undistributed profits. Any such withdrawal is herein referred to as a "Redemption."

All Requests for Redemption must specify the name and address of the redeeming Member and the amount of Units sought to be redeemed. The effective date of Redemption (the "Redemption Date") shall be the close of business on the last business day of the then current month; provided that the Managing Member shall be in receipt of the written request on or before the day prior to the close of business of the last business day of the then current month. Each member shall be notified within 10 days after the second to last business day of the month if their interests have been redeemed. Payment shall be made to the Member requesting Redemption within twenty (20) days following the Redemption Date. If the Managing Member has not been in receipt of a Request for Redemption prior the close of business on or before the day prior to the last business day of the then current month, the Redemption Date for such Unit or Units may, in the Managing Member's discretion, be the close of business on the last business day of the immediately following month. Any Request for Redemption shall be mailed or delivered to the office of the Managing Member. A Request for Redemption may be revoked prior to the Redemption Date by signed written instruction to the Managing Member. The Managing Member may also, in its discretion, declare additional Redemption dates for some or all of the Units. Each member shall be notified within 10 days after the second to last business day of the month if their interests have been redeemed. Redemption of any Unit will be based on the net asset value per Unit, calculated as of the close of business (as determined by the Managing Member) on the Redemption Date. The Fund's positions in security and commodity interests will be liquidated to the extent necessary to effect redemptions.

The Managing Member will not charge a redemption fee, nor will there be a lock-in period.

Upon the Managing Member's reasonable conclusion, based on applicable regulations or controlling precedent, that the Fund's assets are "plan assets" as defined by the Department of Labor or otherwise, the Fund may call Units owned by IRAs or certain other qualified retirement plans at the net asset value per Unit of Units so held as of the close of business on the date of the call.

In addition to the limits and conditions as set forth above, the right to obtain Redemption shall be contingent upon the Fund's having property sufficient to discharge its liabilities on the date of Redemption. If the Managing Member determines that permitting the number of Redemptions sought would be detrimental to the tax status of the Fund, it may restrict the number of Redemptions to be permitted as are necessary, in its sole discretion, to not impair the Fund's tax status. Under special circumstances, including, but not limited to, the inability to liquidate positions in security or commodity interests as of or following the Redemption Date, default or delay in payments due to the Fund from commodity brokers, banks or other persons, the Fund may in turn delay payment to persons requesting Redemption of Units of the proportionate part of net asset value represented by the sums that are the subject to such default or delay. In these cases, the managing member will honor redemptions in the order the requests physically arrive at its office (first-come, first-serve). If multiple requests arrive simultaneously and there is insufficient cash to grant all the redemptions, each investor that made a redemption request will receive a redemption amount pro rated based on its Unit investment in the Fund.

(c) Automatic Termination of the Fund. The Fund will automatically terminate, as herein provided, if its net asset value per Unit declines to less than 50% of the initial net asset value per Unit, as of the last business day of any month, on the date the Fund commenced trading operations. Such termination shall occur within a reasonable period of time following the date the valuation of the net asset value per Unit, as of the last business day of the month, is made. The Members shall be notified of such termination within seven business days from the date the valuation of the net asset value per Unit, as of the last business day of the month, is made. Upon termination, the Fund's open positions will be closed out in an orderly manner.

15.	Admission of Additional Members.

Pursuant to Paragraph 14, the Managing Member may consent to and admit any assignee of Units as a substituted Member or may admit additional Members pursuant to Paragraph 6.

Additional or substitute Managing Members may be admitted to the Fund pursuant to Paragraph 20(c). Upon the admission of any substitute or additional Managing Member or Managing Members, this Agreement shall be amended (and each Member consents to such amendment) so that the provisions of this Agreement shall apply to such Managing Member or Managing Members in the same manner as now applicable to the Managing Member, to the extent practicable.

16.	Special Power of Attorney.

Each Member, in connection with his investment in the Fund, understands that by executing this Agreement, whether in counterpart, by separate instrument or otherwise, he irrevocably constitutes and appoints the Managing Member with full power of substitution, as its true and lawful attorneys-in-fact, with full power and authority in its name, place and stead, to admit additional Members to the Fund, to file, prosecute, defend, settle or compromise any litigation, claims or arbitrations on behalf of the Fund and to execute, acknowledge, swear to and deliver (as may be appropriate): (i) all certificates, conveyances and other instruments (including but not limited to articles of organization in various jurisdictions, this Agreement and any amendments hereto, agreements with third parties necessary to carry out the Fund's business, authorized amendments to each of the foregoing and a certificate or certificates of assumed name or of doing business under a fictitious business name) which the Managing Member deems appropriate and in accordance with the terms of this Agreement (including without limitation, to reflect the admission of new Members) or advisable to qualify or continue the Fund as a limited liability company in the jurisdictions in which the Fund may conduct business or which may be required to be filed by the Fund or the Member under the laws of any jurisdiction; (ii) all instruments which the Managing Member deems appropriate to reflect a reorganization or refiling of the Fund in a different jurisdiction, provided that such reorganization or refiling does not result in a material change in the rights of the Members; and (iii) all conveyances and other instruments which the Managing Member deems appropriate to reflect the dissolution and termination of the Fund.

Each Member understands that the foregoing grant of authority is a special power of attorney coupled with an interest, is irrevocable, and shall survive the dissolution of a Member. Each Member agrees to be bound by any representation made by the Managing Member and by any successor thereto, acting in good faith pursuant to such Power of Attorney, and each Member hereby waives any and all defenses which may be available to contest, negate or disaffirm the action of the Managing Member, and any successor thereto, taken in good faith under such Power of Attorney. In addition to this Power of Attorney, each Member agrees to execute a special Power of Attorney on a document separate from this Agreement. The form of Power of Attorney to be executed is included in the Subscription Agreement and Power of Attorney attached to the Memorandum. In the event of any conflict between this Agreement and any instruments filed by such attorney pursuant to the Power of Attorney granted in this Paragraph 16, this Agreement shall control.

17.	Withdrawal of a Managing Member and/or Member.

The Fund shall be dissolved and terminated upon the withdrawal, dissolution, admitted or court decreed insolvency or the removal of both the Corporate and Individual Managing Member unless the Fund is continued pursuant to the terms of Paragraph 20(c). In addition, either Managing Member may withdraw from the Fund at any time upon 120 days prior written notice by first class mail, postage prepaid, to each Member. If both Managing Members withdraw and a majority of the remaining Members elect to continue the Fund, the withdrawing Managing Members shall pay all expenses incurred as a result of their withdrawal.

A Member will cease to be a Member upon redemption or assignment of all of such Member's Units. The withdrawal, insolvency or dissolution of a Member shall not terminate or dissolve the Fund, and a Member, or its representative shall have no right to withdraw or demand an accounting of the value of the Member's interest in the Fund except as provided in Paragraph 14. Each Member (and any assignee of a Member's interest) waives on behalf of itself and its successors the furnishing of any inventory, accounting or appraisal of the assets of the Fund and any right to an audit.

18.	Indemnification.

 (a) By the Fund. The Managing Member, and any affiliates of the Managing Member engaged in the performance of services on behalf of the Fund, shall be indemnified for any liability, loss or expense (including attorney's fees, judgments and amounts paid in settlement) suffered by the Managing Member or such affiliates and shall have no liability to the Fund or to any Member for liability or loss suffered by the Fund which arises out of any action or inaction of the Managing Member or such affiliates if (1) the Managing Member has determined, in good faith, that such course of conduct was in the best interests of the Fund and (2) such liability or loss was not the result of negligence, misconduct or the breach of its fiduciary obligations to the members by the Managing Member or such affiliates.

Notwithstanding the foregoing, the Managing Member, and any affiliate engaged in the performance of services on behalf of the Fund, shall not be indemnified for any liability imposed by judgment, and costs associated therewith, including attorney's fees, arising from or out of a violation of state or federal securities laws or rules; provided, however, the Managing Member and its affiliates shall be indemnified for settlement and related expenses of lawsuits alleging securities law violations, and for expenses incurred in successfully defending such lawsuits, provided that a court either (1) approves the settlement and finds that indemnification of the settlement and related costs should be made, or (2) approves indemnification of litigation costs if a successful defense is made, provided, however, that the Managing Member must apprise the court of the positions of the Securities and Exchange Commission and other appropriate state securities administrators with respect to indemnification for securities laws violations before seeking court approval for indemnification.

Any amounts payable to the Managing Member or its affiliates pursuant to the foregoing are recoverable only out of the assets of the Fund and not from the Members. The Fund shall not incur the cost of that portion of liability insurance which insures the Managing Member and its affiliates for any liability as to which the Managing Member and its affiliates are prohibited from being indemnified.

Except with respect to lawsuits involving alleged securities law violations, any indemnification, unless ordered or expressly permitted by a court, shall be made by the Fund only upon a determination by independent legal counsel in a written opinion that the conduct which is the subject matter of a claim, demand or lawsuit with respect to which indemnification is sought meets the applicable standard set forth in this Paragraph 18.

Fund funds may be paid to the Managing Member and its affiliates for legal expenses and other costs incurred as a result of legal action initiated against the Managing Member or its affiliates are permissible if the following conditions are satisfied: (1) the legal action relates to the performance of duties or services by the Managing Member or its affiliates on behalf of the Fund; (2) the legal action is initiated by a third party who is not a holder of a Fund interest; (3) the Managing Member or its affiliates undertake to repay the advanced funds, together with the applicable legal rate of interest thereon, to the Fund in cases in which they would not be entitled to indemnification.

The Fund may also indemnify and hold harmless any clearing broker, or other party with which it does business to the extent their conduct does not constitute misconduct, negligence, an act or omission due to bad faith, or failure to act in good faith in the reasonable belief that their actions were in, or not opposed to, the best interests of the Fund and in accordance with the Trading Policies and the trading strategies as described in the Disclosure Document.

(b) By the Members. In the event the Fund is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with any Member's (or assignee's) actions unrelated to the Fund's business, the Member (or assignees, cumulatively) shall indemnify and reimburse the Fund for all loss and expense incurred, including reasonable attorney's fees.

In the event the Fund advances funds on behalf of the Managing Member, and the Managing Member is not entitled to indemnification, the Managing Member will repay the funds together with applicable legal interest.

19.	Designation of Tax Matters Partner.

The Corporate Managing Member is hereby designated as Tax Matters Partner (pursuant to Code Section 6231(a)(7)). In the event that the Corporate Managing Member assigns, transfers or conveys its entire interest in the Fund or resigns or withdraws as a Managing Member pursuant to this Agreement, the successor Managing Member will be designated Tax Matters Partner. The Corporate Managing Member, in its sole discretion, will have the power to appoint any other Member Tax Matters Partner; provided, however, that no appointment will have the effect of causing the Fund to be classified for Federal income tax purposes as an association taxable as a corporation or will have the effect of causing the Fund to be classified as a general partnership under the laws of Delaware or any jurisdiction in which the Fund is conducting business. The Fund hereby indemnifies and holds harmless the Corporate Managing Member from and against any claim, loss, expense, liability, action or, damage resulting from its acting, or its failure to take any action, as the Tax Matters Partner, provided that any such action or failure to act is not due to the fraud, negligence, breach of fiduciary duty, bad faith or misconduct of the Corporate Managing Member.

(a) Notice. The Tax Matters Partner will notify all Members of the commencement of any Fund tax audit and of a financial Fund administrative adjustment, if any, within 14 days of its receipt of such notices from the Internal Revenue Service (the "Service").

(b) Members Audit Waiver. The Members hereby waive any right to negotiate or enter into a settlement agreement with the Service in any Fund tax audit proceeding. All such negotiations will be conducted solely by the Tax Matters Partner. Any settlement agreement between the Service and a Member, regarding an adjustment of any Fund item, will be null and void unless such Member has obtained the prior written consent of the Tax Matters Partner.

(c) Audit Expenses. All expenses incurred by the Tax Matters Partner in participating in any Fund tax audit or contesting any adjustment proposed by the Service will be borne by the Fund.

(d) Members Petition Waivers. The Members hereby waive any rights to file a petition for a readjustment of Fund items pursuant to Code Section 6226, unless the Tax Matters Partner, in its sole discretion, does not file such a petition within 90 days of its receipt of a notice of a final Fund administrative adjustment and unless such petition is filed in the appropriate Federal District Court in the State of Delaware.

20.	Amendments; Meetings.

(a) Amendments with Consent of the Managing Member. If at any time during the term of the Fund the Managing Member deems it necessary or desirable to amend this Operating Agreement, it may proceed to do so, provided that the amendment shall be effective only if embodied in an instrument signed by the Managing Member and by Members owning more than 70% of the Units then owned by the Members and if made in accordance with and to the extent permissible under the Act. The approval of the Members may be obtained by the Managing Member by means of a written notice to the Members requiring each Member to respond to the Managing Member in the negative by a specified time or to be deemed to have approved of the proposed amendment if such negative response is not received by such specified time. Any supplemental or amendatory agreement shall be adhered to and have the same effect from and after its effective date as if the same had originally been embodied in and formed a part of this Agreement; provided, however, that no supplemental or amendatory agreement shall, without the consent of all Members, change or alter this Paragraph 20, extend the term of the Fund, reduce the capital account of any Member or modify the percentage of profits, losses or distributions to which any Member is entitled. In addition, reduction of the capital account of any assignee or modifications of the percentage of profits, losses or distributions to which an assignee is entitled shall not be affected by amendment or supplement to this Agreement without the assignee's consent. No meeting procedure or specified notice period is required in the case of amendments made with the consent of the Managing Member; it being agreed and understood that mere receipt of an adequate number of unrevoked consents (or negative approvals, as provided above) are sufficient. The Managing Member may amend this Agreement without the consent of the Members in order to:

(i) clarify any inaccuracy, ambiguity or reconcile any inconsistency (including any inconsistency between this Agreement and the Disclosure Document);

(ii) add to the representations, duties or obligations of the Managing Member or surrender any right or power of the Managing Member for the benefit of the Members;

(iii) delete or add any provision of this Agreement required to be deleted or added by the staff of the Securities and Exchange Commission or other federal agency or any state securities official or similar official or in order to opt to be governed by any amendment or successor statute to the Act;

(iv) change the name of the Fund or the location of the principal place of business of the Fund;

(v) change this Agreement in any manner that is appropriate or necessary to qualify or maintain the qualification of the Fund as a limited liability company in which the Members have limited liability under the laws of any state or that is appropriate or necessary to ensure that the Fund will not be treated as an association taxable as a corporation for federal income tax purposes;

(vi) change this Agreement in any manner that does not adversely affect the Members in any material respect or that is required or contemplated by other provisions of this Agreement;

(vii) make any amendment that is appropriate or necessary, in the opinion of the Managing Member, to conform this Agreement to any requirement of law or to prevent the Fund or the Managing Member or its directors or officers from in any manner being subjected to the provisions of the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, or "plan asset" regulations adopted under the Employee Retirement Income Security Act of 1974, as amended, regardless of whether substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(viii) make any other amendment similar to the foregoing; provided, that no such amendment will be adverse to the interests of the Members;

(ix) amend this Agreement to effect the interest of the allocations proposed herein to the maximum extent possible in the event of a change in the Internal Revenue Code or the interpretations thereof affecting such allocations; or

(x) make any amendment necessary so that Fund income not be deemed to constitute "unrelated business taxable income" under the Internal Revenue Code.

(b) Meetings. Upon receipt of a written request, signed by Members owning at least 10% of the Units then owned by Members, that a meeting of the Fund be called to consider any matter which the Members may vote upon pursuant to this Agreement, the Managing Member shall, by written notice to each Member of record mailed within fifteen (15) days after receipt by the Managing Member of such request, call a meeting of the Fund. The meeting shall be held at least thirty (30) but not more than sixty (60) days after the mailing of the notice, and the notice shall specify the date of, a reasonable place and time for, and the purposes of the meeting. The cost of distribution of the Notice of Meeting and Request to all Members of any such meeting will be borne by the Fund

(c) Amendments and Actions without Consent of the Managing Member. At any meeting called by the Managing Member or pursuant to Paragraph 20(b), upon the affirmative vote (which may be in person or by proxy) of the majority of the units then owned by the Members, the following actions may be taken, irrespective of whether the Managing Member concurs:

(i) this Agreement may be amended in accordance with and only to the extent permissible under the Act;

(ii) the Fund may be dissolved;

(iii) the Managing Member may be removed and replaced;

(iv) a new Managing Member or Managing Members may (to the extent permitted by the Act) be elected if the Managing Member ceases to be a Managing Member;

(v) the sale of all or substantially all of the assets of the Fund may be approved; and

(vi) any contracts with the Managing Member or any of its affiliates may be terminated on sixty (60) days notice without penalty. If the Managing Member is removed or withdraws from the Fund, its interest shall be valued on a Unit-equivalent basis and immediately redeemed.

In the event of a removal or withdrawal of the Managing Member and there is no remaining Managing Member, the Members may unanimously agree in writing to continue the business of the Fund and appoint one or more Managing Members within 90 days of such withdrawal.

(d) In the event the Fund is required to comply with Regulation 14A under the Security Exchange Act of 1934 (the proxy rules) or any successor regulation, the foregoing time periods specified in this Paragraph 20 may be altered by the Managing Member so as not to conflict therewith.

21.	Governing Law.

The validity and construction of this Agreement shall be determined and governed by the laws of the State of Delaware, without regard to conflict of laws principles. This Agreement is intended to qualify Members for limited liability as provided for under Delaware law, and all of the provisions of this Agreement shall be construed in the light of such intention.

22.	Miscellaneous.

(a) Priority Among Members. No Member shall be entitled to any priority or preference over any other Member in regard to the affairs of the Fund, except to the extent that this Agreement may be deemed to establish a priority or preference.

(b) Notices. All notices under this Agreement shall be in writing and, except as set forth in the following sentence, shall be effective upon personal delivery, or if sent by first class mail, postage prepaid addressed to the last known address of the party to whom the notice is to be given, upon the deposit of the notice in the United States mail. Requests for Redemption and notice of assignment of Units or any interest therein shall be effective upon receipt by the Managing Member.

(c) Binding Effect. This Agreement shall inure to and be binding upon all of the parties, their successors and assigns, custodians, heirs and personal representatives. For purposes of determining the rights of any Member or assignee, the Fund and the Managing Member may rely upon the Fund records as to who are Members and assignees and all Members and assignees agree that their rights shall be determined and that they shall be bound thereby, including all rights which they may have under Paragraphs 14 to 20 hereof.

(d) Captions. Captions in no way define, limit, extend or describe the scope of this Agreement nor the effect of any of its provisions.

(e) Invalidity or Unenforceability. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby.

(f) Code or Treasury Regulations. Each and every time reference is made in this Agreement to a section of the Code or Treasury Regulations, such reference shall be deemed to apply to such section of the Code or Treasury Regulations as in effect on the date hereof or as the same may be amended from time to time.

(g) Counterparts.   This Agreement may be executed in multiple counterparts,
each of which shall be deemed an original, but all of which shall constitute one instrument.

IN WITNESS WHEREOF, the parties have executed this Agreement, as of the day and year first above written, in multiple counterparts, which when taken together, shall constitute one and the same instrument.

Corporate Managing Member & Commodity Pool Operator:
TRIVIEW CAPITAL MANAGEMENT, INC.


____________________________
Michael P. Pacult
President

Initial Member:


____________________________
Michael P. Pacult

TRIVIEW GLOBAL FUND, LLC
By: TRIVIEW CAPITAL MANAGEMENT, INC.
Corporate Managing Member

By:  ____________________________
Michael P. Pacult
President

TRIVIEW GLOBAL FUND, LLC


____________________________
Michael P. Pacult
Individual Managing Member

             APPENDIX B TO TRIVIEW GLOBAL FUND DISCLOSURE DOCUMENT

                           TRIVIVEW GLOBAL FUND, LLC

                            REQUEST FOR REDEMPTION

To:	TriView Capital Management, Inc.

Managing Member   ____________________________  ____________________________
5914 N. 300 WestOur Social Security Number or	Joint Social Security Number
P. O. Box 760     Taxpayer ID Number

Fremont, IN 46737

Dear Managing Member:

The undersigned hereby requests redemption ("Redemption"), as defined in and subject to all the terms and conditions disclosed in the Offering Circular (the "Prospectus") delivered to the undersigned at the time of our purchase of membership interests (the "Units") in TriView Global Fund, LLC, (the "Fund"), of $__________________ of Units (or insert the number of Units to be Redeemed). This Redemption request must be received by you no later than ten
(10) days prior to the last business day of the month in which the Redemption is to occur. Once this Redemption request is approved and accepted by you as Managing Member, it will be paid at the Net Asset Value per Unit, as described in the Prospectus, as of the close of business at the end of the month following such approval.

The undersigned hereby represents and warrants that the undersigned is the true, lawful and beneficial owner of the Units to which this Request is made
with full power and authority to request Redemption of such Units.   Such
Units are not subject to any pledge or otherwise encumbered.

United States Taxable Members Only - Under penalty of perjury, the undersigned hereby certifies that the Social Security Number or Taxpayer ID Number indicated on this Request for Redemption is the undersigned's true, cared and complete Social Security Number or Taxpayer ID Number and that the undersigned is not subject to backup withholding under the provisions of section 3406(a)(1)(C) of the Internal Revenue Code.

Non United States Members Only - Under penalty of perjury, the undersigned hereby certifies that (a) the undersigned is not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust.

SIGNATURE(S) MUST BE IDENTICAL TO NAME(S) IN WHICH UNITS ARE REGISTERED

Please forward a fund check for the Redemption proceeds to the undersigned at:

Name	Street	City, State and Zip Code

Entity Member	Individual Member(s)


(Name of Entity)	(Signature of Member)

By:

(Authorized corporate officer, partner,	(Signature of Member)

custodian or trustee)

(Title)

             APPENDIX C TO TRIVIEW GLOBAL FUND DISCLOSURE DOCUMENT

                           TRIVIEW GLOBAL FUND, LLC

                           SUBSCRIPTION REQUIREMENTS

By executing the Subscription Agreement and Power of Attorney for TriView Global Fund, LLC (the "Fund"), each purchaser ("Purchaser") of Membership Interests (the "Units") in the Fund irrevocably subscribes for Units at a price equal to the Net Asset Value per Unit as of the end of the month in which the subscription is accepted as described in the Fund's Offering Circular dated March __, 2010 (the "Prospectus"). The minimum subscription is $25,000, however, it may be lowered to not less than $5,000 by the Managing Member; additional Units may be purchased in multiples of $1,000. Subscriptions must be accompanied by a check in the full amount of the subscription and made payable to "Special Account for the exclusive benefit of the customers of TriView Global Fund, LLC". Purchaser is also delivering to the Selling Agent an executed Subscription Agreement and Power of Attorney
(Appendix D to the Prospectus).   Upon acceptance of Purchaser's Subscription
Agreement and Power of Attorney Purchaser agrees to contribute Purchaser's subscription to the Fund and to be bound by the terms of the Fund's LLC Operating Agreement, attached as Appendix A to the Prospectus, as amended from time to time pursuant to its terms. Thereafter, upon the sale of two million ($2,000,000) of Units, the Managing Member will direct the release of funds from the depository account and the commencement of trading by the Fund. The offering will terminate one year from the date of this prospectus if the minimum is not sold, or upon two years from the date of this prospectus if the minimum is sold. However, the managing member reserves the right to change the termination date of the offering pursuant to the LLC Operating Agreement. Purchaser agrees to reimburse the Fund and the Managing Member for any expense or loss, including legal fees and court costs, incurred as a result of the cancellation of Purchaser's Units due to a failure of Purchaser to deliver good funds in the amount of the subscription price. By execution of the Subscription Agreement and Power of Attorney, pursuant to the terms of the offering, Purchaser shall have executed the LLC Operating Agreement.

As an inducement to the Managing Member to accept this subscription, Purchaser (for the Purchaser and, if Purchaser is an entity, on behalf of and with respect to each of Purchaser's shareholders, partners or beneficiaries), by executing and delivering Purchaser's Subscription Agreement and Power of Attorney, represents and warrants to the Managing Member, the Commodity Broker and the Selling Agent who solicited Purchaser's subscription and the Fund, as follows:

(a)	Purchaser is of legal age to execute the Subscription Agreement and
Power of Attorney and is legally competent to do so. Purchaser acknowledges that Purchaser has received a copy of the Prospectus, including the LLC Operating Agreement, prior to subscribing for Units.

(b)	All information that Purchaser has heretofore furnished to the Managing
Member or that is set forth in the Subscription Agreement and Power of Attorney submitted by Purchaser is correct and complete as of the date of such Subscription Agreement and Power of Attorney, and if there should be any change in such information prior to acceptance of Purchaser's subscription, Purchaser will immediately furnish such revised or corrected information to the Managing Member.

(c)	Unless (d) or (e) below is applicable, Purchaser's subscription is made with Purchaser's funds for Purchaser's own account and not as trustee, custodian or nominee for another.

(d)	The subscription, if made as custodian for a minor, is a gift Purchaser has made to such minor and is not made with such minor's funds or, if not a gift, the representations as to net worth and annual income set forth below apply only to such minor.

(e)	If Purchaser is subscribing in a representative capacity, Purchaser has full power and authority to purchase the Units and enter and be bound by the Subscription Agreement and Power of Attorney on behalf of the entity for which he is purchasing the Units, and such entity has full right and power to purchase such Units and enter and be bound by the Subscription Agreement and Power of Attorney and become a Member pursuant to the LLC Operating Agreement which is attached to the Prospectus as Appendix A.

(f) Purchaser either is not required to be registered with the Commodity Futures Trading Commission ("CFTC") or to be a member of the National Futures Association ("NFA") or if required to be so registered is duly registered with the CFTC and is a member in good standing of the NFA.

(g) If the undersigned is acting on behalf of an "employee benefit plan," as defined in and subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "plan" as defined in and subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") (a "Plan"), the individual signing this Subscription Agreement and Power of Attorney on behalf of the undersigned hereby further represents and warrants as, or on behalf of, the Plan responsible for purchasing units (the "Plan Fiduciary") that: (a) the Plan Fiduciary has considered an investment in the Fund for such plan in light of the risks relating thereto; (b) the Plan Fiduciary has determined that, in view of such considerations, the investment in the Fund is consistent with the Plan Fiduciary's responsibilities under ERISA; (c) the Plan's investment in the Fund does not violate and is not otherwise inconsistent with the terms of any legal document constituting the Plan or any trust agreement thereunder;
(d) the Plan's investment in the Fund has been duly authorized and approved by all necessary parties; (e) none of the Managing Member, the Fund's advisors, the Fund's cash manager, the Fund's futures brokers, any selling agent, any of their respective affiliates or any of their respective agents or employees:
(i) has investment discretion with respect to the investment of assets of the Plan used to purchase units; (ii) has authority or responsibility to or regularly gives investment advice with respect to the assets of the Plan used to purchase units for a fee and pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to the Plan and that such advice will be based on the particular investment needs of the Plan; or (iii) is an employer maintaining or contributing to the Plan; and (f) the Plan Fiduciary (i) is authorized to make, and is responsible for, the decision to invest in the Fund, including the determination that such investment is consistent with the requirement imposed by Section 404 of ERISA that Plan investments be diversified so as to minimize the risks of large losses, (ii) is independent of the Managing Member, the Fund's advisors, the Fund's cash manager, the Fund's futures brokers, any selling agent, each of their respective affiliates, and (iii) is qualified to make such investment decision. The undersigned will, at the request of the Managing Member, furnish the Managing Member with such information as the Managing Member may reasonably require to establish that the purchase of the units by the Plan does not violate any provision of ERISA or the Code, including without limitation, those provisions relating to "prohibited transactions" by "parties in interest" or "disqualified persons" as defined therein.

(h) If the undersigned is acting on behalf of a trust (the "Subscriber Trust"), the individual signing the Subscription Agreement and Power of Attorney on behalf of the Subscriber Trust hereby further represents and warrants that an investment in the Trust is permitted under the trust agreement of the Subscriber Trust, and that the undersigned is authorized to act on behalf of the Subscriber Trust under the trust agreement thereof.

(i) Purchaser represents and warrants that purchaser has (i) a net worth of at least $250,000 (exclusive of home, furnishings and automobiles) or (ii) an annual gross income of at least $70,000 and a net worth (similarly calculated) of at least $70,000. Residents of the following states must meet the requirements set forth below (net worth in all cases is exclusive of home, furnishings and automobiles). In addition, purchaser may not invest more than 10% of his net worth (exclusive of home, furnishings and automobiles) in the Fund.

State Suitability Requirements

1.	California-Net worth of at least $250,000 or a net worth of at least
$70,000 and annual taxable income of at least $70,000.

2.	Nebraska-Net worth of at least $250,000 or a net worth of at least
$70,000 and annual taxable income of at least $70,000.

3.	South Carolina-Net worth of at least $250,000 or a net income in the preceding year some portion of which was subject to maximum federal and State income tax.

4.	Texas-Net worth of at least $250,000 or a net worth of at least $70,000 and annual taxable income of at least $70,000.

In the case of sales to fiduciary accounts, the net worth and income standards may be met by the beneficiary, the fiduciary account, or, if the donor or grantor is the fiduciary, by the donor or grantor who supplies the funds to purchase the partnership interests.

The foregoing suitability standards are regulatory minimums only. Merely because you meet such requirements does not necessarily mean that a high risk, speculative and illiquid investment such as one in the Fund is, in fact, suitable for you.

             APPENDIX D TO TRIVIEW GLOBAL FUND DISCLOSURE DOCUMENT

                           TRIVIEW GLOBAL FUND, LLC

                         UNITS OF MEMBERSHIP INTEREST

                           SUBSCRIPTION INSTRUCTIONS

                    Any person considering subscribing for
            Units should carefully read and review the Prospectus.

The Units are speculative and involve a high degree of risk. No person may invest more than 10% of his or her liquid net worth (exclusive of home, furnishings and automobiles) in the Fund. No entity-and, in particular, no ERISA plan-may invest more than 10% of its liquid net worth (readily marketable securities) in the Fund. If a purchaser is allowed to purchase less than $25,000 in Units, then the purchaser must have a minimum annual gross income of $70,000 and a minimum net worth of $70,000 or, in the alternative, a minimum net worth of $250,000. The offering will terminate one year from the date of this prospectus if the minimum is not sold, or upon two years from the date of this prospectus if the minimum is sold. However, the managing member reserves the right to change the termination date of the offering pursuant to the LLC Operating Agreement.

A Subscription Agreement and Power of Attorney Signature Page (the "Signature Page") is attached to these Subscription Instructions and the following Subscription Agreement and Power of Attorney. The Signature Page is the document which you must execute if you wish to subscribe for Units. One copy of such Signature Page should be retained by you for your records and the others delivered to your Registered Representative.

FILL IN ALL OF THE INFORMATION ON THE ATTACHED SIGNATURE PAGE, USING BLACK INK ONLY, AS FOLLOWS

Item 1	-	Enter the dollar amount of the purchase.

Items 2 - 7	-	Enter the Social Security Number or Taxpayer ID Number and
check the appropriate box to indicate the type of individual ownership desired or of the entity that is subscribing. In the case of joint ownership, either Social Security Number may be used.

The Signature Page is self-explanatory for most ownership types; however, the following specific instructions are provided for certain of the ownership types identified on the Signature Page:

Trusts-Enter the trust's name on Line 3 and the trustee's name on Line 4, followed by "Ttee." If applicable, use Line 7 also for the custodian's name. Be sure to furnish the Taxpayer ID Number of the trust.

Custodian Under Uniform Gifts to Minors Act-Complete Line 3 with the name of minor followed by "UGMA." On Line 7, enter the custodian's name followed by "Custodian." Be sure to furnish the minor's Social Security Number.

Partnership or Corporation-The partnership's or corporation's name is required on Line 4. Enter a partner's or officer's name on Line 4. Be sure to furnish the Taxpayer ID Number of the partnership or corporation. A subscriber who is not an individual must provide a copy of documents evidencing the authority of such entity to invest in the Partnership.

Item 8	-	The investor(s) must execute the Subscription Agreement and
Power of Attorney Signature Page and review the representations relating to backup withholding tax or non-resident alien status underneath the signature and telephone number lines in Item 8.

Item 9-10	-	Registered Representative must complete.

The Selling Agent's copy of the Subscription Agreement and Power of Attorney
      Signature Page may be required to be retained in the Branch Office.

                           TRIVIEW GLOBAL FUND, LLC

                         UNITS OF MEMBERSHIP INTEREST

        BY EXECUTING THIS SUBSCRIPTION AGREEMENT AND POWER OF ATTORNEY
               SUBSCRIBERS ARE NOT WAIVING ANY RIGHTS UNDER THE
                   SECURITIES ACT OF 1933 OR THE SECURITIES
                             EXCHANGE ACT OF 1934

                          SUBSCRIPTION AGREEMENT AND
                               POWER OF ATTORNEY

To:	TriView Capital Management, Inc.

Managing Member

5914 N. 300 West, P. O. Box760	Social Security Number or	Joint Social
Security Number

Fremont, IN 46737	Taxpayer ID Number

Dear Managing Member:

1. Subscription For Units. I hereby subscribe for the number of Membership Units ("Units") in TriView Global Fund, LLC (the "Fund") set forth below (minimum $25,000) in the Subscription Agreement and Power of Attorney Signature Page, at a price per Unit as set forth in the Fund disclosure document dated March __, 2010, (the "Prospectus"). I have completed and executed a Subscription Agreement and Power of Attorney Signature Page in the form attached hereto as Appendix "D", and delivered the executed Subscription Documents to the Sales Agent and executed a check made payable to "Special Account for the exclusive benefit of the customers of TriView Global Fund, LLC" to be delivered by the Sales Agent to the Depository Agent by noon the second business day after receipt for deposit to the Depository Account. The Managing Member may, in its sole and absolute discretion, accept or reject this subscription, in whole or in part. If this subscription is accepted, I understand subscribers will earn additional Units in lieu of interest earned on the undersigned's subscription during any period of time, if any, such subscription is held in the depository account. If this subscription is rejected, all funds remitted by the undersigned will be returned, together with any interest earned from the depository account, if any.

2. Power of Attorney. In connection with my acceptance of an Interest in the Fund, I do hereby irrevocably constitute and appoint the Managing Member, and its successors and assigns, as my true and lawful Attorney-in-Fact, with full power of substitution, in my name, place and stead, to (i) file, prosecute, defend, settle or compromise litigation, claims or arbitration on behalf of the Fund; and, (ii) make, execute, sign, acknowledge, swear to, deliver, record and file any documents or instruments which may be considered necessary or desirable by the Managing Member to carry out fully the provisions of the LLC Operating Agreement of the Fund, which is attached as Appendix A to the Prospectus, including, without limitation, the execution of the said Agreement itself and by effecting all amendments permitted by the terms thereof. The Power of Attorney granted hereby shall be deemed to be coupled with an interest and shall be irrevocable and shall survive, and shall not be affected by, my subsequent death, incapacity, disability, insolvency or dissolution or any delivery by me of an assignment of the whole or any portion of my interest in the Fund.

3. Irrevocability; Governing Law. You may revoke your subscription for five business days after you send it to us (the "Revocation Period"). After the lapse of five business days from submission, your subscription will be irrevocable. The Units offered to you are subject to prior sale. I hereby acknowledge and agree that after the Revocation Period I am not entitled to cancel, terminate or revoke this subscription or any of my agreements hereunder and that this subscription and such agreements shall survive my death or disability. This Subscription Agreement and Power of Attorney shall be governed by and interpreted in accordance with the laws of the State of Delaware.

4. Representations and Warranties. By executing the Subscription Agreement and Power of Attorney, you (for yourself and any co-subscriber, and, if you are signing on behalf of an entity, on behalf of and with respect to that entity and its shareholders, partners, beneficiaries or members), represent and warrant to the Managing Member and the Fund as follows (As used below, the terms "you and your" refer to you and your co-subscriber, if any, or if you are signing on behalf of an entity, that entity):

 (Please initial each item to provide your acknowledgement or representation)

1.	I have received a copy of the Prospectus dated March  __, 2010, including the LLC Operating Agreement.

2.	If an individual subscriber, I am of legal age to execute the
Subscription Agreement and am legally competent to do so.

3.	I satisfy the applicable financial suitability and minimum investment requirements in the Prospectus and Appendix C, including the "State Suitability Requirements" for residents of the state in which I reside that appear under that caption.

4.	Unless representation (5) or (6) below is applicable, my subscription is made with my funds for my own account and not as trustee, custodian, or nominee for another.

5.	If I am subscribing as a custodian for a minor, either (a) the subscription is a gift I have made to that minor and is not made with that minor's funds, in which case the representations as to net worth and annual income below apply only to myself, acting as custodian, or (b) if the subscription is not a gift, the representations as to net worth, and annual income below apply only to that minor.

6.	If I am subscribing as a trustee or custodian of an employee benefit plan, or of an IRA, at the direction of the beneficiary of that plan or IRA, all representations in the Subscription Agreement apply only to the beneficiary of that plan or IRA.

7	I understand that my investment is not transferable and is illiquid except for limited redemption provisions, as set forth in the Prospectus and the LLC Operating Agreement.

8	This investment represents 10% or less of my total net worth.

9	I believe I have provided for my retirement and the support of those who are dependent on me without the need for return of my investment in this Fund.

10	I have not omitted any information in the documents supplied to my broker or sales agent that would prevent them from determining my suitability for this investment.

5.  Additional Disclosures:

The trade of futures and options on futures involves substantial risk, including the loss of your investment.

The Managing Member and the sales agent shall make every reasonable effort to determine that the purchase of units of membership interest is a suitable and appropriate investment for you, on the basis of the information regarding your financial situation and investment objectives obtained from this suitability questionnaire and subscription agreement signed and delivered by you in connection with your subscription for units. On the basis of the information provided by you, the Managing Member and the sales agent shall make every reasonable effort to ascertain that you:

(a)	meet the minimum income and net worth standards established for the
Fund;

(b)	can reasonably benefit from an investment in the Fund based on your overall investment objectives and portfolio structure;

(c)	are able to bear the economic risks of an investment in the Fund based on your overall financial situation; and

(d)	have an understanding of:

(i)	the fundamental risks of an investment in the Fund;

(ii)	the risk that you may lose your entire investment;

(iii)	the restrictions on the liquidity and transferability of the units;

(iv)	the background and qualification of the Managing Member and the Fund's commodity trading advisor; and

(v)	the tax consequences of an investment in the Fund.

                           TRIVIEW GLOBAL FUND, LLC

                         Units of Membership Interests

         Subscription Agreement and Power of Attorney - Signature Page

The investor named below, by execution and delivery of this Subscription Agreement and Power of Attorney, by payment of the purchase price for Membership Interests (the "Units") in TriView Global Fund, LLC (the "Fund"), and by either enclosing a check payable to "Special Account for the exclusive benefit of the customers of TriView Global Fund, LLC", or by instructing their brokerage firm to debit their customer securities account in the amount set forth below, hereby subscribes for the purchase of Units, at a price per Unit as set forth in the Prospectus. The named investor further, by signature below, acknowledges (i) receipt and that he has read the Prospectus of the Fund dated March ___, 2010; (ii) that such Prospectus includes the Fund's LLC Operating Agreement, the Subscription Requirements, and the Subscription Agreement and Power of Attorney set forth therein, the terms of which govern the investment in the Units being subscribed for hereby; (iii) that this subscription may be revoked within five business days after submission; and,
(iv) after the lapse of five business days from submission, this subscription will be irrevocable. Investor understands that if the account is titled "for the benefit of" ("FBO"), that the named entity will custody the Units, purchase, hold and redeem Units in the investor's account, and will receive copies of Fund application forms and statements for the benefit of the investor. By my signature below, I represent that I satisfy the requirements relating to net worth and annual income as set forth in Appendix C to the Prospectus.

1)	Account # ____________________________.  Total $ Amount
________________________________  (minimum of $25,000, unless lowered to less than $25,000 but not less than $5,000 by the Managing Member; $1,000 minimum for investors making an additional investment)

[ ] Check here if investor's securities account is to be debited.

2)	Social Security Number (SSN)	____-___-____
	Taxpayer ID #or Joint SSN	____-___-____

Taxable Investors

(check one):
[ ] Individual Ownership
[ ] Trust other than a Grantor or Revocable Trust
[ ] Joint Tenants with Right of Survivorship
[ ] Estate
[ ] UGMA/UTMA (Minor)
[ ] Tenants in Common
[ ] Community Property
[ ] Partnership
[ ] Corporation
[ ] Grantor or Other Revocable Trust

Non-Taxable Investors

(check one):
[ ] IRA
[ ] Profit Sharing
[ ] IRA Rollover
[ ] Defined Benefit
[ ] Pension
[ ] Other (specify)
[ ] SEP

3)	Investor's Name				Email:

4)
Additional Information (for Estates, Trusts, Partnerships and Corporations)

5)	Resident Address of Investor

Street (P.O. Box not acceptable)	City	State	Zip Code

6)	Mailing Address (if different)

Street	City	State	Zip Code

7)	Custodian Name and Mailing Address

Name	Street	City	State	Zip Code

Signature(s) - do not sign without familiarizing yourself with the information in the Prospectus, including: (i) the fundamental risks and financial hazards of this investment, including the risk of losing your entire investment; (ii) the Fund's substantial charges; (iii) the Fund's highly leveraged trading activities; (iv) the lack of liquidity of the Units; (v) the existence of actual and potential conflicts of interest in the structure and operation of the Fund; (vi) that Members may not take part in the management of the Fund; and (vii) and, the tax consequences of the Fund.

8)	INVESTOR(S) MUST SIGN

X						X

Signature of Investor	Date	Telephone No.	Signature of Joint Investor
						(if any)		Date

Investor must sign individually, or pursuant to a power of attorney; provided, however, that such power of attorney has not been granted to a registered representative of a Selling Agent. Executing and delivering this Subscription Agreement and Power of Attorney shall in no respect be deemed to constitute a waiver of any rights under the Securities Act of 1933 or under the Securities Exchange Act of 1934.

                         UNITED STATES INVESTORS ONLY

I have checked the following box if I am subject to backup withholding under the provisions of Section 3406(a)(1)(C) of the Internal Revenue Code: [ ]. Under the penalties of perjury, by signature above I hereby certify that the Social Security Number or Taxpayer ID Number set forth in Item 2 above is my true, correct and complete Social Security Number of Taxpayer ID Number and that the information given in the immediately preceding sentence is true, correct and complete.

                       NON-UNITED STATES INVESTORS ONLY

Under the penalties of perjury, by signature above, I hereby certify that (a) I am not a citizen or resident of the United States or (b) (in the case of an investor which is not an individual) the investor is not a United States corporation, partnership, estate or trust: [ ].

9)                    REGISTERED REPRESENTATIVE MUST SIGN

I hereby certify that I have informed the investor of all pertinent facts relating to the: risks; liquidity and marketability; management; and control of the Managing Owner with respect to an investment in the Units, as set forth in the Prospectus. I have also informed the investor of the unlikelihood of a public trading market developing for the Units. I do not have discretionary authority over the account of the investor.

I have reasonable grounds to believe, based on information obtained from the investor concerning his/her investment objectives, other investments, financial situation and needs and any other information known by me, that an investment in the Fund is suitable for such investor in light of his/her financial position, net worth and other suitability characteristics. The Registered Representative MUST sign below in order to substantiate compliance with Article III, Section 34 of the FINRA's Rules of Fair Practice.

X						X

Registered Representative Signature	Date	Office Manager Signature	Date

10)	REGISTERED REPRESENTATIVE

Name:						Selling Agent:

Reg. Rep. No.:					Branch Office:

Address:

City, State, Zip:				Tel. Number:

Facsimile:					Email:

11)	PRINCIPAL SELLING AGENT

Future Investment Company, 5914 N. 300 West, P.O. Box 760, Fremont, IN 46737,
(260) 833-1306

             APPENDIX E TO TRIVIEW GLOBAL FUND DISCLOSURE DOCUMENT

                             DEPOSITORY AGREEMENT

THIS AGREEMENT (the "Agreement") is made and entered into as of the ___ day of September, 2005, is by and among TriView Global Fund, LLC, (the "Fund"), TriView Capital Management, Inc., 5914 N. 300 West, P. O. Box 760, Fremont, IN 46737, (the "Managing Member"); Futures Investment Company, an Illinois corporation, 5914 N. 300 West, P. O. Box 760, Fremont, IN 46737 (the "Selling Agent"), and Star Financial Bank, 2004 N. Wayne St., Angola, IN 46703, a bank unaffiliated with the Fund, Managing Member or Selling Agent and otherwise within the definition of Section 3(a)(6) of the 1934 Act (the "Depository").

1.	Account Opened.  The Managing Member establishes and the Depository accepts and opens an account that will be invested in short term bank certificates of deposit that comply with SEC Rule 15c2-4 titled "Special Account for the exclusive benefit of the customers of TriView Global Fund, LLC" to clear proceeds of sale of units of membership interest (the "Units") in a best efforts minimum/maximum offering of the Fund promptly delivered by the Selling Agent from subscribers at an initial offering price of one thousand dollars ($1,000) to be held in said bank account subject to the terms of this Agreement until a total face amount of two million dollars ($2,000,000) of Units (the "Minimum") are sold and, thereafter to continue to accept proceeds of sale from subscribers sold at the Net Asset Value per Unit computed after the close of business on the last business day of each month and transferred to the Fund as of the open on the first business day of each month. The Selling Agent shall direct all subscribers to make their checks to "Special Account for the exclusive benefit of the customers of TriView Global Fund, LLC." Any instrument not so made out shall be promptly returned to the subscriber, with notice to the Selling Agent. The Selling Agent will supply Depository with a list of the subscribers to identify their name, address and amount of subscription. The Selling Agent will be solely responsible for the allocation of interest earned among the subscribers.

2.	Sale of Minimum Required.  The Selling Agent shall promptly transmit all checks and wire transfers for the purchase of Units directly to the Depository. At the time of delivery of the proceeds to the Depository, the Selling Agent shall provide the Depository with the name and address of the subscriber for the Units. Should the Minimum not be sold within twelve months from the effective date of the Offering established by the Securities and Exchange Commission (the "Offering Period") or should the offering terminate for any reason prior to the Offering Period, the Depository shall promptly return the proceeds to each subscriber plus interest as allocated by the Managing Member without deduction for costs or expenses from the amounts paid to the subscribers, and the Depository shall notify the Managing Member and the Selling Agent of its distribution of the funds. The proceeds returned to each subscriber shall be free and clear of any and all claims of the Fund or any of its creditors. The Managing Member is solely responsible for the allocation of the interest earned to the subscribers. Upon the receipt of deposits that total $2,000,000 to the account before the lapse of or termination of the Offering Period, the Depository shall deliver the proceeds plus interest by check or account transfer to the Fund and at the end of each month thereafter, the Depository shall deliver all proceeds plus interest by check or account transfer to the Fund. In no event will the proceeds be released to the Fund until the Minimum is received by the Depository in collected funds. For purposes of this Agreement, the term "collected funds" shall mean all funds received by the Depository which have cleared normal banking channels and are in the form of cash.

3.	No Creditor's Rights.  The Selling Agent and the  Managing Member,
individually and on behalf of the Fund agree that they are not entitled to any funds in the Depository account prior to the sale of the Minimum and no amounts deposited in the Depository Account shall become the property of or be subject to the debts of the Selling Agent, Managing Member, Fund or any other entity or person.

4.	Collection Procedure.  The Depository is hereby authorized to forward each check for collection and, upon collection of the proceeds of each check, deposit the collected proceeds in the account. As an alternative, the Depository may telephone the bank on which the check is drawn to confirm that the check has been paid. Any check returned unpaid shall be returned by Star Bank to the subscriber with notice to the Selling Agent. If the Fund rejects any subscription for which the Depository has already collected funds, the Depository shall promptly issue a refund check to the rejected subscriber. If the Managing Member rejects any subscription for which the Depository has not yet collected funds but has submitted the subscriber's check for collection, the Depository shall promptly issue a check in the amount of the subscriber's check to the rejected subscriber after the Depository has cleared such funds. If the Depository has not yet submitted a rejected subscriber's check for collection, the Depository shall promptly remit the subscriber's check directly to the subscriber.

5.	Depository Liability Limited.  Depository shall have no liability under, or duty to inquire into, the terms and provisions of any other document or instrument utilized in connection with the Offering, and it is agreed that the duties of Depository are purely ministerial in nature, and that Depository shall incur no liability whatsoever under this Agreement, except for acts or omissions of the Depository involving or constituting willful misconduct, fraud, gross negligence or bad faith.

6.	Depository May Resign.  Depository may, at any time, resign hereunder by giving written notice of its intent to resign to the other parties hereto, at their respective addresses set forth above, at least ten (10) days prior to the date specified for such resignation to take effect, and upon the effective date of such resignation the proceeds, including all accrued interest, shall be delivered by Depository to the person designated in writing by the Selling Agent and the Managing Member or a court of competent jurisdiction, whereupon all of Depository's obligations hereunder shall cease and terminate. Notwithstanding the foregoing, nothing in this paragraph releases Depository or relieves it of any of its obligations that existed prior to the effective date of Depository's resignation including, without limitation, liability for willful misconduct, fraud, gross negligence or bad faith. Notwithstanding the foregoing, nothing in this paragraph releases the Selling Agent or the Managing Member of their obligations under the Securities and Exchange Act including, but not limited to, Rules 15c2-4 and 10b-9.

7.	Depository Indemnification.  The Selling Agent and the Managing Member
agree to indemnify, defend and hold Depository harmless from and against any and all loss, damage, tax, liability and expense that may be incurred by Depository and arising out of or in connection with its acceptance of appointment as depository hereunder, including reasonable attorneys' fees and other legal costs and expenses of defending itself against any claim or liability in connection with its performance hereunder, except in the case of willful misconduct, fraud, gross negligence or bad faith on the part of Depository. Depository may consult with and rely on its attorneys with respect to any dispute not assumed or defended by the Selling Agent and the Managing Member and this indemnification shall include all reasonable and necessary attorneys' fees of Depository in connection with such consultation.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

TRIVIEW CAPITAL MANAGEMENT, INC.        STAR FINANCIAL BANK


By: ______________________________      By: __________________________
    Mr. Michael Pacult                      Thad Wright
    President                               Vice President

FUTURES INVESTMENT COMPANY              TRIVIEW GLOBAL FUND, LLC
By:  Triview Capital Management, Inc.


By: ______________________________      By: __________________________
    Mr. Michael Pacult                      Mr. Michael Pacult
    President                               President

             APPENDIX F TO TRIVIEW GLOBAL FUND DISCLOSURE DOCUMENT

                         INVESTMENT ADVISORY CONTRACT

                                GT Capital CTA

THIS AGREEMENT is made and entered as of this _____ day of December, 2009, between TriView Global Fund, LLC, (the "Fund") and GT Consulting, Inc. d/b/a GT Capital CTA, a California corporation (the "CTA").

                                  WITNESSETH:

In consideration of the deposit by the Fund of equity to MF Global, Inc. (the "FCM") in the name of the Fund (this account and any other accounts, which may be assigned to the CTA in the future are collectively hereinafter called the "Account") and the grant of the power of attorney on the standard form of the FCM to the CTA to permit the CTA to enter trades for the Fund in the Account and payment of management fees to and the opportunity to earn incentive fees by the CTA, the parties hereto agree as follows:

1.	The CPO shall determine the amount the Fund shall initially deposit in the Account with the FCM, or some other registered futures commission merchant, in U.S. funds equity, which the CTA agrees to manage pursuant to the terms of this Agreement. Subsequent deposits and accumulation of profits in the Account, less withdrawals and losses, shall also be subject to this Agreement. At its sole discretion, the Fund may add or withdraw funds at any time from the Account by written request to the FCM with a copy to the CTA.

2.	The CTA will cause futures contracts, and when deemed advisable, options on futures and forward contracts, to be bought and sold on behalf of the Fund in the Account. The CTA will have the authority to issue all necessary instructions to the FCM to effect trading for the Fund's Account. All such transactions shall be for the account and risk of the Fund. The CTA agrees to use its best efforts to exit all futures trades prior to delivery of any commodity that requires storage or other costs.

3.	The CTA's services are not rendered exclusively for the Fund and the
Fund agrees that the CTA is free to continue to provide and offer similar services to others. The CPO may change or add another FCM for the Account assigned to the CTA at any time upon written direction to the FCM and the CTA, and the FCM and the CTA agree to effect the transfer and sign the forms necessary to complete such change or addition, provided such transfer does not conflict with any prior agreements the CTA has with the FCM.

4.	The CTA will use its best efforts to obtain an equity run from the FCM before the opening of business the next trading day. Unless authorized in writing by the CPO, the CTA will use only the equity in the Account assigned to the CTA by the CPO for margins to hold the positions taken by the CTA. No equity in the Account assigned to the CTA will be commingled or margined, for any purpose, with any other account at the FCM. The CPO, upon written instruction to the FCM, may terminate, for any reason, the power of attorney and suspend the trading authority of the CTA to enter trades with the FCM. In the event of a termination of the power of attorney, the CTA agrees that the FCM shall accept no further instructions from the CTA but shall place the Account upon liquidation only to be handled in written instructions from the CPO to the FCM.

5.	The Fund agrees to execute, from time to time, the Acknowledgment of
Receipt of Disclosure Document from the CTA. By signing, the Fund agrees that it has received and understands and the CTA represents that it has supplied
the most recent copy of the CTA's Risk Disclosure Document.   The CTA will
promptly review the Fund offering documents submitted by the Fund to it, from time to time, and will furnish its consent, in the form requested by the Fund, to the filing of forms and offering documents with the Federal and State security and commodity regulators.

6.	The Fund will pay the CTA a monthly management fee equal 1/12 of 1% (1%
annually) of the month end net assets assigned to the CTA to trade. Assets assigned to the CTA may be maintained in the Account at the FCM, in a US Treasury Direct account, and/or in a money market fund. The CTA will be paid an incentive fee of twenty percent (20%) of the New Net Profit, as that term
is defined in the Fund's prospectus, earned each calendar quarter.   The Fund
accountant will calculate the fees subject to approval by the CTA. Interest on cash and cash equivalents such as T-Bills and money market accounts shall not be included as profits for incentive fee purposes.

7.	The Fund and the CTA agree that they have or will properly execute all necessary forms for opening the Account with the FCM; provided, however, any disputes between the Fund and the CTA will be submitted to arbitration before a single arbitrator selected by the American Arbitration Association, not the National Futures Association, and only upon written agreement of the parties at the time such dispute arises. The terms of this Agreement will supersede, and in the event of conflicts with any other agreement, the terms of this Agreement shall control. This Agreement will be governed by the laws of the State of Illinois and any dispute concerning arbitration will be resolved by a Federal or State court of competent jurisdiction located in Chicago, Illinois.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement the day and year first above written.

TriView Global Fund, LLC		GT Consulting, Inc. d/b/a GT Trader CTA
By:  TriView Capital Management, Inc.


____________________________________	____________________________________
Michael P. Pacult			Guerman Teitelbaoum
President				President

                     Dealer Prospectus Delivery Obligation

Until one year from the date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation, if any, to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

         [The balance of this page has been intentionally left blank.]

                                   FORM S-1

                          Registration No. 333-119655

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS



Item 13. Other Expenses of Issuance and Distribution.

(a)	The Selling Agreement between Futures Investment Company and the
Registrant contains an indemnification from the Managing Member to the effect that the disclosures in the Prospectus are in compliance with Rule 10b5 and otherwise true and complete. This indemnification speaks from the date of the first offering of the Units through the end of the applicable statute of limitations. The Registrant has assumed no responsibility for any indemnification to Futures Investment Company and the Managing Member is prohibited by the LLC Operating Agreement from receiving indemnification for breach of any securities laws or for reimbursement for insurance for coverage for any such claims. See Section 15.4 of the LLC Operating Agreement.

(b)	There are no indemnification agreements which are not contained in the
LLC Operating Agreement attached as Appendix A, the Selling Agreement or the Clearing Agreement.

(c)	The following reflects all expenses in connection with the issuance and distribution of the securities to be registered, other than underwriting discounts and commissions:

Expense					Cost

Registration fees			$23,000
Federal taxes				0
States taxes and fees			15,000
Trustees' and transfer agents' fees	0
Costs of printing and engraving		3,000
Legal					44,500
Accounting				65,500
Engineering
Other					49,000

					$200,000

Item 15. Recent Sales of Unregistered Securities.

None within three years.

Item 16. Exhibits and Financial Statement Schedules.

The following documents (unless indicated) are filed herewith and made a part of this Registration Statement:

(a)	Exhibits.

Exhibit

Number	Description of Document

1.01	Selling Agreement dated October 4, 2004 between the Registrant and
Futures Investment Company, the Selling Agent

2.01	None

3.01	Articles of Incorporation of the Managing Member

3.02	By-Laws of the Managing Member

3.03	Board Resolution of Managing Member to authorize formation of the
Registrant, a Delaware Limited Liability Company

3.04	By-Laws of the Registrant

3.05	LLC Operating Agreement of the Registrant (included as Appendix A to the
Prospectus)

3.05	Certificate of Formation of the Registrant

4.01	LLC Operating Agreement of the Registrant (included as Appendix A to the
Prospectus)

5.01	Opinion of The Scott Law Firm, P.A. with respect to the legality of the
Registrant Units

6.01	Not Applicable

7.01	Not Applicable

8.01	Opinion of The Scott Law Firm, P.A. with respect to Federal income tax consequences

9.01	None

10.01	Form of Advisory Agreement between the Registrant and the Commodity
Trading Advisors (included as Appendixes F, G & H to the Prospectus)

10.02	Form of Subscription Agreement and Power of Attorney (included as
Appendix D to the Prospectus)

10.03	Depository Agreement among Depository, Underwriter, and the Registrant
(included as Appendix E to the Prospectus)

11.01	Not Applicable - start-up business

12.01	Not Applicable

13.01	Not Required

14.01	None

15.01	None

16.01	Not Applicable

17.01	Not Required

18.01	Not Required

19.01	Not Required

20.01	Not Required

21.01	None

22.01	Not Required

23.01	Consent of Frank L. Sassetti & Co., Certified Public Accountants

23.02	Consent of The Scott Law Firm, P.A., Legal & Tax Counsel

23.03	Consent of Patke & Associates, Ltd.

24.01	None

25.01	None

26.01	None

27.01	Not Applicable

28.01	Not Applicable

(b)	Financial Statement Schedules.

No Financial Schedules are required to be filed herewith.

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities
Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental: change in the information set forth in the registration statement;

 (iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities
Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That the registrant is not a foreign private issuer.

(5)	That, for the purpose of determining liability under the Securities Act of 1933:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or
(b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)	Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)	The undersigned Registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of
1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A, if any pre-effective amendment was used, and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of
1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	The Managing Member has provided an indemnification to Futures
Investment Company, the best efforts selling agent. The Registrant (issuer) has not made any indemnification to Futures Investment Company.

Insofar as indemnification for liabilities under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant including, but not limited to, the Managing Member pursuant to the provisions described in Item 14 above, or otherwise, the Registrant had been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of
1933 and is, therefore, unenforceable.   In the event that a claim for
indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any such action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, in the City of Fremont in the State of Indiana on this 16th day of March, 2010, Mr. Michael Pacult, the individual managing member of the Registrant, signed this Registration Statement; and TriView Capital Management, Inc., the corporate managing member of the Registrant, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

TRIVIEW CAPITAL MANAGEMENT, INC.    TRIVIEW GLOBAL FUND, LLC
                                    BY TRIVIEW CAPITAL MANAGEMENT, INC.
                                    MANAGING MEMBER

By: /s/ Michael Pacult              By: /s/ Michael Pacult
    MR. MICHAEL PACULT                  MR. MICHAEL PACULT
    PRESIDENT                           PRESIDENT

                                    TRIVIEW GLOBAL FUND, LLC
                                    BY MR. MICHAEL PACULT
                                    MANAGING MEMBER

By: /s/ Michael Pacult              By: /s/ Michael Pacult
    MR. MICHAEL PACULT                  MR. MICHAEL PACULT

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following person on behalf of TriView Capital Management, Inc., Managing Member of the Registrant in the capacities and on the date indicated.

/s/ Michael Pacult
MR. MICHAEL PACULT
PRESIDENT

Date:  March 16, 2010

(Being the principal executive officer, the principal financial and accounting officer and the sole director of TriView Capital Management, Inc., Managing Member of the Fund)

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